Filed Pursuant to Rule 424(b)(5)
Registration No. 333-285204

The information contained in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has become effective by rule of the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT DATED NOVEMBER 5, 2025

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 5, 2025)

11,000,000 Units

NOVANTA INC.

 % TANGIBLE EQUITY UNITS

We are offering 11,000,000  % tangible equity units (“Units”). Each Unit has a stated amount of $50.00. Each Unit is comprised of (i) a prepaid stock purchase contract, and (ii) a senior amortizing note due November 1, 2028, in each case issued by us. Each amortizing note will have an initial principal amount of $   and a final installment payment date of November 1, 2028.

Unless settled earlier at your option or at our option as described herein, on November 1, 2028 (subject to postponement in certain limited circumstances, the “mandatory settlement date”), each purchase contract will automatically settle. Until the second scheduled trading day immediately preceding November 1, 2028, you may settle your purchase contracts early only under the following circumstances: (1) on or after February 1, 2026, on the second trading day immediately following the last trading day of any 20 consecutive trading day period during which the closing price of our common shares has been greater than or equal to 110% of the “threshold appreciation price” (as defined herein) then in effect on each trading day in such 20 consecutive trading day period; (2) on or after February 1, 2026, during the five business day period after any ten consecutive trading day period (the “measurement period”) in which (x) the “trading price” (as defined herein) per Unit for each trading day of the measurement period was less than 97% of the product of the closing price of our common shares and the maximum settlement rate on each such trading day and (y) the closing price of our common shares on each trading day of the measurement period was less than 70% of the “reference price” (as defined herein); or (3) upon the occurrence of specified corporate events. On the mandatory settlement date or, if settled early at your option in accordance with the foregoing conditions, we will deliver a number of our common shares, no par value, per purchase contract based on the “applicable market value” (as defined herein) of our common shares as set forth below:

•	if the applicable market value is greater than or equal to the threshold appreciation price, which is $ , you will receive shares per purchase contract;

•

if the applicable market value is greater than the reference price, which is $  , but less than the threshold appreciation price, you will receive a number of our common shares per purchase contract having a value, based on the applicable market value, equal to $50.00; and

•	if the applicable market value is less than or equal to the reference price, you will receive shares per purchase contract.

Notwithstanding the foregoing, if a “fundamental change” (as defined herein) occurs at any time prior to the second scheduled trading day immediately preceding November 1, 2028, you may settle your purchase contracts early, and if you so elect to settle your purchase contracts early in connection with such fundamental change, you will receive a number of common shares per purchase contract equal to the fundamental change early settlement rate, as described herein. We may elect to settle all, but not less than all, outstanding purchase contracts prior to November 1, 2028 at the “early mandatory settlement rate” (as defined herein).

The amortizing notes will pay you quarterly cash installments of $   per amortizing note, which cash payment in the aggregate will be equivalent to  % per year with respect to each $50.00 stated amount of Units. The amortizing notes are our direct, unsecured and unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. If we elect to settle the purchase contracts early, you will have the right to require us to repurchase your amortizing notes.

We have applied to list the Units on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “NOVTU,” subject to satisfaction of its minimum listing standards with respect to the Units. If the Units are approved for listing, we expect trading on Nasdaq to begin within 30 calendar days after the Units are first issued.

Our common shares are listed on Nasdaq under the symbol “NOVT.” On November 4, 2025, the last reported sale price of our common shares on Nasdaq was $129.33 per share.

Investing in the Units involves significant risks. See “Risk Factors” in this prospectus supplement and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

PRICE $   PER UNIT

	Per Unit	Total
Public offering price	$	$
Underwriting commission	$	$
Proceeds, before expenses, to Novanta Inc.	$	$

We have granted the underwriters an option to purchase, exercisable within a 30-day period, up to an additional 1,650,000 Units, solely to cover over-allotments, if any.

The underwriters expect to deliver the Units to purchasers on or about November     , 2025, which will be the second business day following the initial trade date for the Units (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Units prior to the trading day preceding the settlement date will be required, by virtue of the fact that the Units initially will settle T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Units who wish to trade the Units prior to the trading day preceding the settlement date should consult their own advisors.

Joint Book-Running Managers

J.P. Morgan	BofA Securities

The date of this prospectus supplement is    , 2025

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering.

To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

Unless we specifically state otherwise, the information in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, does not give effect to the transactions contemplated herein.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 25, 2025;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December  31, 2024 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 25, 2025;

•

our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 28, 2025, June 27, 2025 and September 26, 2025, filed with the SEC on May  6, 2025, August  5, 2025 and November 3, 2025, respectively;

•	our Current Reports on Form 8-K, filed with the SEC on June 2, 2025, June 9, 2025, July 2, 2025, July 11, 2025 and September 18, 2025; and

•

the description of our common shares contained in the Registration Statement on Form 8-A, filed with the SEC on February  10, 2011, as updated by the Description of Common Shares filed as Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2022, and any amendment or report which we have filed (or will file after the date of this prospectus) for purposes of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Novanta Inc.

Attn: Investor Relations

125 Middlesex Turnpike

Bedford, Massachusetts 01730

(781) 266-5137

S-iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, the matters discussed in this in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference are forward looking statements that involve risks, uncertainties and assumptions that, if they never materialize or if they prove incorrect, could cause our consolidated results to differ materially from those expressed or implied by such forward looking statements. We make such forward looking statements under the provision of the “Safe Harbor” section of the Private Securities Litigation Reform Act of 1995. Actual future results may vary materially from those projected, anticipated, or indicated in any forward-looking statements as a result of various important factors, including those set forth in this in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference under the heading “Risk Factors.” Readers should also carefully review the risk factors described in the other documents that we file with the SEC from time to time. In this in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, the words “anticipates,” “believes,” “expects,” “intends,” “future,” “estimates,” “plans,” “could,” “would,” “should,” “potential,” “continues” and similar words or expressions (as well as other words or expressions referencing future events, conditions or circumstances) identify forward looking statements. Forward looking statements also include the assumptions underlying or relating to any of the forward-looking statements. The forward looking statements contained in this in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference include, but are not limited to, statements related to: our belief that the Purchasing Managers Index may provide an indication of the impact of general economic conditions on our sales into the advanced industrial end market; our strategy; anticipated financial performance; expected liquidity and capitalization; drivers of revenue growth and our growth expectations in various markets; management’s plans and objectives for future operations, expenditures and product development, and investments in research and development; business prospects; potential of future product releases and expansion of our product and service offerings; anticipated revenue performance; industry trends; market conditions; our competitive positions; the loss of sales, or significant reduction in orders from, any major customers; our ability to contain or reduce costs; changes in economic and political conditions, including increased tariffs, interest rates and inflation; changes in accounting principles; changes in actual or assumed tax liabilities; expectations regarding tax exposures; anticipated reinvestment of future earnings and dividend policy; anticipated expenditures in regard to our benefit plans; future acquisitions, integration and anticipated benefits from acquisitions and dispositions; anticipated economic benefits and expected costs of restructuring programs; ability to repay our indebtedness; our intentions regarding the use of cash; expectations regarding legal and regulatory environmental, social and governance requirements and our compliance thereto; and other statements that are not historical facts. All forward looking statements included in this document are based on information available to us on the date hereof. We will not undertake and specifically decline any obligation to update any forward-looking statements, except as required under applicable law.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information contained elsewhere or incorporated by reference in this prospectus supplement. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, especially the “Risk Factors” section of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on February 25, 2025 before making an investment decision regarding the Units. As used in this section, the terms “we,” “us” and “our” mean Novanta Inc. and do not include any of our subsidiaries unless otherwise indicated or unless the context requires otherwise.

Overview

We and our subsidiaries are a leading global supplier of core technology solutions that give medical and advanced industrial original equipment manufacturers (“OEMs”) a competitive advantage. We combine deep proprietary technology expertise and competencies in precision medicine, precision manufacturing, robotics and automation, and advanced surgery with a proven ability to solve complex technical challenges. This enables us to engineer core components and sub-systems that deliver extreme precision and performance, tailored to our customers’ demanding applications.

We were founded and initially incorporated in Massachusetts in 1968 as General Scanning, Inc. (“General Scanning”). In 1999, General Scanning merged with Lumonics Inc. The post-merger entity, GSI Lumonics Inc., continued under the laws of the Province of New Brunswick, Canada. In 2005, we changed our name to GSI Group Inc. Through a series of strategic divestitures and acquisitions, we transformed from one that was more focused on the semiconductor industry to one that primarily develops and supplies components and sub-systems to OEMs in the medical and advanced industrial markets. We changed our name to Novanta Inc. in May 2016.

Corporate Information

Our principal executive offices are located at 125 Middlesex Turnpike, Bedford, Massachusetts 01730 and our telephone number at that address is (781) 266-5137. Our website address is www.novanta.com. The information on, or accessible through, our website is not part of this prospectus supplement or the accompanying prospectus and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus or any prospectus supplement.

THE OFFERING

The summary below describes the principal terms of the Units, the purchase contracts and the amortizing notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Units,” “Description of the Purchase Contracts” and “Description of the Amortizing Notes” sections of this prospectus supplement, together with the “Description of Debt Securities” section of the accompanying prospectus, contain a more detailed description of the terms and conditions of the Units, the purchase contracts and the amortizing notes. As used in this section, the terms “we,” “us” and “our” mean Novanta Inc. and do not include any of our subsidiaries unless otherwise indicated or unless the context requires otherwise.

The Units

Issuer	Novanta Inc., a company continued and existing under the laws of the Province of New Brunswick, Canada

Number of Units Offered	11,000,000 Units

Underwriters’ Option	We have granted the underwriters an option, exercisable within a 30-day period, to purchase up to an additional 1,650,000 Units at the public offering price less underwriting commissions. This option may be exercised by the underwriters solely to cover over-allotments, if any.

Settlement	The underwriters expect to deliver the Units to purchasers on or about November , 2025, which will be the second business day following the initial trade date for the Units (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Units prior to the trading day preceding the settlement date will be required, by virtue of the fact that the Units initially will settle T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Units who wish to trade the Units prior to the trading day preceding the settlement date should consult their own advisors.

Stated Amount of Each Unit	$50.00 for each Unit

Components of Each Unit	Each Unit is comprised of two parts:

•	a prepaid stock purchase contract issued by us (a “purchase contract”); and

•	a senior amortizing note issued by us (an “amortizing note”).

Unless settled earlier at the holder’s option or at our option, each purchase contract will, subject to postponement in certain limited circumstances, automatically settle on November 1, 2028 (such date, as so postponed (if applicable), the “mandatory settlement date”). Upon any settlement on the mandatory settlement date, we will deliver not more than     common shares and not less than      common shares per purchase contract, subject to adjustment, based upon the applicable settlement rate and applicable market value of our common shares, as described below under “Description of the Purchase Contracts—Delivery of Common Shares.”

Each amortizing note will have an initial principal amount of $ , will bear interest at the rate of % per annum and will have a final installment payment date of November 1, 2028. On each February 1, May 1, August 1 and November 1, commencing on February 1, 2026, we will pay quarterly cash installments of $ per amortizing note (except for the February 1, 2026 installment payment, which will be $ per amortizing note), which cash payment in the aggregate per year will be equivalent to % per year with respect to each $50.00 stated amount of Units.

The return to an investor on a Unit will depend upon the return provided by each component. The overall return will consist of the value of our common shares delivered upon settlement of the purchase contracts and the cash installments paid on the amortizing notes.

Each Unit May be Separated Into Its Components	Each Unit may be separated by a holder into its constituent purchase contract and amortizing note on any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the second scheduled trading day immediately preceding November 1, 2028 or, if earlier, the second scheduled trading day immediately preceding any “early mandatory settlement date.” Prior to separation, the purchase contracts and amortizing notes may only be purchased and transferred together as Units. See “Description of the Units—Separating and Recreating Units.”

A Unit May be Recreated From Its Components	If you hold a separate purchase contract and a separate amortizing note, you may combine the two components to recreate a Unit. See “Description of the Units—Separating and Recreating Units.”

Listing	We have applied to list the Units on Nasdaq under the symbol “NOVTU,” subject to satisfaction of its minimum listing standards with respect to the Units. However, we cannot assure you that the Units will be approved for listing. If approved for listing, we expect trading on Nasdaq to begin within 30 calendar days after the Units are first issued. We will not initially apply to list the separate purchase contracts or the separate amortizing notes on any securities exchange or automated inter-dealer quotation system, but we may apply to list such separate purchase contracts and separate amortizing notes in the future as described under “Description of the Units—Listing of Securities.” Prior to this offering, there has been no public market for the Units.

Our common shares are listed on Nasdaq under the symbol “NOVT.”

Use of Proceeds	We estimate that the net proceeds to us from this Units offering, after deducting underwriting commissions and estimated offering expenses payable by us, will be approximately $ million (or up to approximately $ million if the underwriters exercise their over-allotment option to purchase additional Units). We intend to use the net proceeds to strengthen the balance sheet and enhance strategic flexibility, which may include funding working capital and potential future acquisitions and investments, as well as capital expenditures, share repurchases, and other general corporate purposes. Pending use of the net proceeds from this offering described above, we intend to use a portion of the net proceeds to repay approximately $317 million of indebtedness under the Revolving Facility (defined in the section titled “Description of Certain Other Indebtedness”), which has a weighted average interest rate of 5.32% during the three months ended September 26, 2025, and to deposit the remaining balance in an account, which is currently available to us at an interest rate of approximately 3%. See “Use of Proceeds.”

Risk Factors	Investing in the Units involves significant risks. See “Risk Factors” in this prospectus supplement, as well as the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for a discussion of the factors you should carefully consider before deciding to invest in the Units.

Conflicts of Interest	J.P. Morgan Chase Bank, N.A. and Bank of America, N.A., affiliates of J.P. Morgan Securities LLC and BofA Securities, Inc., respectively, are lenders under the First Amendment (as defined herein). A portion of the net proceeds from this offering will be used to fund the repayment of our outstanding borrowings thereunder. See “Use of Proceeds.” As a result, we expect that more than 5% of the net proceeds from this offering will be received by affiliates of each of J.P. Morgan Securities LLC and BofA Securities, Inc. Therefore, this offering is being made in compliance with FINRA Rule 5121. Pursuant to Rule 5121, a “qualified independent underwriter,” as defined by the FINRA rules, must have participated in the preparation of the registration statement and performed its usual standard of due diligence with respect to that registration statement. Raymond James & Associates, Inc. is serving as a qualified independent underwriter and will assume the customary responsibilities of acting as a qualified independent underwriter in conducting due diligence and reviewing and participating in the preparation of this registration statement. Raymond James & Associates, Inc. will not receive any additional compensation for acting as a qualified independent underwriter, but we have agreed to indemnify Raymond James & Associates, Inc. against certain liabilities incurred in connection with acting as a qualified independent underwriter, including liabilities under the Securities Act. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Material United States Federal Income Tax Considerations	There is no authority directly on point regarding the characterization of the Units for U.S. federal income tax purposes and therefore the characterization of the Units for these purposes is not entirely free from doubt. We will take the position for U.S. federal income tax purposes that each Unit will be treated as an investment unit composed of two separate instruments consisting of (i) a prepaid purchase contract to acquire our common shares and (ii) an amortizing note that is our indebtedness. Under this treatment, a holder of the Units will be treated as if it held each component of the Units for U.S. federal income tax purposes. By acquiring a Unit, you will agree to treat (i) a Unit as an investment unit composed of two separate instruments in accordance with its form and (ii) the amortizing notes as our indebtedness for U.S. federal income tax purposes. If, however, the components of a Unit were treated as a single instrument or the amortizing notes were treated as equity, the U.S. federal income tax consequences could differ from the consequences described herein.

Prospective investors should consult their tax advisors regarding the tax treatment of an investment in the Units and whether a purchase of a Unit is advisable in light of the investor’s particular tax situation and the tax treatment described under “Material United States Federal Income Tax Considerations.”

Canadian Federal Income Tax Considerations	There is no authority directly on point regarding the characterization of the Units or instruments similar to the Units for Canadian federal income tax purposes and therefore the characterization of the Units for these purposes is not entirely free from doubt. We will take the position that each Unit should be treated as being composed of two separate properties for Canadian federal income tax purposes. By acquiring a Unit you will agree to treat the Unit as two separate properties, namely, our indebtedness represented by an amortizing note and an equity purchase contract. If, however, the components of a Unit were treated as a single property, the Canadian federal income tax consequences could differ from the consequences described herein. See “Material Canadian Federal Income Tax Consequences.”

Governing Law	The Units, the purchase contract agreement, the purchase contracts, the indenture and the amortizing notes will be construed in accordance with and governed by the laws of the State of New York.

The Purchase Contracts

Mandatory Settlement Date	November 1, 2028, subject to postponement in limited circumstances.

Mandatory Settlement	On the mandatory settlement date, unless such purchase contract has been earlier settled at the holder’s option or at our option, each purchase contract will automatically settle, and we will deliver a number of our common shares, based on the applicable settlement rate.

Early Settlement at your Election	Until 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding November 1, 2028, you may settle any or all of your purchase contracts early only under the following circumstances:

•

on or after February 1, 2026, on the second trading day immediately following the last trading day of any 20 consecutive trading day period during which the closing price of our common shares has been greater than or equal to 110% of the threshold appreciation price then in effect on each trading day in such 20 consecutive trading day period;

•

on or after February 1, 2026, during the five business day period after any ten consecutive trading day period (the “measurement period”) in which (x) the “trading price” (as defined under “Description of the Purchase Contracts—Early Settlement”) per Unit for each trading day of the measurement period was less than 97% of the product of the closing price of our common shares and the maximum settlement rate on each such trading day and (y) the closing price of our common shares on each trading day of the measurement period was less than 70% of the reference price; or

•	upon the occurrence of specified corporate events as described under “Description of the Purchase Contracts—Early Settlement—Early Settlement upon Specified Corporate Events.”

If you elect to settle any or all of your purchase contracts early in accordance with the foregoing conditions, we will deliver a number of our common shares for each such purchase contract based on the applicable settlement rate, unless you elect to settle your purchase contracts early in connection with a fundamental change, in which case you will receive upon settlement of your purchase contracts a number of our common shares based on the “fundamental change early settlement rate” as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.” Your right to settle your purchase contracts early is subject to the delivery of your purchase contracts.

Upon early settlement at the holder’s election of a purchase contract that is a component of a Unit, the corresponding amortizing note will remain outstanding and beneficially owned by or registered in the name of, as the case may be, the holder who elected to settle the related purchase contract early.

Settlement Rate for the Mandatory Settlement and Early Settlement	The “settlement rate” for each purchase contract will be not more than common shares and not less than common shares (each subject to adjustment as described herein) depending on the applicable market value of our common shares, calculated as follows:

•	if the applicable market value is greater than or equal to the threshold appreciation price (as defined below), you will receive common shares per purchase contract (the “minimum settlement rate”);

•

if the applicable market value is greater than the reference price but less than the threshold appreciation price, you will receive a number of our common shares per purchase contract equal to $50.00, divided by the applicable market value; and

•	if the applicable market value is less than or equal to the reference price, you will receive common shares per purchase contract (the “maximum settlement rate”).

Each of the maximum settlement rate and the minimum settlement rate is subject to adjustment as described below under “Description of the Purchase Contracts—Adjustments to the Fixed Settlement Rates.”

The “applicable market value” means the arithmetic average of the “daily VWAPs” (as defined below under “Description of the Purchase Contracts—Delivery of Common Shares”) of our common shares on each of the 20 consecutive trading days beginning on, and including, the 21st scheduled trading day immediately preceding November 1, 2028, in the case of mandatory settlement, or each of the 20 consecutive trading days beginning on, and including, the 21st trading day immediately preceding the relevant early settlement date, in the case of an early settlement (other than in connection with a fundamental change).

The “reference price” is equal to $50.00 divided by the maximum settlement rate (rounded to the nearest $0.0001) and is approximately equal to $ , which is the last reported sale price of our common shares on Nasdaq on the pricing date of this offering.

The “threshold appreciation price” is equal to $50.00 divided by the minimum settlement rate (rounded to the nearest $0.0001). The threshold appreciation price, which is initially $ , represents an approximately % appreciation over the reference price.

No fractional common shares will be issued or delivered to holders upon settlement of purchase contracts. In lieu of any fractional common shares, holders will be entitled to receive a cash payment of equivalent value calculated as described herein. Other than cash payments in lieu of fractional common shares, holders of purchase contracts will not receive any cash distributions.

The following table illustrates the settlement rate per purchase contract and the value of our common shares issuable upon settlement on the mandatory settlement date or in respect of an early settlement (other than in connection with a fundamental change), determined using the applicable market value shown, subject to adjustment.

Applicable Market Value of our Common Shares	Settlement Rate	Value of Common Shares Delivered (Based on the Applicable Market Value Thereof)
Less than or equal to the reference price	common shares	Less than $50.00

Greater than the reference price but less than the threshold appreciation price	A number of our common shares equal to $50.00 divided by the applicable market value	$50.00

Greater than or equal to the threshold appreciation price	common shares	Greater than $50.00

Early Settlement at your Election Upon a Fundamental Change	At any time prior to the second scheduled trading day immediately preceding November 1, 2028, if a “fundamental change” (as defined herein) occurs, you may settle any or all of your purchase contracts early for a limited period of time following such occurrence. If you elect to settle your purchase contracts early in connection with such fundamental change, you will receive a number of common shares per purchase contract equal to the “fundamental change early settlement rate” as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.”

Upon early settlement at the holder’s election in connection with a fundamental change of a purchase contract that is a component of a Unit, the corresponding amortizing note will remain outstanding and beneficially owned by or registered in the name of, as the case may be, the holder who elected to settle the related purchase contract early upon such fundamental change.

Early Mandatory Settlement at our Election	On or after November 1, 2026, we may elect to settle all, but not less than all, outstanding purchase contracts early at the “early mandatory settlement rate” (as described under “Description of the Purchase Contracts—Early Mandatory Settlement at our Election”) on the second business day following our giving notice of such election (the “early mandatory settlement date”) if the closing price of our common shares for 20 or more consecutive trading days ending on the second trading day immediately preceding the “notice date” (as defined under “Description of the Purchase Contracts—Early Mandatory Settlement at our Election”) exceeds 130% of the threshold appreciation price in effect on each such trading day.

The “early mandatory settlement rate” will be the settlement rate that would apply as set forth above under “—Settlement Rate for the Mandatory Settlement and Early Settlement” for an early settlement at your option as described above under “—Early Settlement at your Election” as if the notice date was the applicable early settlement date.

If we elect to settle all the purchase contracts early, you will have the right to require us to repurchase your amortizing notes, except in certain circumstances, on the repurchase date and at the repurchase price as described under “Description of the Amortizing Notes— Repurchase of Amortizing Notes at the Option of the Holder.”

The Amortizing Notes

Issuer	Novanta Inc., a company continued and existing under the laws of the Province of New Brunswick, Canada

Initial Principal Amount of Each Amortizing Note	$

Installment Payments	Each installment payment of $ per amortizing note (except for the February 1, 2026 installment payment, which will be $ per amortizing note) will be paid in cash and will constitute a partial repayment of principal and a payment of interest, computed at an annual rate of %. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Payments will be applied first to the interest due and payable and then to the reduction of the unpaid principal amount, allocated as set forth on the amortization schedule set forth under “Description of the Amortizing Notes—Amortization Schedule.”

Installment Payment Dates	Each February 1, May 1, August 1 and November 1, commencing on February 1, 2026, with a final installment payment date of November 1, 2028.

Ranking	The amortizing notes will be our direct, unsecured and unsubordinated obligations and will rank equally with all of our existing and future other unsecured and unsubordinated indebtedness from time to time outstanding. The amortizing notes will be effectively subordinated to any of our existing and future secured indebtedness (including borrowings under the Senior Credit Facilities), to the extent of the assets securing such indebtedness. The amortizing notes will not be guaranteed by any of our subsidiaries and will be effectively subordinated to all liabilities of our subsidiaries, including trade payables. See “Description of the Amortizing Notes—Ranking” in this prospectus supplement.

As used herein, “Senior Credit Facilities” refers to our fourth amended and restated credit agreement, dated June 27, 2025, with Bank of America, N.A., as administrative agent and lender, and the other lenders from time to time party thereto, providing a revolving credit facility and U.S. and Euro term loans.

As of September 26, 2025, and without giving effect to the indebtedness to be incurred under the amortizing notes:

•	we had approximately $457.0 million of indebtedness outstanding, of which $457.0 million was secured indebtedness; and

•

our subsidiaries had $704.3 million of indebtedness and other liabilities outstanding, including trade payables but excluding intercompany indebtedness, which includes $457.0 million of guarantees by such subsidiaries of our indebtedness.

Repurchase of Amortizing Notes at the Option of the Holder	If we elect to settle the purchase contracts early, holders will have the right to require us to repurchase their amortizing notes for cash at the repurchase price as described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder.”

Additional Amounts; Tax Redemption	All payments made by or on behalf of us in respect of the amortizing notes will be made without withholding or deduction for any taxes except to the extent required by law. If withholding or deduction is required by law in a Relevant Taxing Jurisdiction (as defined herein), subject to certain exceptions, we will pay Additional Amounts (as defined herein) so that the net amount received by a holder or beneficial owner after such withholding or deduction is no less than the amount that such holder or beneficial owner would have received in the absence of such withholding or deduction. See “Description of the Amortizing Notes—Payment of Additional Amounts.” If certain changes in tax law in a Relevant Taxing Jurisdiction become effective that would require us to pay Additional Amounts or make certain tax indemnification payments with respect to the amortizing notes, we may redeem the amortizing notes in whole, but not in part, at the redemption price described under “Description of the Amortizing Notes—Optional Redemption for Changes in Tax Law in a Relevant Taxing Jurisdiction.”

Sinking Fund	None.

Trustee	U.S. Bank Trust Company, National Association

SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

The following tables set forth a summary of our historical consolidated financial data as of, and for the periods ended on, the dates indicated. The financial data are derived from our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended September 26, 2025, and our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which are incorporated by reference in this prospectus supplement. You should read this data together with our consolidated financial statements and related notes and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the annual and quarterly reports incorporated by reference in this prospectus supplement. Our historical results are not necessarily indicative of our future results. The summary consolidated financial data in this section are not intended to replace the consolidated financial statements and are qualified in their entirety by the consolidated financial statements and related notes incorporated by reference in this prospectus supplement.

(in thousands of U.S. dollars or shares)	Nine Months Ended		Year Ended December 31,
	September 26, 2025	September 27, 2024	2024	2023	2022
	(in thousands, except per share data)
Revenue	$722,251	$711,185	$949,245	$881,662	$860,903
Cost of revenue	400,230	397,865	527,700	481,765	482,431

Gross profit	322,021	313,320	421,545	399,897	378,472

Operating expenses:
Research and development and engineering	72,617	70,230	95,515	91,682	85,770
Selling, general and administrative	144,077	132,642	175,943	164,460	158,901
Amortization of purchased intangible assets	19,353	19,246	25,794	20,445	26,338
Restructuring, acquisition and related costs	16,794	7,325	13,709	12,814	4,384

Total operating expenses	252,841	229,443	310,961	289,401	275,393

Operating income	69,180	83,877	110,584	110,496	103,079
Interest income (expense), net	(17,473)	(24,599)	(31,489)	(25,818)	(15,616)
Foreign exchange transaction gains (losses), net	(3,098)	(787)	413	(255)	67
Other income (expense), net	(644)	(220)	(442)	(675)	(371)

Income before income taxes	47,965	58,271	79,066	83,748	87,159
Income tax provision	11,607	10,648	14,979	10,870	13,108
Net income	$36,358	$47,623	$64,087	$72,878	$74,051

Earnings per common share:
Basic	$1.01	$1.33	$1.78	$2.03	$2.08
Diluted	$1.01	$1.32	$1.77	$2.02	$2.06
Weighted average common shares outstanding-basic	36,004	35,940	35,950	35,844	35,652
Weighted average common shares outstanding-diluted	36,082	36,116	36,124	36,031	35,909
Net income	$36,358	$47,623	$64,087	$72,878	$74,051
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax	26,960	11,053	(7,082)	7,823	(18,674)
Pension liability adjustments, net of tax	175	311	1,199	148	(469)

Total other comprehensive income (loss)	27,135	11,364	(5,883)	7,971	(19,143)

Total comprehensive income	$63,493	$58,987	$58,204	$80,849	$54,908

(in thousands of U.S. dollars or shares)

Consolidated Balance Sheets:	Nine Months Ended		Year Ended December 31,
	September 26, 2025	September 27, 2024	2024	2023
ASSETS
Current Assets
Cash and cash equivalents	$89,221	$92,690	$113,989	$105,051
Total assets	$1,505,811	$1,418,823	$1,388,511	$1,226,056
LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt	$445,658	$452,502	$411,949	$349,404
Total shareholders’ equity	$801,476	$742,195	$745,698	$673,460
Total liabilities and shareholders’ equity	$1,505,811	$1,418,823	$1,388,511	$1,226,056

Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. generally accepted accounting principles, or GAAP, we have included the financial measure Adjusted EBITDA, which is not calculated in accordance with GAAP. Presentation of this non-GAAP financial measure is intended to aid you in better understanding the factors and trends affecting our performance. We regularly review the measures set forth below as we evaluate our business. However, you should not consider this non-GAAP financial measure as a substitute for financial measures determined in accordance with GAAP, including net income (loss), income (loss) from operations, or net cash provided by (used in) operating activities. We caution you that amounts presented in accordance with our definition of this non-GAAP financial measure may not be comparable to similar measures disclosed by other companies because not all companies calculate non-GAAP measures in the same manner. We urge you to review the following reconciliation of this non-GAAP financial measure from the most comparable financial measures determined in accordance with GAAP.

(in thousands of U.S. dollars or shares)

	Nine Months Ended		Year Ended December 31,
	September 26, 2025	September 27, 2024	2024	2023	2022
Adjusted EBITDA	$160,252	$157,767	$209,849	$196,229	$184,129

Adjusted EBITDA is a non-GAAP performance measure that we define as income before deducting interest (income) expense, income tax provision (benefit), depreciation, amortization, non-cash share-based compensation, restructuring, acquisition and related costs, discrete costs related to the planning and design phase of an ERP system implementation, charges related to an insurance recovery, officer transition costs, and other non-operating (income) expense items, including foreign exchange transaction (gains) losses, and net periodic pension costs of the Company’s frozen U.K. defined benefit pension plan.

The following tables provide a reconciliation of Operating income (loss) to Adjusted EBITDA:

	Nine Months Ended		Year Ended December 31,
	September 26, 2025	September 27, 2024	2024	2023	2022
	(in thousands, except per share data)
Operating income (GAAP)	$69,180	$83,877	$110,584	$110,496	$103,079
Depreciation and amortization	44,855	41,200	55,563	46,612	53,158
Share-based compensation	21,296	18,672	23,307	25,588	23,108
Restructuring, acquisition, divestiture and other costs	15,141	7,337	13,714	13,060	4,384
Inventory related charges associated with product line closures	65	2,493	2,493	473	—
Acquisition fair value adjustments	—	2,777	2,777	—	160
Officers transition costs	1,137	1,411	1,411	—	—
Employee COVID-19 testing costs	—	—	—	—	240
Costs incurred for insurance recovery claim	3,366
Planning and design phase of the ERP system implementation	5,212	—	—	—	—
Adjusted EBITDA (Non-GAAP)	160,252	157,767	$209,849	$196,229	$184,129

RISK FACTORS

An investment in the Units, the purchase contracts and the amortizing notes involves significant risks. You should consult with your own financial and legal advisers and carefully consider, among other matters, the following risks and those described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 28, 2025, June 27, 2025 and September 26, 2025, respectively, and the other documents incorporated herein and in the accompanying prospectus by reference. You should carefully consider the risks described in those reports and the other information in this prospectus supplement and accompanying prospectus before you decide to invest in the Units, the purchase contracts and the amortizing notes. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect us. If any of those risks were to occur, our financial condition, operating results and prospects, as well as the value of the Units, the purchase contracts and the amortizing notes could be materially adversely affected.

Risks Related to our Business

For a discussion of risks related to our business and operations, please see “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2024, as well as similar disclosures contained in our other filings with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information.”

Risks Related to the Units, the Separate Purchase Contracts and the Separate Amortizing Notes

You will bear the risk that the market value of our common shares may decline.

The purchase contracts, pursuant to which we will deliver to you our common shares, are components of the Units. The number of our common shares that you will receive upon settlement of a purchase contract on the mandatory settlement date or in respect of any early settlement (other than in connection with a fundamental change), whether as a component of a Unit or a separate purchase contract, will depend upon the applicable market value, which is equal to the arithmetic average of the daily VWAPs of our common shares on each of the 20 consecutive trading days beginning on, and including, the 21st scheduled trading day immediately preceding, in the case of mandatory settlement, November 1, 2028, or, in the case of any such early settlement, on each of the 20 consecutive trading days beginning on, and including, the 21st trading day immediately preceding the relevant early settlement date, as applicable. There can be no assurance that the market value of our common shares received by you will be greater than or equal to the reference price of $  .

If the applicable market value of our common shares is less than the reference price, then the market value of our common shares issued to you on the mandatory settlement date or in respect of any such early settlement date (assuming that the market value is the same as the applicable market value of our common shares) will be less than the effective price per share paid by you for such common shares on the date of issuance of the Units. Therefore, you assume the entire risk that the market value of our common shares may decline before the mandatory settlement date, early settlement date, fundamental change early settlement date or early mandatory settlement date, as applicable. Any decline in the market value of our common shares may be substantial.

The opportunity for equity appreciation provided by an investment in the Units is less than that provided by a direct investment in our common shares.

The aggregate market value of our common shares delivered to you upon settlement of a purchase contract on the mandatory settlement date generally will exceed the $50.00 stated amount of each Unit only if the applicable market value of our common shares exceeds the threshold appreciation price. Therefore, during the period prior to the mandatory settlement date, an investment in a Unit affords less opportunity for equity appreciation than a direct investment in our common shares. If the applicable market value exceeds the reference price but is less than or equal to the threshold appreciation price, you will realize no equity appreciation on our common shares above the reference price. Furthermore, if the applicable market value exceeds the threshold appreciation price, you would receive only a portion of the appreciation in the market value of our common shares you would have received had you purchased our common shares with $50.00 at the reference price on the pricing date of this offering. See “Description of the Purchase Contracts—Delivery of Common Shares” for a table showing the number of our common shares that you would receive at various applicable market values.

We may not be able to settle your purchase contracts and deliver our common shares, or make payments on the amortizing notes or repurchase the amortizing notes, in the event that we file for bankruptcy.

Pursuant to the terms of the purchase contract agreement, your purchase contracts will automatically accelerate upon the occurrence of specified events of bankruptcy, insolvency or reorganization with respect to us.

A bankruptcy court may prevent us from delivering our common shares to you in settlement of your purchase contracts. In such circumstances or if for any other reason the accelerated purchase contracts are not settled by the delivery of our common shares, your resulting claim for damages against us following such acceleration will rank pari passu with the claims of holders of our common shares in the relevant bankruptcy proceeding. As such, to the extent we fail to deliver our common shares to you upon such an acceleration, you will only be able to recover damages to the extent holders of our common shares receive any recovery. See “Description of the Purchase Contracts—Consequences of Bankruptcy.”

In addition, with respect to the amortizing notes, bankruptcy law and bankruptcy-related court orders generally prohibit the payment of pre-bankruptcy debt by a company that has commenced a bankruptcy case while the case is pending. If we become a debtor in a bankruptcy case, so long as the case was pending, you would likely not receive timely installment payments under, or, if you exercised your right to early mandatory settlement, receive any repurchase price on, the amortizing notes.

In the event we file for bankruptcy, you may receive a number of our common shares less than the maximum settlement rate.

Pursuant to the terms of the purchase contract agreement, the mandatory settlement date for each purchase contract, whether held separately or as part of a Unit, will automatically accelerate upon the occurrence of specified events of bankruptcy, insolvency or reorganization with respect to us. Pursuant to the terms of the purchase contract agreement, upon acceleration, holders will be entitled under the terms of the purchase contracts to receive a number of our common shares per purchase contract determined by reference to the arithmetic average of the “daily VWAPs” (as defined below under “Description of the Purchase Contracts— Delivery of Common Shares”) of our common shares on each of the 20 consecutive trading days beginning on, and including, the 21st trading day immediately preceding the date of the specified event of bankruptcy, insolvency or reorganization with respect to us. If the average of the daily VWAPs of our common shares during such 20 consecutive trading days is greater than the reference price, the number of our common shares you receive upon the occurrence of specified events of bankruptcy, insolvency or reorganization with respect to us will be less than the maximum settlement rate and may, in certain circumstances, be equal to the minimum settlement rate.

The amortizing notes will be subject to the prior claims of any secured creditors, and if a default occurs, we may not have sufficient funds to fulfill our obligations under the amortizing notes.

The amortizing notes are unsecured obligations, ranking equally with our other senior unsecured indebtedness and effectively junior to any of our secured indebtedness (including borrowings under the Senior Credit Facilities). If we incur additional secured debt, our assets securing any such indebtedness will be subject to prior claims by our secured creditors. In the event of our bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up, our assets that secure debt will be available to pay obligations on the amortizing notes only after all debt secured by those assets has been repaid in full. If there are not sufficient assets remaining to pay all creditors, then all or a portion of the amortizing notes then outstanding would remain unpaid. Additionally, if any portion of the amount payable on the amortizing notes upon acceleration is considered by a court to be unearned interest, the court could disallow recovery of any such portion.

We may redeem the amortizing notes in whole in the event we are required to pay Additional Amounts.

As described in “Description of the Amortizing Notes—Optional Redemption for Changes in Tax Law in a Relevant Taxing Jurisdiction,” in the event we are required to pay Additional Amounts as a result of certain changes in law, we may redeem the amortizing notes in whole at a redemption price per amortizing note equal to the principal amount of such amortizing note as of the date of redemption, plus accrued and unpaid interest on such principal amount from, and including, the immediately preceding installment payment date to, but not including, the date of redemption (and including, for the avoidance of doubt, all Additional Amounts (if any) then due and all Additional Amounts (if any) that will become due on the date of redemption), calculated at an annual rate of  %, as a result of which you may not receive your expected return on the amortizing notes.

Upon any redemption of the amortizing notes at our option for changes in tax law in a Relevant Taxing Jurisdiction, the cash comprising the redemption price will not compensate you for future installment payments, and you will not receive any compensation for the loss of future installment payments in the form of an increased settlement rate for the purchase contracts or otherwise.

As described in “Description of the Amortizing Notes—Optional Redemption for Changes in Tax Law in a Relevant Taxing Jurisdiction,” in the event we are required to pay Additional Amounts as a result of certain changes in law, we may redeem for cash all of the amortizing notes, at our option. Any such redemption of amortizing notes will be at a redemption price equal to 100% of the principal amount of the amortizing notes to be redeemed as of the date of redemption, plus accrued and unpaid interest on such principal amount from, and including, the immediately preceding installment payment date to, but excluding, the date of redemption (and including, for the avoidance of doubt, all Additional Amounts (if any) then due and all Additional Amounts (if any) that will become due on the date of redemption). Our redemption of the amortizing notes will not entitle holders of purchase contracts (as a component of Units or otherwise) to any increase to the settlement rate for the purchase contracts or any fundamental change early settlement right for the purchase contracts.

Upon such redemption, the cash comprising the redemption price will not compensate you for any future installment payments that you would have otherwise received or any other lost value with respect to your amortizing notes or Units. Holders of Units immediately prior to such a redemption will hold only the purchase contracts following such a redemption, and no cash payments are made in respect of the purchase contracts (other than cash in lieu of fractional common shares upon settlement). As a result, such a redemption of the amortizing notes will result in the termination of any regular payments or income stream to holders of Units that were previously provided by the installment payments on amortizing notes comprising a part of such Units.

The amortizing notes are structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

The amortizing notes are our obligations exclusively and not of any of our subsidiaries. We are a holding company with no material direct operations. Our principal assets are the equity interests we directly or indirectly hold in our operating subsidiaries. As a result, we are dependent on distributions, loans and other payments from our subsidiaries to generate the funds necessary to meet our financial obligations. Our subsidiaries are legally distinct from us, have no obligation to make funds available to us, and have no obligation to pay any amounts due under the amortizing notes or to make any funds available therefor, whether by distributions, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors, including trade creditors of our subsidiaries, will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the amortizing notes). Consequently, the amortizing notes will be structurally subordinated to all liabilities, including trade payables, of our subsidiaries and any subsidiaries that we may in the future acquire or establish. As of September 26, 2025, our subsidiaries had approximately $704.3 million of outstanding liabilities including trade payables, but excluding intercompany liabilities, which includes $457.0 million of guarantees by such subsidiaries of our indebtedness. The amortizing notes will be structurally subordinated to such guarantees.

In addition, the indenture governing the amortizing notes permits our subsidiaries to incur additional indebtedness, and does not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by our subsidiaries.

The trading prices for the Units, the purchase contracts and the amortizing notes will be directly affected by the trading prices for our common shares, the general level of interest rates and our credit quality, each of which is impossible to predict.

It is impossible to predict whether the prices of our common shares, interest rates or our credit quality will rise or fall. Trading prices of our common shares will be influenced by general stock market conditions and our operating results and business prospects and other factors described elsewhere in this section “Risk Factors.”

The market for our common shares likely will influence, and be influenced by, any market that develops for the Units or the separate purchase contracts. For example, investors’ anticipation of the distribution into the market of the additional common shares issuable upon settlement of the purchase contracts could depress the price of our common shares and increase the volatility of the price of our common shares, which could in turn depress the price of the Units or the separate purchase contracts. The price of our common shares also could be affected by possible sales of such common shares by investors who view the Units as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that is likely to develop involving the Units, the separate purchase contracts and our common shares. Such hedging or arbitrage activity could, in turn, affect the trading prices of the Units, the separate purchase contracts and our common shares.

In addition, in general, as market interest rates rise, notes (such as the amortizing notes) bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase Units and market interest rates increase, the market value of the amortizing notes forming a portion of the Units may decline. We cannot predict the future level of market interest rates.

Regulatory actions and other events may adversely affect the trading price and liquidity of the Units.

We expect that many investors in, and potential purchasers of, the Units will employ, or seek to employ, an equity-linked arbitrage strategy with respect to the Units. Investors would typically implement such a strategy by selling short our common shares underlying the Units and dynamically adjusting their short position while continuing to hold the Units. Investors may also implement this type of strategy by entering into swaps on our common shares in lieu of or in addition to short selling our common shares. The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common shares). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the Units to effect short sales of our common shares, borrow our common shares or enter into swaps on our common shares could adversely affect the trading price and the liquidity of the Units.

In addition, if investors and potential purchasers seeking to employ an equity-linked arbitrage strategy are unable to borrow or enter into swaps on our common shares, in each case, on commercially reasonable terms, or at all, the trading price and liquidity of the Units may be adversely affected.

You may receive our common shares upon settlement of the purchase contracts that are lower in value than the price of our common shares just prior to the mandatory settlement date or any early settlement date, as applicable.

Because the applicable market value of our common shares is determined over the 20 consecutive trading days beginning on, and including, the 21st scheduled trading day immediately preceding November 1, 2028, in the case of mandatory settlement, or over the 20 consecutive trading days beginning on, and including, the 21st trading day immediately preceding the early settlement date, in the case of any early settlement (other than in connection with a fundamental change), the number of our common shares delivered for each purchase contract on the mandatory settlement date or in respect of such early settlement date, as applicable, may be greater than or less than the number of our common shares that would have been delivered based on the closing price (or daily VWAP) of our common shares on the last trading day in the related 20 trading day period. In addition, you will bear the risk of fluctuations in the market price of our common shares deliverable upon settlement of the purchase contracts between the end of such period and the date such shares are delivered.

The conditional early settlement feature of the purchase contracts could prevent you from settling your purchase contracts early and may result in your receiving less than the value of our common shares for which the purchase contracts would otherwise be settled.

You may settle your purchase contracts early only if specified conditions are met. If the specific conditions for early settlement are not met, you will not be able to settle your purchase contracts early, and you would not be able to receive the value of our common shares for which the purchase contracts would otherwise be settled at such time. In addition, other than as a result of certain corporate events described under “Description of the Purchase Contracts—Early Settlement—Early Settlement upon Specified Corporate Events,” the conditional early settlement features do not allow for any early settlements of the purchase contracts until February 1, 2026. You may have to wait a significant amount of time, and potentially until the mandatory settlement date, to receive any of our common shares upon settlement of your purchase contracts.

The fundamental change early settlement rate may not adequately compensate you.

If a “fundamental change” occurs and you elect to exercise your fundamental change early settlement right, you will be entitled to settle your purchase contracts at the fundamental change early settlement rate. Although the fundamental change early settlement rate is designed to compensate you for the lost option value of your purchase contracts as a result of the early settlement of the purchase contracts, this feature may not adequately compensate you for such loss. In addition, if the share price in the fundamental change is greater than $  per share (subject to adjustment), this feature of the purchase contracts will not compensate you for any additional loss suffered in connection with a fundamental change. See “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.”

Our obligation to settle the purchase contracts at the fundamental change early settlement rate could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

The minimum settlement rate, maximum settlement rate, reference price and threshold appreciation price of the purchase contracts may not be adjusted for all dilutive events and any adjustment may not be adequate compensation for lost value.

The minimum settlement rate, maximum settlement rate, reference price and threshold appreciation price of the purchase contracts are subject to adjustment for certain events, including, but not limited to, share dividends on our common shares, the issuance of certain rights, options or warrants to holders of our common shares, subdivisions or combinations of our common shares, distributions of assets, debt securities, share capital or cash to holders of our common shares and certain tender offers or exchange offers, as described under “Description of the Purchase Contracts—Adjustments to the Fixed Settlement Rates” in this prospectus supplement. The minimum settlement rate, maximum settlement rate, reference price and threshold appreciation price will not be adjusted for other events that may adversely affect the trading price of the purchase contracts or the Units and the market price of our common shares, such as employee stock options grants, offerings of our common shares for cash, certain exchanges of our common shares for our other securities or in connection with acquisitions and other transactions. The terms of the Units and the separate purchase contracts do not restrict our ability to engage in these activities, and events may occur that are adverse to the interests of the holders of the purchase contracts or the Units and their value, but that do not result in an adjustment to the minimum settlement rate, maximum settlement rate, reference price and threshold appreciation price, or that result in an adjustment that is not adequate compensation for lost value.

We may incur additional indebtedness.

As of September 26, 2025, and without giving effect to the indebtedness to be incurred under the amortizing notes, we had approximately $457.0 million of indebtedness outstanding, of which $457.0 million was secured indebtedness, and our subsidiaries had $704.3 million of indebtedness and other liabilities outstanding, including trade payables but excluding intercompany indebtedness, which includes $457.0 million of guarantees by such subsidiaries of our indebtedness. The indenture governing the amortizing notes does not prohibit us from incurring additional unsecured indebtedness or additional secured indebtedness that would be effectively senior to the amortizing notes in the future. The indenture governing the amortizing notes also permits unlimited additional borrowings by our subsidiaries that are effectively senior to the amortizing notes. In addition, the indenture does not contain any restrictive covenants limiting our ability to pay dividends or make payments on junior or other indebtedness.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

Our ability to make scheduled payments of the principal of or to pay interest on the amortizing notes depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to attempt to adopt one or more alternatives which, if available, may be onerous or highly dilutive. Such alternatives may include, for example, selling assets or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to repay our debt will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

The Units are not protected by restrictive covenants.

Neither the purchase contracts nor the indenture contains any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. Neither the purchase contracts nor the indenture contains any covenants or other provisions to afford protection to holders of the purchase contracts or the amortizing notes in the event of a fundamental change involving Novanta Inc. except, with respect to the purchase contracts, to the extent described under “Description of the Units—Early Settlement Upon a Fundamental Change.”

Until the purchase contracts are settled with our common shares, you will not be entitled to any rights with respect to our common shares, but you will be subject to all changes made with respect to our common shares.

Until the date on which you are treated as the record holder of our common shares on account of a settlement of the purchase contracts with our common shares, you will not be entitled to any rights with respect to our common shares, including voting rights and rights to receive any dividends or other distributions on our common shares, but you will be subject to all changes affecting our common shares. You will be treated as the record holder of any of our common shares issuable upon settlement of the purchase contracts only as follows:

•

in the case of settlement of purchase contracts on the mandatory settlement date, as of 5:00 p.m., New York City time, on the last trading day of the 20 consecutive trading day period during which the applicable market value is determined;

•	in the case of settlement of purchase contracts in connection with any early settlement at the holder’s option, as of 5:00 p.m., New York City time, on the early settlement date;

•

in the case of settlement of purchase contracts following exercise of a holder’s fundamental change early settlement right, as of 5:00 p.m., New York City time, on the fundamental change early settlement date; and

•	in the case of settlement of purchase contracts following exercise by us of our early mandatory settlement right, as of 5:00 p.m., New York City time, on the notice date.

For example, in the event that an amendment is proposed to our articles of incorporation or by-laws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the date specified above on which you are treated as the record holder of our common shares, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common shares once you become a shareholder.

Some significant restructuring transactions may not constitute fundamental changes, in which case we would not be obligated to early settle the purchase contracts, and you will not have the right to require us to repurchase your amortizing notes upon a fundamental change.

Upon the occurrence of specified fundamental changes, you will have the right to require us to settle the purchase contracts. You will not have the right to require us to repurchase your amortizing notes upon a fundamental change, however. Additionally, the definition of “fundamental change” herein is limited to specified corporate events and may not include other events that might adversely affect our financial condition or the value of the purchase contracts. For example, events such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us may not constitute a fundamental change requiring us to settle the purchase contracts at the applicable fundamental change early settlement rate. In the event of any such events, the holders of the purchase contracts would not have the right to require us to settle the purchase contracts at the applicable fundamental change early settlement rate, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the trading price of the purchase contracts and/or the amortizing notes.

We may not have the ability to raise the funds necessary to repurchase the amortizing notes following the exercise of our early mandatory settlement right, and our debt outstanding at that time may contain limitations on our ability to repurchase the amortizing notes.

If we elect to exercise our early mandatory settlement right, holders of the amortizing notes will have the right to require us to repurchase the amortizing notes on the repurchase date at the repurchase price described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder.” However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of amortizing notes surrendered for repurchase. In addition, our ability to pay the relevant repurchase price for the amortizing notes may be limited by agreements governing our current and future indebtedness. Our failure to repurchase amortizing notes at a time when the repurchase is required by the indenture would constitute a default under the indenture. A default under the indenture could also lead to a default under agreements governing our indebtedness outstanding at that time. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and the repurchase price for the amortizing notes. Failure to repay the indebtedness and the repurchase price for the amortizing notes could result in an event of default or similar repurchase risk under other indebtedness.

The secondary market for the Units, the purchase contracts and the amortizing notes may be illiquid.

We have applied to list the Units on Nasdaq under the symbol “NOVTU,” subject to satisfaction of its minimum listing standards with respect to the Units. However, we cannot assure you that the Units will be approved for listing. If the Units are approved for listing, we expect that the Units will begin trading on Nasdaq within 30 calendar days after the Units are first issued. In addition, certain of the underwriters have advised us that they intend to make a market in the Units, but such underwriters are not obligated to do so. However, listing on Nasdaq does not guarantee that a trading market will develop, and such underwriters may discontinue market making at any time in their sole discretion without prior notice to Unit holders. Accordingly, we cannot assure you that a liquid trading market will develop for the Units (or, if developed, that a liquid trading market will be maintained), that you will be able to sell Units at a particular time or that the prices you receive when you sell will be favorable.

Beginning on the business day immediately succeeding the date of initial issuance of the Units, purchasers of Units will be able to separate each Unit into a purchase contract and an amortizing note. We are unable to predict how the separate purchase contracts or the separate amortizing notes will trade in the secondary market, or whether that market will be liquid or illiquid. We will not initially apply to list the separate purchase contracts or the separate amortizing notes on any securities exchange or automated inter-dealer quotation system, but we may apply to list such separate purchase contracts and separate amortizing notes in the future as described herein. If (i) a sufficient number of Units are separated into separate purchase contracts and separate amortizing notes and traded separately such that applicable listing requirements are met and (ii) a sufficient number of holders of such separate purchase contracts and separate amortizing notes request that we list such separate purchase contracts and separate amortizing notes, we may endeavor, in our sole discretion, to list such separate purchase contracts and separate amortizing notes on an exchange of our choosing (which may or may not be Nasdaq) subject to applicable listing requirements. However, even if we do so apply to list such separate purchase contracts or separate amortizing notes, we cannot assure you that such securities will be approved for listing.

The purchase contract agreement will not be qualified under the Trust Indenture Act, and the obligations of the purchase contract agent are limited.

The purchase contract agreement between us and the purchase contract agent will not be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the purchase contract agent will not be required to qualify as a trustee under the Trust Indenture Act. Thus, you will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract agreement or the purchase contract agent. The amortizing notes constituting a part of the Units will be issued pursuant to an indenture, which has been qualified under the Trust Indenture Act. Accordingly, if you hold Units, you will have the benefit of the protections of the Trust Indenture Act only to the extent applicable to the amortizing notes. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

•	disqualification of the trustee for “conflicting interests,” as defined under the Trust Indenture Act;

•

provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

•	the requirement that the trustee deliver reports at least annually with respect to certain matters concerning the trustee and the securities.

The U.S. and Canadian federal income tax consequences relating to the Units are uncertain.

No statutory, judicial or administrative authority directly addresses the characterization of the Units or instruments similar to the Units for U.S. or Canadian federal income tax purposes. As a result, some aspects of the U.S. and Canadian federal income tax consequences of an investment in the Units are not certain. Specifically, the amortizing notes and the purchase contracts could potentially be recharacterized as a single instrument for U.S. or Canadian federal income tax purposes. If so recharacterized for U.S. federal income tax purposes, amongst other things, U.S. Holders (as defined below under “Material United States Federal Income Tax Considerations”) could be required to recognize as income for U.S. federal income tax purposes the entire amount of each installment payment on the amortizing notes, rather than merely the portion of such payment denominated as interest. In addition, other recharacterizations that would change the tax consequences to holders are possible. We have not sought and do not intend to seek any rulings from the Internal Revenue Service (the “IRS”) or the Canadian Revenue Agency (the “CRA”) concerning the treatment of the Units, and no assurance can be given that the IRS, the CRA or any court will agree with the tax consequences described in “Material United States Federal Income Tax Considerations” or “Material Canadian Federal Income Tax Considerations.” Prospective investors should consult their tax advisors regarding potential alternative tax characterizations of the Units.

If you are an investor subject to U.S. federal income taxation, you may be subject to tax upon an adjustment (or a failure to make an adjustment) to the settlement rate of the purchase contracts even though you do not receive a corresponding cash distribution.

The fixed settlement rates of the purchase contracts are subject to adjustment in certain circumstances, including the payment of certain cash dividends or upon a fundamental change. If you are an investor subject to U.S. federal income taxation and the settlement rates are adjusted as a result of a distribution that is taxable to our common shareholders, such as a cash dividend, you generally will be deemed to have received for U.S. federal income tax purposes a distribution (taxable as a dividend to the extent of our current or accumulated earnings and profits as determined under United States federal income tax principles) without the receipt of any cash. In addition, a failure to adjust (or to adjust properly) the settlement rates after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. You may also be deemed to have received a taxable dividend in the event we make certain other adjustments to the settlement rates of the purchase contracts. For example, if a fundamental change occurs prior to the maturity date, under some circumstances, we will increase the settlement rate for purchase contracts settled in connection with the fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “Material United States Federal Income Tax Considerations.”

If we were classified as a passive foreign investment company in any taxable year, there could be adverse U.S. federal income tax consequences to U.S. Holders.

We would be classified as a PFIC for any taxable year if, after the application of certain look-through rules, either: (i) 75% or more of our gross income for such year is “passive income” (as defined in the relevant provisions of the Code), or (ii) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For these purposes, cash and other assets readily convertible into cash or that do or could generate passive income are categorized as passive assets, and the value of goodwill and other unbooked intangible assets is generally taken into account. Goodwill is treated as an active asset under the PFIC rules to the extent attributable to activities that produce active income. Passive income generally includes, among other things, rents, dividends, interest, royalties, gains from the disposition of passive assets and gains from commodities and securities transactions. For purposes of this test, we will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation of which we own, directly or indirectly, at least 25% (by value) of the stock.

Based on our market capitalization and the current and anticipated composition of our income, assets and operations, we believe that we were not a PFIC for the year ended December 31, 2024 and do not expect to be a PFIC for the current taxable year or in the foreseeable future. However, this is a factual determination that must be made annually after the close of each taxable year. Moreover, the value of our assets for purposes of the PFIC determination may be determined by reference to the trading value of our common shares, which could fluctuate significantly. In addition, it is possible that the IRS may take a contrary position with respect to our determination in any particular year, and therefore, there can be no assurance that we were not a PFIC for the year ending December 31, 2024 or will not be classified as a PFIC in the current taxable year or in the future.

If we are or become a PFIC, U.S. Holders could be subject to certain adverse United States federal income tax consequences, including additional United States federal income taxes on gain recognized with respect to the Units, the purchase contracts and our common shares and on certain distributions, plus an interest charge on certain taxes treated as having been deferred under the PFIC rules, and additional annual information reporting requirements. U.S. Holders should consult their tax advisors about the potential application of the PFIC rules to their investment. See “Material United States Federal Income Tax Considerations.”

Any adverse rating action with respect to the Units may cause their trading price to fall.

We do not intend to seek a rating on the Units. However, if a rating service were to rate the Units and if such rating service were to lower its rating on the Units below the rating initially assigned to the Units or otherwise announces its intention to put the Units on credit watch, the trading price of the Units could decline.

Risks Related to our Common Shares

The market price and trading volume of our common shares may be volatile, which could result in rapid and substantial losses for our shareholders.

The market price of our common shares may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume in our common shares may fluctuate and cause significant price variations to occur. If the market price of our common shares declines significantly, shareholders may be unable to resell their shares at or above the price paid to acquire such shares. The market price of our common shares may fluctuate or decline significantly in the future. Some of the factors that could negatively affect our share price, result in fluctuations in the price, or trading volume of our common shares include:

•	variations in our reported results of operations and cash flow, and changes in our financial guidance;

•

the contents of published research reports about us or the medical and advanced industrial technology industries, the failure of securities analysts to cover our common shares, or changes in market valuations of similar companies;

•	additions or departures of key management personnel;

•	any increased indebtedness we may incur or any inability to refinance maturing indebtedness;

•	actions by institutional shareholders;

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures, or capital commitments;

•

speculation or reports by the press or investment community with respect to us, other medical and advanced industrial technology providers, or the medical and advanced industrial technology industries in general;

•	proxy contests or other shareholder activism;

•	increases in market interest rates that may lead purchasers of our common shares to demand a higher yield or downturns in the markets or industries in which we operate;

•

changes or proposed changes in laws or regulations affecting the medical and advanced industrial technology industries or enforcement of these laws and regulations, or announcements relating to these matters; and

•	general market and economic conditions.

In addition, the stock market experiences extreme price and trading volume fluctuations that have often been unrelated or disproportionate to the operating performance of individual companies. These broad market fluctuations may adversely affect the price of our common shares, regardless of our operating performance. Furthermore, shareholders may initiate securities class action lawsuits if the market price of our common shares drops significantly, which may cause us to incur substantial costs and could divert the time and attention of our management. As a result of these factors, among others, the value of your investment may decline because a decrease in the market price of our common shares would likely adversely impact the trading price of the Units, the purchase contracts and the amortizing notes.

Future sales of substantial amounts of our common shares could affect the market price of our common shares.

Future sales of substantial numbers of our common shares, or securities convertible or exchangeable into our common shares, into the public market, future issuances of substantial numbers of additional common shares in connection with any future acquisitions or pursuant to employee benefit plans and future issuances of common shares upon exercise of options or settlement of the purchase contracts, or perceptions that those sales, issuances and/or exercises or settlements could occur, could adversely affect the prevailing market price of our common shares and our ability to raise capital in the future.

This offering and the issuance of additional common shares in connection with acquisitions or otherwise will dilute all other shareholdings.

Upon the issuance of the Units in this offering, holders of our common shares will incur immediate and substantial net tangible book value dilution on a per share basis. We have unlimited authorized common shares. Subject to certain volume limitations imposed by Nasdaq, we may issue all of these shares without any action or approval by our shareholders, including, without limitation, in connection with acquisitions. Any common shares issued in connection with the activities described in this paragraph, our stock compensation plans or otherwise would dilute the percentage ownership held by holders of our common shares.

We are governed by the corporate laws in New Brunswick, Canada, which in some cases have a different effect on shareholders than the corporate laws in Delaware, United States.

The material differences between the New Brunswick Business Corporations Act (“NBBCA”) and our articles of incorporation as compared to the Delaware General Corporation Law (the “DGCL”) which may be of most interest to shareholders include the following: (1) for material corporate transactions (such as mergers and amalgamations, other extraordinary corporate transactions and amendments to our articles of incorporation), the NBBCA generally requires at least a two-thirds majority vote by shareholders (a “special resolution”), whereas the DGCL generally only requires a majority vote of shareholders for similar material corporate transactions; (2) under the NBBCA, shareholders holding 10% or more of our common shares in the aggregate can requisition a special meeting at which any matters that can be voted on at our annual meeting can be considered, whereas the DGCL does not give this right; (3) the NBBCA requires at least a 50% +1 majority vote by shareholders to pass a resolution for one or more directors to be removed unless otherwise specified in the company’s articles and the number of votes cast against such resolution cannot be sufficient to elect a director under cumulative voting procedures, whereas the DGCL only requires the affirmative vote of a majority of the shareholders; however, many public company charters limit removal of directors to a removal for cause; and (4) under the NBBCA and our articles of incorporation, our authorized share structure can be amended by a special resolution of the shareholders (and a special separate resolution may be required by shareholders of a share class or series whose rights will be prejudiced), whereas under the DGCL, a majority vote by shareholders is generally required to amend a corporation’s certificate of incorporation and a separate class vote may be required to authorize alterations to a corporation’s authorized share structure.

Because we are a corporation incorporated in Canada, it may be difficult for investors in the United States to enforce civil liabilities against us based solely upon the federal securities laws of the United States.

We are a corporation incorporated under the laws of the Province of New Brunswick, Canada. Although all or substantially all of our people and assets are located in the United States, it may nonetheless be difficult for U.S. investors to effect service of process within the United States upon us, or to realize in the United States upon judgments of courts of the United States predicated upon civil liabilities under the Securities Act. Investors should not assume that Canadian courts: (1) would enforce judgments of U.S. courts obtained in actions against us or such persons predicated upon the civil liability provisions of the U.S. federal securities laws or the securities or blue sky laws of any state within the United States or (2) would enforce, in original actions, liabilities against us or such persons predicated upon the U.S. federal securities laws or any such state securities or blue sky laws.

Provisions of Canadian law may delay, prevent or make undesirable an acquisition of all or a significant portion of our common shares or assets.

The Investment Canada Act subjects direct acquisition of control (as defined therein) of us by a “non-Canadian” (as defined therein) to government review. A reviewable acquisition may not proceed unless the relevant Minister is satisfied that the investment is likely to be of net benefit to Canada. This could prevent or delay a change of control and may eliminate or limit strategic opportunities for shareholders to sell their common shares. Furthermore, acquisitions of our common shares may be subject to filing and clearance requirements under the Competition Act (Canada) where certain thresholds are exceeded. This legislation permits the Commissioner of Competition, or Commissioner, to review any acquisition or establishment, directly or indirectly, including through the acquisition of shares, of control over or of a significant interest in us. Otherwise, there are no limitations either under the laws of Canada or New Brunswick, or in our articles of incorporation on the rights of non-Canadians to hold or vote our common shares. Any of these provisions may discourage a potential acquirer from proposing or completing a transaction that may have otherwise presented a premium to our shareholders.

USE OF PROCEEDS

We estimate that the net proceeds to us from this Units offering, after deducting underwriting commissions and estimated offering expenses payable by us, will be approximately $   million (or up to approximately $   million if the underwriters exercise their over-allotment option to purchase additional Units). We intend to use the net proceeds to strengthen the balance sheet and enhance strategic flexibility, which may include funding working capital and potential future acquisitions and investments, as well as capital expenditures, share repurchases, and other general corporate purposes. Pending use of the net proceeds from this offering described above, we intend to use a portion of the net proceeds to repay approximately $317 million of indebtedness under the Revolving Facility (defined in the section titled “Description of Certain Other Indebtedness”), which has a weighted average interest rate of 5.32% during the three months ended September 26, 2025, and to deposit the remaining balance in an account, which is currently available to us at an interest rate of approximately 3%.

The foregoing represents our intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the proceeds of this offering in a manner other than as described in this prospectus supplement.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 26, 2025:

•	on an actual basis; and

•

on an as adjusted basis to give effect to the receipt of the estimated $  million of net proceeds from the sale of the Units in this offering, after deducting the underwriters’ commission and estimated offering expenses payable by us (assuming no exercise of the underwriters’ over-allotment option to purchase additional Units).

You should read this information together with the other sections of this prospectus supplement, our condensed consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section in our Quarterly Report on Form 10-Q for the quarter ended September 26, 2025, as well as similar disclosures contained in our other filings with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

(in thousands, except for share and per share amounts)
	As of September 26, 2025
	Actual	As Adjusted
Cash and cash equivalents	$89,221	$315,608
Total Assets	$1,505,811	$1,732,198
Long-Term Debt
Amortized Notes		$93,500
Senior Credit Facilities – term loans	$144,612	$144,612
Senior Credit Facilities – revolving credit facilities(3)	$306,613	$—
Less: unamortized debt issuance costs	$(5,567)	$(8,457)
Total Long-Term Debt(1)	$445,658	$229,655

Shareholders’ equity:
Preferred shares, no par value, 7,000,000 shares authorized, no shares issued or outstanding, actual and as adjusted	$—	$—
Common shares, no par value, unlimited shares authorized, 35,846 shares issued and 35,938 shares outstanding actual, and as adjusted(2)	$423,856	$423,856
Additional paid-in capital	$76,499	$518,889
Retained earnings	$303,907	$303,907
Accumulated other comprehensive loss	$(2,786)	$(2,786)
Total Novanta Inc.’s shareholders’ equity	$801,476	$1,243,866

(1)

The amount shown in the as adjusted column includes the aggregate principal amount of the amortizing notes offered hereby assuming no exercise of the underwriters’ over-allotment option to purchase an additional 1,650,000 Units, net of the underwriters’ commission and the fees and expenses that we are required to recognize.

(2)

The number of issued and outstanding common shares shown in the table above excludes (i) 383,780 common shares reserved for issuance upon vesting of restricted stock unit awards granted under our 2010 Incentive Award Plan, as amended (the “Amended and Restated 2010 Incentive Plan”), (ii) 593,569 common shares reserved for issuance upon vesting of performance-based restricted stock unit awards

(calculated at maximum performance) granted under the Amended and Restated 2010 Incentive Plan, (iii) 50,856 common shares reserved for issuance upon settlement of deferred stock units and restricted stock units granted to our directors pursuant either to stand-alone award agreements that are independent from an equity plan or the Amended and Restated 2010 Incentive Plan, (iv) 139,720 common shares reserved for issuance upon vesting and exercise of stock options granted under our Amended and Restated 2010 Incentive Plan, (v) 1,253,023 common shares reserved for issuance pursuant to future grants under our Amended and Restated 2010 Incentive Plan, in each case as of September 26, 2025, and (vi) common shares reserved for issuance upon the settlement of the purchase contracts offered by this prospectus supplement.
(3)

We have drawn additional amounts under the revolver since September 26, 2025, and this table does not reflect drawings or repayments subsequent to that date. As of November 4, 2025, we had $316,613,000 outstanding under the Revolving Facility, and had $533,387,000 available for borrowing under the Revolving Facility. The increase in amounts drawn under the revolver since September 26, 2025 are consistent with typical intraquarter working capital requirements and the timing of intraquarter payments and receipts.

MARKET PRICE OF COMMON SHARES

Our common shares are listed on Nasdaq, under the symbol “NOVT.”

On November 4, 2025, the last reported sale price of our common shares on Nasdaq was $129.33 per share. As of November 3, 2025, there were 30 holders of record of our common shares. The actual number of shareholders is greater than this number of record holders and includes shareholders who are beneficial owners but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include shareholders whose shares may be held in trust by other entities.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common shares, and we do not anticipate paying any cash dividends in the foreseeable future.

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

The following contains a summary of certain material provisions of the First Amendment and certain of our other debt agreements. It does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the underlying documents. Terms not otherwise defined in this section shall, unless the context otherwise requires, have the same meanings set out in the First Amendment or the documents governing our other indebtedness, as the case may be.

Credit Facilities

On June 27, 2025, we entered into an amended and restated credit agreement (the “Original Fourth Amended and Restated Credit Agreement”) with existing and new lenders for an aggregate credit facility of approximately $1.0 billion, consisting of a €65.3 million euro-denominated 5-year term loan facility (the “Euro Term Loans”), a $75.0 million U.S. Dollar denominated 5-year term loan facility (the “U.S. Term Loans” and, together with the Euro Term Loans, the “Term Loans”), and an $850.0 million 5-year revolving credit facility (the “Revolving Facility” and, together with the Euro Term Loans and the U.S. Term Loans, collectively, the “Senior Credit Facilities”). The Senior Credit Facilities mature in June 2030 and include an uncommitted “accordion” feature pursuant to which the commitments thereunder may be increased by an additional $350.0 million in aggregate, subject to the satisfaction of certain customary conditions. In connection with the Original Fourth Amended and Restated Credit Agreement, we capitalized $4.3 million deferred financing costs and recorded a $0.4 million loss from the write-off of a portion of the unamortized deferred financing costs.

On November 5, 2025, we and certain of our subsidiaries entered into an amendment to the Original Fourth Amended and Restated Credit Agreement (as so amended, the “First Amendment”), which amended certain provisions of the Original Fourth Amended and Restated Credit Agreement, including to (i) increase the maximum consolidated leverage ratio permitted thereunder to 3.75:1.00, with a step-up to 4.25:1.00 at the Borrowers’ (as defined therein) option for the four consecutive quarters following certain acquisitions with aggregate consideration greater than or equal to $50.0 million, from the previous maximum ratios of 3.50:1.00 and 4.00:1.00, respectively, and (ii) increase the maximum amount of cash that can be netted against consolidated indebtedness when calculating leverage ratios under the Original Fourth Amended and Restated Credit Agreement from $50.0 million to $100.0 million. Such amendments are only effective if there is an issuance of “Tangible Equity Units” (as defined therein) that occurs on or prior to December 31, 2025. In the event that such Tangible Equity Units are not issued by December 31, 2025, or any other condition precedent to the First Amendment is not satisfied by December 31, 2025, the First Amendment will terminate and be of no force or effect.

The outstanding principal balance under the Euro Term Loans is payable in quarterly installments of €1.1 million (approximately $1.3 million), beginning in September 2025, with the remaining balance due upon maturity. The outstanding principal balance under the U.S. Term Loans is payable in quarterly installments of $0.5 million, starting in September 2026, increasing to $0.9 million beginning in September 2027, with the remaining balance also due upon maturity. We may make additional principal payments at any time, which will reduce the next scheduled installment. Borrowings under the Revolving Facility may be repaid at any time prior to maturity.

We are required to satisfy certain financial and non-financial covenants under the First Amendment. The First Amendment also contains customary events of default. We were in compliance with these covenants as of September 26, 2025.

DESCRIPTION OF THE UNITS

We are offering 11,000,000 Units (or up to 12,650,000 Units if the underwriters exercise their over-allotment option to purchase additional Units), each with a stated amount of $50.00. Each Unit is comprised of a prepaid stock purchase contract (a “purchase contract”) and a senior amortizing note (an “amortizing note”), in each case issued by us. The following summary of the terms of the Units, the summary of the terms of the purchase contracts set forth under the caption “Description of the Purchase Contracts” and the summary of the terms of the amortizing notes set forth under the caption “Description of the Amortizing Notes” in this prospectus supplement and under the caption “Description of Debt Securities” in the accompanying prospectus contain a description of all of the material terms of the Units and their components but are not complete and are subject to, and qualified in their entirety by reference to, the related contracts. We refer you to:

•

the purchase contract agreement (the “purchase contract agreement”), to be dated the date of first issuance of the Units, to be entered into among us, U.S. Bank Trust Company, National Association, as purchase contract agent (the “purchase contract agent”) and attorney-in-fact for the holders of purchase contracts from time to time, and U.S. Bank Trust Company, National Association, as trustee (the “trustee”) under the indenture described below, pursuant to which the purchase contracts and Units will be issued; and

•

the indenture, between us, as issuer, and U.S. Bank Trust Company, National Association, as trustee, and a related supplemental indenture, between us, as issuer, and U.S. Bank Trust Company, National Association, as trustee, each to be dated the date of first issuance of the Units, under which the amortizing notes will be issued.

The indenture has been filed as an exhibit to the registration statement of which this prospectus supplement forms a part, and the related supplemental indenture for the amortizing notes and the purchase contract agreement will be filed as exhibits to a current report on Form 8-K and incorporated by reference as exhibits to that registration statement. Whenever particular sections or defined terms are referred to, such sections or defined terms are incorporated herein by reference.

As used in this section, the terms “we,” “us” and “our” mean Novanta Inc. and do not include any of our subsidiaries.

Components of the Units

Each Unit offered is comprised of:

•

a prepaid stock purchase contract issued by us pursuant to which we will deliver to the holder, not later than November 1, 2028 (subject to postponement in certain limited circumstances, the “mandatory settlement date”), unless earlier settled, a number of our common shares, no par value (the “common shares”) per purchase contract equal to the settlement rate described below under “Description of the Purchase Contracts—Delivery of Common Shares”; and

•

a senior amortizing note issued by us with an initial principal amount of $   that pays equal quarterly installments of $   per amortizing note (except for the February 1, 2026 installment payment, which will be $   per amortizing note), which cash payment in the aggregate will be equivalent to  % per year with respect to the $50.00 stated amount per Unit.

Unless previously settled at your option as described in “Description of the Purchase Contracts—Early Settlement” or “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” or settled at our option as described in “Description of the Purchase Contracts—Early Mandatory Settlement at our Election,” we will deliver to you not more than    common shares and not less than    common shares on the mandatory settlement date, based upon the applicable “settlement rate” (as defined below), which is subject to adjustment as described herein, and the “applicable market value” (as defined below) of our common shares, as described below under “Description of the Purchase Contracts—Delivery of Common Shares.”

Each amortizing note will have an initial principal amount of $  . On each February 1, May 1, August 1 and November 1, commencing on February 1, 2026, we will pay cash installments of $   on each amortizing note (except for the February 1, 2026 installment payment, which will be $   per amortizing note). Each installment will constitute a payment of interest (at a rate of  % per annum) and a partial repayment of principal on the amortizing note, allocated as set forth on the amortization schedule set forth under “Description of the Amortizing Notes—Amortization Schedule.”

The stated amount of each Unit must be allocated between the amortizing note and the purchase contract based upon their relative fair market values. We have determined that the fair market value of each amortizing note is $   and the fair market value of each purchase contract is $  , as set forth in the purchase contract agreement. Each holder agrees to such allocation and this position will be binding upon each holder (but not on the IRS or the CRA).

Separating and Recreating Units

Upon the conditions and under the circumstances described below, a holder of a Unit will have the right to separate a Unit into its component parts, and a holder of a separate purchase contract and a separate amortizing note will have the right to combine the two components to recreate a Unit.

Separating Units

At initial issuance, the purchase contracts and amortizing notes may be purchased and transferred only as Units consisting of a “component purchase contract” and a “component amortizing note” and will trade under the CUSIP number for the Units.

On any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the second scheduled trading day immediately preceding November 1, 2028 or, if earlier, the second scheduled trading day immediately preceding any “early mandatory settlement date” (as defined under “Description of the Purchase Contracts”) and also excluding the period between any regular record date and the related installment payment date (provided that the right to separate the Units shall resume on such related installment payment date), you will have the right to separate your Unit into its constituent purchase contract and amortizing note (which we refer to as a “separate purchase contract” and a “separate amortizing note,” respectively, and which will thereafter trade under their respective CUSIP numbers), in which case that Unit will cease to exist. If you beneficially own a Unit, you may separate it into its component purchase contract and component amortizing note by delivering written instructions to the broker or other direct or indirect participant through which you hold an interest in your Unit (your “participant”) to notify The Depository Trust Company (“DTC”) through DTC’s Deposit/Withdrawal at Custodian (“DWAC”) system of your desire to separate the Unit, together with any required instructions or notices to the trustee and the purchase contract agent as provided in the indenture and the purchase contract agreement. Holders who elect to separate a Unit into its constituent purchase contract and amortizing note shall be responsible for any fees or expenses payable in connection with such separation.

“Business day” means any day other than a Saturday, Sunday or any day on which banking institutions in New York, New York are authorized or obligated by applicable law or executive order to close or be closed.

Separate purchase contracts and separate amortizing notes will be transferable independently from each other.

Recreating Units

On any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the second scheduled trading day immediately preceding November 1, 2028 or, if earlier, the second scheduled trading day immediately preceding any early mandatory settlement date and also excluding the period between any regular record date and the related installment payment date (provided that the right to recreate the Units shall resume on such related installment payment date), you may recreate a Unit consisting of a “component purchase contract” and a “component amortizing note” from your separate purchase contract and separate amortizing note. If you beneficially own a separate purchase contract and a separate amortizing note, you may recreate a Unit by delivering written instruction to your participant to notify DTC through DTC’s DWAC system of your desire to recreate the Unit, together with any required instructions or notices to the trustee and the purchase contract agent as provided in the indenture and the purchase contract agreement. Holders who elect to recreate Units shall be responsible for any fees or expenses payable in connection with such recreation, and neither we nor the purchase contract agent will have any liability therefor.

Global Securities

Your Unit, purchase contract and amortizing note will be represented by global securities registered in the name of a nominee of DTC. You will not be entitled to receive definitive physical certificates for your Units, purchase contracts or amortizing notes, except under the limited circumstances described under “Book-Entry Procedures and Settlement.” Beneficial interests in a Unit and, after separation, the separate purchase contract and separate amortizing note will be represented through book-entry accounts of, and transfers will be effected through, direct or indirect participants in DTC.

Deemed Actions by Holders by Acceptance

Each holder of Units or separate purchase contracts or separate amortizing notes, by acceptance of such securities, will be deemed to have:

•

irrevocably authorized and directed the purchase contract agent to execute, deliver and perform on its behalf the purchase contract agreement, and appointed the purchase contract agent as its attorney-in-fact for any and all such purposes;

•

in the case of a purchase contract that is a component of a Unit, or that is evidenced by a separate purchase contract, irrevocably authorized and directed the purchase contract agent to execute, deliver and hold on its behalf the separate purchase contract or the component purchase contract evidencing such purchase contract, and appointed the purchase contract agent as its attorney-in-fact for any and all such purposes;

•	consented to, and agreed to be bound by, the terms and provisions of the purchase contract agreement; and

•	in the case of a holder of a Unit, agreed, for all purposes, including U.S. federal and Canadian income tax purposes, to treat:

•	a Unit as an investment unit composed of two separate instruments, in accordance with its form;

•	the amortizing notes as indebtedness of ours; and

•

the allocation of the $50.00 stated amount per Unit between the purchase contract and the amortizing note so that such holder’s initial tax basis or cost in each purchase contract will be $   and such holder’s initial tax basis in each amortizing note will be $  .

Listing of Securities

We have applied to list the Units on Nasdaq under the symbol “NOVTU,” subject to satisfaction of its minimum listing standards with respect to the Units. However, we can give no assurance that the Units will be so listed. If the Units are approved for listing, we expect that the Units will begin trading on Nasdaq within

30 calendar days after the Units are first issued. In addition, certain of the underwriters have advised us that they intend to make a market in the Units, but such underwriters are not obligated to do so. However, listing on Nasdaq does not guarantee that a trading market will develop, and such underwriters may discontinue market making at any time in their sole discretion without notice. Accordingly, we cannot assure you that a liquid trading market will develop for the Units (or, if developed, that a liquid trading market will be maintained), that you will be able to sell Units at a particular time or that the prices you receive when you sell will be favorable.

We will not initially apply to list the separate purchase contracts or the separate amortizing notes on any securities exchange or automated inter-dealer quotation system. If (i) a sufficient number of Units are separated into separate purchase contracts and separate amortizing notes and traded separately such that applicable listing requirements are met and (ii) a sufficient number of holders of such separate purchase contracts and separate amortizing notes request that we list such separate purchase contracts and separate amortizing notes, we may endeavor, in our sole discretion, to list such separate purchase contracts and separate amortizing notes on an exchange of our choosing (which may or may not be Nasdaq) subject to applicable listing requirements.

Our common shares are listed on Nasdaq under the symbol “NOVT.” We have applied to have the common shares deliverable upon settlement of all purchase contracts approved for listing on Nasdaq.

Title

We, the trustee and the purchase contract agent will treat the registered owner, which we expect at initial issuance to be a nominee of DTC, of any Unit or separate purchase contract or amortizing note as the absolute owner of the Unit or separate purchase contract or amortizing note for the purpose of settling the related purchase contracts or amortizing note and for all other purposes.

Accounting for the Units

We expect to record the issuance of the purchase contract portion of the Units as additional paid-in-capital, net of issuance costs of the purchase contracts, in our financial statements. We also expect to record the amortizing notes portion of the Units as long-term debt (including the current portion) and to record the issuance costs of the amortizing notes as an adjustment to the carrying amount of the amortizing notes. The amortization of the amortizing notes will be calculated using the effective interest method over the life of the amortizing notes. We will allocate the proceeds from the issuance of the Units to the purchase contracts and amortizing notes based on the relative fair values of the respective components, determined as of the date of issuance of the Units. We have determined that the allocation of the purchase price of each Unit as between the amortizing note and the purchase contract will be $   for the amortizing note and $   for the purchase contract, as set forth in the purchase contract agreement.

Based on the expected structure of the Units, we expect the purchase contracts to meet equity classification. The classification of the Units will be subject to detailed assessment once finalized and a different conclusion may result in a material impact on the information presented or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Based on U.S. GAAP, we do not expect the purchase contract component of the Units to be revalued under fair value accounting principles.

We are continuing to evaluate the earnings per common share considerations of the Units, including whether the purchase contracts represent participating securities. We expect our earnings per common share calculations will reflect the common shares issuable upon settlement of the purchase contracts portion of the Units. Our basic earnings per common share may include the minimum common shares issuable under the purchase contract for each period and our diluted earnings per common share will include any incremental common shares that would be issuable assuming a settlement of the purchase contract at the end of each accounting period, if dilutive.

Replacement of Unit Certificates

In the event that physical certificates evidencing the Units have been issued, any mutilated Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent and, if applicable, the trustee. Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us, the trustee and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to us, the trustee and the purchase contract agent. In the case of a destroyed, lost or stolen Unit certificate, an indemnity satisfactory to us, the trustee and the purchase contract agent may be required at the expense of the holder of the Units before a replacement will be issued.

Notwithstanding the foregoing, we will not be obligated to replace any Unit certificates on or after the second scheduled trading day immediately preceding November 1, 2028 or any early settlement date. In those circumstances, the purchase contract agreement will provide that, in lieu of the delivery of a replacement Unit certificate, we, upon delivery of the evidence and indemnity described above, will deliver or arrange for delivery of our common shares issuable pursuant to the purchase contracts included in the Units evidenced by the Unit certificate.

Miscellaneous

The purchase contract agreement and the indenture will provide that we will pay all fees and expenses related to the offering of the Units and the enforcement by the purchase contract agent and/or the trustee of the rights of the holders of the Units or the separate purchase contracts or amortizing notes, other than expenses (including legal fees) of the underwriters.

Should you elect to separate or recreate Units, you will be responsible for any fees or expenses payable in connection with that separation or recreation, and neither we nor the trustee nor the purchase contract agent will have any liability therefor.

DESCRIPTION OF THE PURCHASE CONTRACTS

The purchase contracts will be issued pursuant to the terms and provisions of the purchase contract agreement. The following summary of the terms of the purchase contracts contains a description of all of the material terms of the purchase contracts but is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the purchase contract agreement, including the definitions in the purchase contract agreement of certain terms. We refer you to the purchase contract agreement which will be filed as an exhibit to a current report on Form 8-K and incorporated by reference as an exhibit to the registration statement of which this prospectus supplement forms a part. A copy of the purchase agreement will be available as described under “Where You Can Find More Information.”

Each purchase contract will initially form a part of a Unit. Each Unit may be separated by a holder into its constituent purchase contract and amortizing note on any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the second scheduled trading day immediately preceding November 1, 2028 or, if earlier, the second scheduled trading day immediately preceding any “early mandatory settlement date.” Following such separation, purchase contracts may be transferred separately from amortizing notes.

As used in this section, the terms “we,” “us” and “our” mean Novanta Inc. and do not include any of our subsidiaries.

Mandatory Settlement

Unless previously settled at your or our option, on November 1, 2028 (subject to postponement in certain limited circumstances described below, the “mandatory settlement date”), each purchase contract will automatically settle, and we will deliver a number of our common shares based on the applicable settlement rate as described under “—Delivery of Common Shares.”

On the mandatory settlement date, our common shares will be issued and delivered to you or your designee, upon (i) surrender of certificates representing the purchase contracts, if such purchase contracts are held in certificated form, and (ii) payment by you of any transfer or similar taxes payable in connection with the issuance of our common shares to any person other than you. As long as the purchase contracts are evidenced by one or more global purchase contract certificates deposited with DTC, procedures for settlement will be governed by DTC’s applicable procedures.

Early Settlement

You, as a holder of Units or a holder of a separate purchase contract, may elect to settle your purchase contracts early, in whole or in part, only under the following circumstances:

Early Settlement upon Satisfaction of Sale Price Condition

On or after February 1, 2026 until 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding November 1, 2028, you, as a holder of Units or a holder of a separate purchase contract, may elect to settle your purchase contracts early, in whole or in part, on the second trading day immediately following the last trading day of any 20 consecutive trading day period during which the closing price of our common shares has been greater than or equal to 110% of the threshold appreciation price then in effect on each day in such 20 consecutive trading day period.

The “closing price” of our common shares on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common shares are traded. If our common shares are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “closing price” will be the last quoted bid price for our common shares in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common shares are not so quoted, the “closing price” will be the average of the mid-point of the last bid and ask prices for our common shares on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose. The “closing price” will be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

Early Settlement upon Satisfaction of Trading Price Condition

On or after February 1, 2026 until 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding November 1, 2028, you, as a holder of Units or a holder of a separate purchase contract, may elect to settle your purchase contracts early, in whole or in part, at any time during the five business day period after any ten consecutive trading day period (the “measurement period”) in which (x) the “trading price” per Unit, as determined following a written request by a holder of Units in accordance with the procedures described below, for each trading day of the measurement period was less than 97% of the product of the closing price of our common shares and the maximum settlement rate on each such trading day and (y) the closing price of our common shares on each trading day of the measurement period was less than 70% of the reference price on each such trading day.

The “trading price” of the Units on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for 20,000 Units at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select for this purpose; provided that if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for 20,000 Units from a nationally recognized securities dealer, then the trading price per Unit will be deemed to be less than 97% of the product of the closing price of our common shares and the maximum settlement rate. If (x) we are not acting as bid solicitation agent, and we do not, when we are required to, instruct the bid solicitation agent to obtain bids, or if we give such instruction to the bid solicitation agent, and the bid solicitation agent fails to make such determination, or (y) we are acting as bid solicitation agent and we fail to make such determination, then, in either case, the trading price per Unit will be deemed to be less than 97% of the product of the closing price of our common shares and the maximum settlement rate on each trading day of such failure.

The bid solicitation agent (if other than us) shall have no obligation to determine the trading price per Unit unless we have requested such determination; and we shall have no obligation to make such request (or, if we are acting as bid solicitation agent, we shall have no obligation to determine the trading price) unless a holder or holders in the aggregate of at least 40,000 Units provides us with reasonable evidence that the trading price per Unit would be less than 97% of the product of the closing price of our common shares and the maximum settlement rate. At such time, we shall instruct the bid solicitation agent in writing (if other than us) to determine, or if we are acting as bid solicitation agent, we shall determine, the trading price per Unit beginning on the next trading day and on each successive trading day until the trading price per Unit is greater than or equal to 97% of the product of the closing price of our common shares and the maximum settlement rate. At such time as we direct the bid solicitation agent in writing to solicit bid quotations, we shall provide the bid solicitation agent with the names and contact details of the three independent nationally recognized securities dealers we select, and we shall direct those security dealers to provide bids to the bid solicitation agent. If the trading price condition has been met, we will so notify the holders of Units and separate purchase contracts, the trustee and the purchase contract agent (if other than the trustee) in writing. If, at any time after the trading price condition has been met, the trading price per Unit is greater than or equal to 97% of the product of the closing price of our common shares and the maximum settlement rate for such date, we will so notify the holders of Units and separate purchase contracts, the trustee and the purchase contract agent (if other than the trustee) in writing, and thereafter neither we nor the bid solicitation agent (if other than us) shall be required to solicit bids again until a new holder request is made as provided above.

We will initially act as the bid solicitation agent.

Early Settlement upon Specified Corporate Events

Certain Distributions

If, prior to 5:00 p.m. New York City time, on the second scheduled trading day immediately preceding November 1, 2028, we elect to:

•

issue to all or substantially all holders of our common shares any rights, options or warrants (other than in connection with a shareholder rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase our common shares at a price per share that is less than the average of the closing prices of our common shares for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance; or

•

distribute to all or substantially all holders of our common shares our assets, securities or rights to purchase our securities (other than in connection with a shareholder rights plan prior to separation of such rights from our common shares), which distribution has a per share value, as reasonably determined by us, exceeding 10% of the closing price of our common shares on the trading day preceding the date of announcement for such distribution, then, in either case, we must notify the holders of the Units and separate purchase contracts, the purchase contract agent and the trustee (if other than the purchase contract agent) in writing at least 30 scheduled trading days (as defined below) prior to the ex-dividend date for such issuance or distribution. Once we have given such notice, you, as a holder of Units or a holder of a separate purchase contract, may elect to settle your purchase contracts early, in whole or in part, at any time until the earlier of the close of business on the business day immediately preceding the ex-dividend date for such issuance or distribution and our announcement that such issuance or distribution will not take place, even if the purchase contracts may not otherwise be settled at such time.

Certain Corporate Events

If (i) a transaction or event that constitutes a fundamental change (as defined under “—Early Settlement Upon a Fundamental Change”) occurs prior to 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding November 1, 2028 or (ii) we are a party to a “reorganization event” (as defined under “—Recapitalizations, Reclassifications and Changes of our Common Shares”) (other than a reorganization event effected solely for the purpose of changing our jurisdiction of organization that (x) does not constitute a fundamental change and (y) results in a reclassification, conversion or exchange of our outstanding common shares solely into common shares of the surviving entity and such common shares become exchange property for the purchase contracts) that occurs prior to 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding November 1, 2028, then, in each case, you, as a holder of Units or a holder of a separate purchase contract, may elect to settle your purchase contracts early, in whole or in part, at any time from or after the effective date of the transaction or event until 5:00 p.m., New York City time, on the 30th business day thereafter (or, if earlier, the second scheduled trading day immediately preceding November 1, 2028). We will notify holders of the Units and separate purchase contracts, the trustee and the purchase contract agent (if other than the trustee) in writing as promptly as practicable following the date we publicly announce such transaction or event.

Early Settlement Procedures

If you elect to settle any of your purchase contracts early in accordance with the foregoing conditions, we will deliver a number of our common shares per purchase contract based on the applicable settlement rate as described under “—Delivery of Common Shares,” unless you elect to settle your purchase contracts early in connection with a fundamental change, in which case you will receive upon settlement of your purchase contracts a number of our common shares based on the “fundamental change early settlement rate” as described under “—Early Settlement Upon a Fundamental Change.”

Your right to receive our common shares upon early settlement of a purchase contract is subject to (i) delivery of a written and signed notice of election (an “early settlement notice”) to the purchase contract agent electing early settlement of such purchase contract (or, in the case of a global purchase contract or a component purchase contract comprising a portion of a global Unit, delivery of notice of such election in accordance with DTC’s applicable procedures), (ii) if such purchase contract or the Unit that includes such purchase contract is held in certificated form, surrendering the certificates representing the purchase contract, or if held in global form, surrendering in accordance with DTC’s applicable procedures and (iii) payment by you of any transfer or similar taxes payable in connection with the issuance of our common shares to any person other than you. As long as the purchase contracts or the Units are evidenced by one or more global certificates deposited with DTC, procedures for early settlement will be governed by DTC’s applicable procedures.

Upon surrender of the purchase contract or the related Unit and payment of any applicable transfer or similar taxes due because of any issue of such shares in a name of a person other than the holder, you will receive the applicable number of our common shares (and any cash payable for fractional common shares) due upon early settlement on the second business day following the “early settlement date” (as defined below).

If you comply with the requirements for effecting early settlement of your purchase contracts earlier than 5:00 p.m., New York City time, on any business day, then that business day will be considered the “early settlement date.” If you comply with such requirements at or after 5:00 p.m., New York City time, on any business day or at any time on a day that is not a business day, then the next succeeding business day will be considered the “early settlement date.” Prior to 5:00 p.m., New York City time, on the early settlement date, our common shares underlying each purchase contract will not be outstanding, and the holder of such purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common shares by virtue of holding such purchase contract. The person in whose name any of our common shares shall be issuable upon such early settlement of the purchase contract will be treated as the holder of record of such shares as of 5:00 p.m., New York City time, on the relevant early settlement date.

Upon early settlement at the holder’s election of the purchase contract component of a Unit, the amortizing note underlying such Unit will remain outstanding and beneficially owned by or registered in the name of, as the case may be, the holder who elected to settle the related purchase contract early.

Delivery of Common Shares

For each purchase contract, we will deliver to you on the mandatory settlement date or, in the case of an early settlement as described under “—Early Settlement,” on the date as described above under “—Early Settlement—Early Settlement Procedures,” a number of our common shares. Other than for any early settlement of purchase contracts in connection with a fundamental change, the number of our common shares issuable upon settlement of each purchase contract (the “settlement rate”) will be determined as follows:

•

if the applicable market value of our common shares is greater than or equal to the threshold appreciation price, then you will receive    common shares for each purchase contract (the “minimum settlement rate”);

•

if the applicable market value of our common shares is greater than the reference price but less than the threshold appreciation price, then you will receive a number of our common shares for each purchase contract equal to the Unit stated amount of $50.00, divided by the applicable market value; and

•	if the applicable market value of our common shares is less than or equal to the reference price, then you will receive common shares for each purchase contract (the “maximum settlement rate”).

The maximum settlement rate, minimum settlement rate, reference price and threshold appreciation price are each subject to adjustment as described under “—Adjustments to the Fixed Settlement Rates” below. Each of the minimum settlement rate and the maximum settlement rate is referred to as a “fixed settlement rate.”

The reference price is equal to $50.00 divided by the maximum settlement rate (rounded to the nearest $0.0001) and is approximately equal to $  , which is the last reported sale price of our common shares on Nasdaq on the pricing date of this offering.

The threshold appreciation price is equal to $50.00 divided by the minimum settlement rate (rounded to the nearest $0.0001). The threshold appreciation price, initially $  , represents an appreciation of approximately  % over the reference price.

For illustrative purposes only, the following table shows the number of our common shares issuable upon settlement of a purchase contract on the mandatory settlement date (or in respect of an early settlement other than in connection with a fundamental change) at assumed applicable market values, based on a reference price of $   and a threshold appreciation price of $  . The table assumes that there will be no adjustments to the fixed settlement rates described under “—Adjustments to the Fixed Settlement Rates” below and that the purchase contracts have not been settled early at the option of holders as described under “—Early Settlement Upon a Fundamental Change” below. We cannot assure you that the actual applicable market value will be within the assumed range set forth below.

A holder of a Unit or a separate purchase contract, as applicable, would receive on the mandatory settlement date (or in respect of the applicable early settlement date) the following numbers of our common shares for each Unit or separate purchase contract at the following assumed applicable market values:

Assumed Applicable Market Value	Number of Common Shares
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$

As the table above illustrates, if, on the mandatory settlement date (or in respect of the applicable early settlement date, as applicable), the applicable market value is greater than or equal to the threshold appreciation

price, we would be obligated to deliver    of our common shares for each purchase contract. As a result, if the applicable market value exceeds the threshold appreciation price, you will receive only a portion of the appreciation in the market value of our common shares you would have received had you purchased our common shares with $50.00 at the reference price on the pricing date of this offering.

If, on the mandatory settlement date (or in respect of the applicable early settlement date, as applicable), the applicable market value is less than the threshold appreciation price but greater than the reference price of approximately $  , we would be obligated to deliver a number of our common shares on the mandatory settlement date (or in respect of the applicable early settlement date, as applicable) equal to $50.00, divided by the applicable market value. As a result, we would retain all appreciation in the market value of our common shares underlying each purchase contract between the reference price and the threshold appreciation price.

If, on the mandatory settlement date (or in respect of the applicable early settlement date, as applicable), the applicable market value is less than or equal to the reference price of approximately $  , we would be obligated to deliver upon settlement of the purchase contract    of our common shares for each purchase contract, regardless of the market price of our common shares. As a result, the holder would realize a loss on the decline in market value of our common shares below the reference price.

Because the applicable market value of our common shares is determined over the 20 consecutive “trading days” (as defined below) beginning on, and including, the 21st scheduled trading day immediately preceding November 1, 2028 (or, in the case of an early settlement other than in connection with a fundamental change, over the 20 consecutive trading days beginning on, and including, the 21st trading day immediately preceding the relevant early settlement date), the number of our common shares delivered for each purchase contract may be greater than or less than the number that would have been delivered based on the closing price (or daily VWAP) of our common shares on November 1, 2028 (or such early settlement date, as the case may be). In addition, you will bear the risk of fluctuations in the market price of our common shares deliverable upon settlement of the purchase contracts between the end of such 20 consecutive trading day period and the date such shares are delivered.

The term “applicable market value” means the arithmetic average of the daily VWAPs of our common shares on each of the trading days during the relevant market value averaging period.

“Market value averaging period” means (i) in the case of mandatory settlement on the mandatory settlement date, the 20 consecutive trading days beginning on, and including, the 21st scheduled trading day immediately preceding November 1, 2028 and (ii) in the case of any early settlement (other than in connection with a fundamental change), the 20 consecutive trading days beginning on, and including, the 21st trading day immediately preceding the relevant early settlement date.

The “daily VWAP” of our common shares on any trading day means such price per share as displayed under the heading “Bloomberg VWAP” on Bloomberg (or any successor service) page NOVT.US <Equity> AQR (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading to 4:00 p.m., New York City time, on such trading day; or, if such price is not available, the market value per common share on such trading day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Trading day” for purposes of determining any consideration due at settlement of a purchase contract means a day on which (i) there is no “market disruption event” (as defined below) and (ii) trading in our common shares (or other security for which a daily VWAP must be determined) generally occurs on Nasdaq or, if our common shares (or such other security) are not then listed on Nasdaq, on the principal other U.S. national or regional securities exchange on which our common shares (or such other security) are then listed or, if our common shares (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common shares (or such other security) are then traded. If our common shares (or such other security) are not so listed or traded, “trading day” means a “business day.”

“Scheduled trading day” means a day that is scheduled to be a trading day on Nasdaq or, if our common shares are not then listed on Nasdaq, on the principal other U.S. national or regional securities exchange on which our common shares are then listed or, if our common shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common shares are then traded. If our common shares are not so listed or admitted for trading, “scheduled trading day” means a “business day.”

“Market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common shares are listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common shares for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common shares or in any options contracts or futures contracts relating to our common shares.

If one or more of the 20 consecutive scheduled trading days beginning on, and including, the 21st scheduled trading day immediately preceding November 1, 2028 is not a trading day, the mandatory settlement date will be postponed until the second scheduled trading day immediately following the last trading day of the 20 consecutive trading day period during which the applicable market value is determined.

Prior to 5:00 p.m., New York City time, on the last trading day of the 20 consecutive trading day period during which the applicable market value is determined, our common shares underlying each purchase contract will not be outstanding, and the holder of such purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common shares by virtue of holding such purchase contract. The person in whose name any of our common shares shall be issuable upon settlement of the purchase contract on the mandatory settlement date will be treated as the holder of record of such shares as of 5:00 p.m., New York City time, on the last trading day of the 20 consecutive trading day period during which the applicable market value is determined.

We will pay any documentary, stamp or similar issue or transfer tax due on the issue of any of our common shares upon settlement of the purchase contracts, unless the tax is due because the holder requests any shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Early Settlement Upon a Fundamental Change

If a “fundamental change” occurs and you elect to settle your purchase contracts early in connection with such fundamental change in accordance with the procedures described under “—Early Settlement—Early Settlement Procedures” above, you will receive per purchase contract a number of our common shares or cash, securities or other property, as applicable, equal to the “fundamental change early settlement rate,” as described below. An early settlement will be deemed for these purposes to be “in connection with” such fundamental change if you deliver your early settlement notice to the purchase contract agent, and otherwise satisfy the requirements for effecting early settlement of your purchase contracts, during the period beginning on, and including, the effective date of the fundamental change and ending at 5:00 p.m., New York City time, on the 30th business day thereafter (or, if earlier, the second scheduled trading day immediately preceding November 1, 2028) (the “fundamental change early settlement period”). We refer to this right as the “fundamental change early settlement right.”

If you comply with the requirements for effecting early settlement of your purchase contracts in connection with a fundamental change prior to 5:00 p.m., New York City time, on any business day during the fundamental change early settlement period, then that business day will be considered the “fundamental change early settlement date.” If you comply with such requirements at or after 5:00 p.m., New York City time, on any business day during the fundamental change early settlement period or at any time on a day during the fundamental change early settlement period that is not a business day, then the next succeeding business day will be considered the “fundamental change early settlement date.”

We will provide the purchase contract agent, the trustee and the holders of Units and separate purchase contracts with a notice of a fundamental change within five business days after its effective date and issue a press release announcing such effective date. The notice will also set forth, among other things, (i) the applicable fundamental change early settlement rate, (ii) if not solely our common shares, the kind and amount of cash, securities and other property receivable by the holder upon settlement and (iii) the deadline by which each holder’s fundamental change early settlement right must be exercised.

A “fundamental change” will be deemed to have occurred upon the occurrence of any of the following:

•

any “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than us, any of our subsidiaries and any of our and their employee benefit plans, files a Schedule TO or any other schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the voting power of the outstanding common shares;

•

the consummation of (A) any recapitalization, reclassification or change of our common shares (other than changes resulting from a subdivision or combination) as a result of which our common shares would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation, amalgamation or merger of us pursuant to which our common shares will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our wholly owned subsidiaries;

•	our common shareholders approve any plan or proposal for the liquidation or dissolution of us; or

•

our common shares (or other common shares receivable upon settlement of your purchase contracts, if applicable) ceases to be listed or quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors).

A transaction or transactions described in the first two bullets above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our common shareholders (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ statutory appraisal rights) in connection with such transaction or transactions consists of common shares that are listed or quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors), or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions such consideration becomes the consideration receivable upon settlement of your purchase contracts, if applicable, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ statutory appraisal rights.

If any transaction in which our common shares are replaced by the securities of another entity occurs, following completion of any related fundamental change early settlement period (or, in the case of a transaction that would have been a fundamental change but for the immediately preceding paragraph, following the effective date of such transaction), references to us in the definition of “fundamental change” above shall instead be references to such other entity.

The “fundamental change early settlement rate” will be determined by us by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the “share price” in the fundamental change, which will be:

•

in the case of a fundamental change described in the second bullet of the definition of “fundamental change” in which all holders of our common shares receive only cash in the fundamental change, the share price will be the cash amount paid per common share; and

•

in all other cases, the share price will be the arithmetic average of the daily VWAPs of our common shares over the five consecutive trading day period ending on, and including, the trading day immediately preceding the effective date.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the fixed settlement rates are adjusted. The adjusted share prices will equal the share prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the maximum settlement rate immediately prior to the adjustment giving rise to the share price adjustment and the denominator of which is the maximum settlement rate as so adjusted. The fundamental change early settlement rates per purchase contract in the table below will be adjusted in the same manner and at the same time as the fixed settlement rates as set forth under “—Adjustments to the Fixed Settlement Rates.”

The following table sets forth the fundamental change early settlement rate per purchase contract for each share price and effective date set forth below:

Share Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$	$
November , 2025
February 1, 2026
May 1, 2026
August 1, 2026
November 1, 2026
February 1, 2027
May 1, 2027
August 1, 2027
November 1, 2027
February 1, 2028
May 1, 2028
August 1, 2028
November 1, 2028

The exact share prices and effective dates may not be set forth in the table above, in which case:

•

if the applicable share price is between two share prices in the table above or the applicable effective date is between two effective dates in the table above, the fundamental change early settlement rate will be determined by straight line interpolation between the fundamental change early settlement rates set forth for the higher and lower share prices and the earlier and later effective dates, as applicable, based on a 365- or 366-day year, as applicable;

•

if the applicable share price is greater than $   per share (subject to adjustment in the same manner and at the same time as the share prices set forth in the column headings of the table above), then the fundamental change early settlement rate will be the minimum settlement rate; or

•

if the applicable share price is less than $   per share (subject to adjustment in the same manner and at the same time as the share prices set forth in the column headings of the table above, the “minimum share price”), the fundamental change early settlement rate will be determined as if the share price equaled the minimum share price, and using straight line interpolation, as described in the first bullet of this paragraph, if the effective date is between two effective dates in the table above.

The maximum number of our common shares deliverable under a purchase contract is     , subject to adjustment in the same manner and at the same time as the fixed settlement rates as set forth under “—Adjustments to the Fixed Settlement Rates.”

Our obligation to settle the purchase contracts at the fundamental change early settlement rate could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

We will deliver our common shares, securities, cash or other property payable as a result of your exercise of the fundamental change early settlement right on the second business day following the fundamental change early settlement date. Prior to 5:00 p.m., New York City time, on the fundamental change early settlement date, our common shares underlying each purchase contract will not be outstanding, and the holder of such purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common shares by virtue of holding such purchase contract. The person in whose name any of our common shares or other securities, if applicable, shall be issuable following exercise of a holder’s fundamental change early settlement right will be treated as the holder of record of such shares or other securities, if applicable, as of 5:00 p.m., New York City time, on the fundamental change early settlement date.

Upon early settlement of the purchase contract component of a Unit at the holder’s election upon a fundamental change, the amortizing note underlying such Unit will remain outstanding and will be beneficially owned by or registered in the name of, as the case may be, the holder who elected to settle the related purchase contract early upon the fundamental change.

If you do not elect to exercise your fundamental change early settlement right, your purchase contracts will remain outstanding and will be subject to normal settlement on any subsequent early settlement date, any subsequent fundamental change early settlement date or the mandatory settlement date, as the case may be.

Early Mandatory Settlement at our Election

We have the right to settle the purchase contracts on or after November 1, 2026, in whole but not in part, on a date fixed by us as described below at the “early mandatory settlement rate” described below, if the closing price of our common shares for 20 or more consecutive trading days ending on the second trading day immediately preceding the notice date exceeds 130% of the threshold appreciation price in effect on each such trading day. We refer to this right as our “early mandatory settlement right.”

The “early mandatory settlement rate” will be the settlement rate that would apply as set forth above under “—Delivery of Common Shares” for an early settlement at your option as described above under “—Early Settlement” as if the notice date was the applicable early settlement date.

In the event we elect to settle the purchase contracts early, holders of the amortizing notes (whether as components of Units or separate amortizing notes) will have the right to require us to repurchase some or all of their amortizing notes, as described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder.” If we exercise our early mandatory settlement right and the holder of any Unit does not require us to repurchase the amortizing note that is a component of such Unit, such amortizing note will remain outstanding and will be beneficially owned by or registered in the name of, as the case may be, such holder. If we exercise our early mandatory settlement right and the holder of any Unit requires us to repurchase the amortizing note that is a component of such Unit but the related repurchase date falls after the early mandatory settlement date, such amortizing note will remain outstanding (pending such repurchase date) and will be beneficially owned by or registered in the name of, as the case may be, such holder.

If we elect to exercise our early mandatory settlement right, we will provide the purchase contract agent, the trustee and the holders of Units, separate purchase contracts and separate amortizing notes with a notice of our election (the “early mandatory settlement notice”) and issue a press release announcing our election. The early mandatory settlement notice will specify, among other things:

•	the early mandatory settlement rate;

•

the date on which we will deliver our common shares following exercise of our early mandatory settlement right (the “early mandatory settlement date”), which will be (i) on or after November 1, 2026 and (ii) on the second business day following the date of our notice (the “notice date”) (or such later date as may be required by applicable securities laws);

•

that holders of Units and separate amortizing notes will have the right to require us to repurchase their amortizing notes that are a component of the Units or their separate amortizing notes, as the case may be (subject to certain exceptions described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder”);

•	the “repurchase price” and “repurchase date” (each as defined below under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder”);

•	the last date on which holders of amortizing notes may exercise their repurchase right; and

•	the procedures that holders of amortizing notes must follow to require us to repurchase their amortizing notes.

We will deliver our common shares and any cash payable for fractional common shares to you on the early mandatory settlement date. Prior to 5:00 p.m., New York City time, on the notice date, our common shares underlying each purchase contract will not be outstanding, and the holder of such purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common shares by virtue of holding such purchase contract. The person in whose name any of our common shares shall be issuable following exercise of our early mandatory settlement right will be treated as the holder of record of such shares as of 5:00 p.m., New York City time, on the notice date.

Adjustments to the Fixed Settlement Rates

The fixed settlement rates will be adjusted as described below, except that we will not make any adjustments to the fixed settlement rates if holders of the purchase contracts participate (other than in the case of a share split, a share combination, or a tender or exchange offer), at the same time and upon the same terms as holders of our common shares and solely as a result of holding the purchase contracts, in any of the transactions described below without having to settle their purchase contracts as if they held a number of our common shares equal to the maximum settlement rate multiplied by the number of purchase contracts held by such holders.

(1) If we exclusively issue our common shares to all or substantially all holders of our common shares as a dividend or distribution on our common shares, or if we effect a share split or share combination, then each fixed settlement rate will be adjusted based on the following formula:

SR1 = SR0 ×	OS1
OS0

where,

SR0 =	such fixed settlement rate in effect immediately prior to 5:00 p.m., New York City time, on the record date (as defined below) for such dividend or distribution, or immediately prior to 9:00 a.m., New York City time, on the effective date of such share split or share combination, as applicable;

SR1 =	such fixed settlement rate in effect immediately after 5:00 p.m., New York City time, on such record date or immediately after 9:00 a.m., New York City time, on such effective date, as applicable;

OS0 =	the number of our common shares outstanding immediately prior to 5:00 p.m., New York City time, on such record date or immediately prior to 9:00 a.m., New York City time, on such effective date, as applicable (before giving effect to any such dividend, distribution, share split or share combination); and

OS1 =	the number of our common shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after 5:00 p.m., New York City time, on the record date for such dividend or distribution, or immediately after 9:00 a.m., New York City time, on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the fixed settlement rates shall be immediately readjusted, effective as of the date we determine not to pay such dividend or distribution, to the fixed settlement rates that would then be in effect if such dividend or distribution had not been declared.

(2) If we issue to all or substantially all holders of our common shares any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase our common shares at a price per share that is less than the average of the closing prices of our common shares for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, then each fixed settlement rate will be increased based on the following formula:

SR1 = SR0 ×	OS0 + X
OS0 + Y

where,

SR0	=	such fixed settlement rate in effect immediately prior to 5:00 p.m., New York City time, on the record date for such issuance;

SR1	=	such fixed settlement rate in effect immediately after 5:00 p.m., New York City time, on such record date;

OS0	=	the number of our common shares outstanding immediately prior to 5:00 p.m., New York City time, on such record date;

X	=	the total number of our common shares issuable pursuant to such rights, options or warrants; and

Y	=	the number of our common shares equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the closing prices of our common shares over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after 5:00 p.m., New York City time, on the record date for such issuance. To the extent that our common shares are not delivered after the expiration of such rights, options or warrants, the fixed settlement rates shall be decreased to the fixed settlement rates that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of our common shares actually delivered. If such rights, options or warrants are not so issued, the fixed settlement rates shall be decreased to the fixed settlement rates that would then be in effect if such record date for such issuance had not occurred.

For the purpose of this clause (2) and for purposes of the provisions as described above under “—Early Settlement—Early Settlement upon Specified Corporate Events—Certain Distributions,” in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase our common shares at less than such average of the closing prices for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such common shares, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by us.

(3) If we distribute shares of our share capital, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our shares or other securities, to all or substantially all holders of our common shares, excluding:

•	dividends, distributions or issuances as to which an adjustment was effected pursuant to clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash as to which the provisions set forth in clause (4) below shall apply;

•

distributions of exchange property issued upon conversion of, or in exchange for, our common shares in a transaction described in “—Recapitalizations, Reclassifications and Changes of our Common Shares”; and

•	spin-offs as to which the provisions set forth below in this clause (3) shall apply;

then each fixed settlement rate will be increased based on the following formula:

SR1 = SR0 ×	SP0
SP0 – FMV

where,

SR0	=	such fixed settlement rate in effect immediately prior to 5:00 p.m., New York City time, on the record date for such distribution;

SR1	=	such fixed settlement rate in effect immediately after 5:00 p.m., New York City time, on such record date;

SP0	=	the average of the closing prices of our common shares over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV	=	the fair market value (as determined by us) of the shares, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding common share on the record date for such distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after 5:00 p.m., New York City time, on the record date for such distribution. If such distribution is not so paid or made, the fixed settlement rates shall be decreased to be the fixed settlement rates that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a purchase contract shall receive, in respect of each purchase contract, at the same time and upon the same terms as holders of our common shares and without having to early settle their purchase contracts, the amount and kind of our share capital, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our shares or other securities that such holder would have received if such holder owned a number of our common shares equal to the maximum settlement rate in effect on the record date for the distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common shares of shares of any class or series, or similar equity interest, of or relating to any subsidiary or other business unit of ours, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” then each fixed settlement rate will be increased based on the following formula:

SR1 = SR0 ×	FMV0 + MP0
MP0

where,

SR0	=	such fixed settlement rate in effect immediately prior to the end of the valuation period (as defined below);

SR1	=	such fixed settlement rate in effect immediately after the end of the valuation period;

FMV0	=	the average of the closing prices of the shares or similar equity interest distributed to holders of our common shares applicable to one common share (determined by reference to the definition of “closing price” set forth above as if references therein to our common shares were to such shares or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and

MP0	=	the average of the closing prices of our common shares over the valuation period.

The adjustment to the fixed settlement rates under the preceding paragraph will occur at 5:00 p.m., New York City time, on the last trading day of the valuation period; provided that if any date for determining the number of our common shares issuable to a holder occurs during the valuation period, the reference in the preceding paragraph to 10 consecutive trading days will be deemed to be replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date of such spin-off to, and including, such determination date for purposes of determining the fixed settlement rates.

(4) If any cash dividend or distribution is made to all or substantially all holders of our common shares, then each fixed settlement rate will be adjusted based on the following formula:

SR1 = SR0 ×	SP0
SP0 – C

where,

SR0	=	such fixed settlement rate in effect immediately prior to 5:00 p.m., New York City time, on the record date for such dividend or distribution;

SR1	=	such fixed settlement rate in effect immediately after 5:00 p.m., New York City time, on the record date for such dividend or distribution;

SP0	=	the closing price of our common shares on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

C	=	the amount in cash per share we distribute to all or substantially all holders of our common shares.

Any increase made under this clause (4) shall become effective immediately after 5:00 p.m., New York City time, on the record date for such dividend or distribution. If such dividend or distribution is not so made or paid, the fixed settlement rates shall be decreased, effective as of the date we determine not to make or pay such dividend or distribution, to be the fixed settlement rates that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a purchase contract shall receive, for each purchase contract, at the same time and upon the same terms as holders of our common shares and without having to early settle their purchase contracts, the amount of cash that such holder would have received if such holder owned a number of our common shares equal to the maximum settlement rate on the record date for such cash dividend or distribution.

(5) If we or any of our subsidiaries make a payment in respect of a tender or exchange offer for our common shares (other than any odd-lot tender offer), to the extent that the cash and value of any other consideration included in the payment per common share exceeds the average of the closing prices of our common shares over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, then each fixed settlement rate will be increased based on the following formula:

SR1 = SR0 ×	AC + (SP1 × OS1)
OS0 × SP1

where,

SR0	=	such fixed settlement rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

SR1	=	such fixed settlement rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by us) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of our common shares outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of our common shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the closing prices of our common shares over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

The adjustment to the fixed settlement rates under the preceding paragraph will occur at 5:00 p.m., New York City time, on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that if any date for determining the number of our common shares issuable to a holder occurs during the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires, references in the preceding paragraph to 10 consecutive trading days and 10th trading day will be deemed to be replaced with such lesser number of trading days as have elapsed from, and including, the trading day immediately following the date such tender or exchange offer expires to, and including, such determination date for purposes of determining the fixed settlement rates.

If we are obligated to purchase our common shares pursuant to any such tender or exchange offer described in clause (5) but are permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the fixed settlement rates will be readjusted to be the fixed settlement rates that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been made.

Except as stated herein, we will not adjust the fixed settlement rates for the issuance of our common shares or any securities convertible into or exchangeable for our common shares or the right to purchase our common shares or such convertible or exchangeable securities.

If we have a rights plan in effect on any date for determining the number of our common shares issuable to a holder, you will receive, in addition to any of our common shares received in connection with settlement of the purchase contracts, the rights under the rights plan. However, if, prior to such determination date, the rights have separated from our common shares in accordance with the provisions of the applicable rights plan, the fixed settlement rates will be adjusted at the time of separation as if we distributed to all or substantially all holders of our common shares, other authorized shares, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

“Trading day” for purposes of this “—Adjustments to the Fixed Settlement Rates” section means a day on which (i) trading in our common shares (or other security for which a closing sale price must be determined) generally occurs on Nasdaq or, if our common shares (or such other security) are not then listed on Nasdaq, on the principal other U.S. national or regional securities exchange on which our common shares (or such other security) are then listed or, if our common shares (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common shares (or such other security) are then traded, and (ii) a closing price for our common shares (or closing sale price for such other security) is available on such securities exchange or market. If our common shares (or such other security) are not so listed or traded, “trading day” means a “business day.”

“Ex-dividend date” means the first date on which our common shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and “effective date” means the first date on which our common shares trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Record date” for purposes of this “—Adjustments to the Fixed Settlement Rates” section means, with respect to any dividend, distribution or other transaction or event in which the holders of our common shares (or other applicable security) have the right to receive any cash, securities or other property or in which our common shares (or such other security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common shares (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by us, statute, contract or otherwise).

Adjustments to each fixed settlement rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the fixed settlement rates will be required unless the adjustment would require an increase or decrease of at least one percent. If any adjustment is not required to be made because it would not change the fixed settlement rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided that, on any date for determining the number of our common shares issuable to a holder, adjustments to the fixed settlement rates will be made with respect to any such adjustment carried forward and which has not been taken into account before such determination date.

The fixed settlement rates will only be adjusted as set forth above and will not be adjusted:

•

upon the issuance of any of our common shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in our common shares under any plan;

•

upon the issuance of any of our common shares or rights, options or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit or incentive plan or program of or assumed by us or any of our subsidiaries;

•

upon the repurchase of any of our common shares pursuant to an open market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in clause (5) above;

•

for the sale or issuance of our common shares, or securities convertible into or exercisable for our common shares, for cash, including at a price per share less than the fair market value thereof or otherwise or in an acquisition, except as described in one of clauses (1) through (5) above;

•	for a third party tender offer (other than a tender offer by one of our subsidiaries);

•	upon the issuance of any of our common shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Units were first issued; or

•	solely for a change in, or elimination of, the par value of our common shares.

Whenever the fixed settlement rates are adjusted, we will deliver to the purchase contract agent and the trustee an officer’s certificate setting forth in reasonable detail the method by which the adjustment to each fixed settlement rate was determined and the facts upon which such adjustment was based and setting forth each revised fixed settlement rate, upon which officer’s certificate the purchase contract agent and the trustee may conclusively rely. In addition, we will, within five business days of any event requiring such adjustment, provide or cause to be provided written notice of the adjustment to the holders of the Units and separate purchase contracts and describe in reasonable detail the method by which each fixed settlement rate was adjusted. Neither the purchase contract agent nor the trustee shall be responsible for, and neither the purchase contract agent nor the trustee shall make any representation as to the validity or value of, any common shares, securities or assets issued upon settlement of the Units or separate purchase contracts, or as to the accuracy of any calculation made under the purchase contract agreement. Neither the trustee nor the purchase contract agent will have any duty or obligation to calculate a fixed settlement rate or any adjustment thereto or verify any calculation thereof.

Whenever we are required to calculate the closing prices, the daily VWAPs or any other prices or amounts over a span of multiple days (including, without limitation, the applicable market value or the “share price”), our board of directors (or a committee thereof) will make appropriate adjustments, if any, consistent with clauses (1) through (5) above, to each to account for any adjustment to the fixed settlement rates if the related record date, ex-dividend date, effective date or expiration date of any tender or exchange offer occurs during the period in which the closing prices, the daily VWAPs or such other prices or amounts are to be calculated.

In addition, we may make such increases in each fixed settlement rate as we determine to be in our best interests or we deem advisable in order to avoid or diminish any income tax to holders of our common shares resulting from any dividend or distribution of our common shares (or issuance of rights, options or warrants to acquire our common shares) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed settlement rate.

If you are an investor subject to U.S. federal income taxation and the settlement rates are adjusted as a result of a distribution that is taxable to our common shareholders, such as a cash dividend, you generally will be deemed to have received for U.S. federal income tax purposes a distribution that may be taxable as a dividend without the receipt of any cash. In addition, a failure to adjust (or to adjust properly) the settlement rates after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. You may also be deemed to have received a taxable dividend in the event we make certain other adjustments to the settlement rates of the purchase contracts. For example, if a fundamental change occurs prior to the maturity date, under some circumstances, we will increase the settlement rate for purchase contracts settled in connection with the fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “Material United States Federal Income Tax Considerations.”

Recapitalizations, Reclassifications and Changes of our Common Shares

In the event of:

•

any consolidation, amalgamation or merger of us with or into another person (other than a merger, amalgamation or consolidation in which we are the continuing or surviving corporation and in which our common shares outstanding immediately prior to the merger, amalgamation or consolidation are not exchanged for cash, securities or other property of us or another person);

•	any sale, transfer, lease or conveyance to another person of all or substantially all of our property and assets;

•	any reclassification of our common shares into securities, including securities other than our common shares; or

•	any statutory exchange of our securities with another person (other than in connection with a merger, amalgamation or acquisition);

in each case, as a result of which our common shares would be converted into, or exchanged for, securities, cash or other property (each, a “reorganization event”), each purchase contract outstanding immediately prior to such reorganization event will, without the consent of the holders of the purchase contracts, become a contract to purchase the kind of securities, cash and/or other property that a holder of our common shares would have been entitled to receive immediately prior to such reorganization event (such securities, cash and other property, the “exchange property”) and, prior to or at the effective time of such reorganization event, we or the successor or purchasing person, as the case may be, shall execute with the purchase contract agent and the trustee a supplemental agreement pursuant to the purchase contract agreement and the purchase contracts to provide for such change in the right to settle the purchase contracts. For purposes of the foregoing, the type and amount of exchange property in the case of any reorganization event that causes our common shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our common shares. The number of units of exchange property we will deliver for each purchase contract settled following the effective date of such reorganization event will be equal to the number of our common shares we would otherwise be required to deliver as determined by the fixed settlement rates then in effect on the applicable determination date, or such other settlement rates as provided herein (without any interest thereon and without any right to dividends or distributions thereon which have a record date prior to 5:00 p.m., New York City time, on the determination date). Each fixed settlement rate will be determined using the applicable market value of a unit of exchange property that a holder of one common share would have received in such reorganization event, and such value will be determined (i) in the case of any publicly traded securities that comprise all or part of the exchange property, based on the daily VWAP of such securities; (ii) in the case of any cash that comprises all or part of the exchange property, based on the amount of such cash; and (iii) in the case of any other property that comprises all or part of the exchange property, based on the value of such property, as determined by a nationally recognized independent investment banking firm retained by us for this purpose. In addition, if the exchange property in respect of any reorganization event includes, in whole or in part, securities of another entity, we shall amend the terms of the purchase contract agreement and the purchase contracts, without the consent of holders thereof, to (x) provide for anti-dilution and other adjustments that shall be as nearly equivalent as practicable to the adjustments described above under the heading “—Adjustments to the Fixed Settlement Rates” and (y) otherwise modify the terms of the purchase contract agreement and the purchase contracts to reflect the substitution of the applicable exchange property for our common shares (or other exchange property then underlying the purchase contracts).

Fractional Common Shares

No fractional common shares will be issued or delivered to holders upon settlement of the purchase contracts. In lieu of any fractional common shares otherwise issuable, holders will be entitled to receive an amount in cash equal to the fraction of a common share, calculated on an aggregate basis in respect of the purchase contracts being settled (provided that, so long as the Units are in global form, we may elect to aggregate Units for purposes of these calculations on any basis permitted by the applicable procedures of DTC), multiplied by the daily VWAP of our common shares on the trading day immediately preceding the mandatory settlement date, early settlement date, fundamental change early settlement date or early mandatory settlement date, as the case may be.

Legal Holidays

In any case where the mandatory settlement date, early settlement date, fundamental change early settlement date or early mandatory settlement date, as the case may be, shall not be a business day, notwithstanding any term to the contrary in the purchase contract agreement or purchase contract, the settlement of the purchase contracts shall not be effected on such date, but instead shall be effected on the next succeeding business day with the same force and effect as if made on such settlement date, and no interest or other amounts shall accrue or be payable by us or to any holder in respect of such delay.

Consequences of Bankruptcy

Pursuant to the terms of the purchase contract agreement, the mandatory settlement date for each purchase contract, whether held separately or as part of a Unit, will automatically accelerate upon the occurrence of specified events of bankruptcy, insolvency or reorganization with respect to us. Pursuant to the terms of the purchase contract agreement, upon acceleration, holders will be entitled under the terms of the purchase contracts to receive a number of our common shares per purchase contract equal to the number of our common shares that would be deliverable per purchase contract as described in “—Delivery of Common Shares” above on the mandatory settlement date as if references to “November 1, 2028” in the definition of “market value averaging period” were to the date of such specified event of bankruptcy, insolvency or reorganization with respect to us. However, a bankruptcy court may prevent us from delivering our common shares in settlement of the accelerated purchase contracts. In such event, a holder may have a damage claim against us for the value of our common shares that we would have otherwise been required to deliver upon settlement of the purchase contracts. We expect that any such damage claim that holders have against us following such acceleration would rank pari passu with the claims of holders of our common shares in the relevant bankruptcy proceeding. As such, to the extent we fail to deliver our common shares to you upon such an acceleration, we expect you will only be able to recover damages to the extent holders of our common shares receive any recovery.

Modification

The purchase contract agreement will contain provisions permitting us, the purchase contract agent and the trustee to modify the purchase contract agreement or the purchase contracts without the consent of the holders of purchase contracts (whether held separately or as a component of Units) for any of the following purposes:

•

to evidence the succession of another person to us, and the assumption by any such successor of the covenants and obligations of ours in the purchase contract agreement and the units and separate purchase contracts, if any;

•	to add to the covenants for the benefit of holders of purchase contracts or to surrender any of our rights or powers under the agreement;

•	to evidence and provide for the acceptance of appointment of a successor purchase contract agent;

•

upon the occurrence of a reorganization event, solely (i) to provide that each purchase contract will become a contract to purchase exchange property and (ii) to effect the related changes to the terms of the purchase contracts, in each case, as required by the applicable provisions of the purchase contract agreement;

•

to conform the provisions of the purchase contract agreement to the “Description of the Purchase Contracts” and “Description of the Units” sections in the preliminary prospectus supplement, as supplemented by the related pricing term sheet;

•	to cure any ambiguity, omission, defect or inconsistency;

•	to comply with the rules of the depositary; and

•	to make any other provisions with respect to such matters or questions, so long as such action does not adversely affect the interest of the holders, as determined by us in good faith.

The purchase contract agreement will contain provisions permitting us, the purchase contract agent and the trustee, with the consent of the holders of not less than a majority of the purchase contracts at the time outstanding, to modify the terms of the purchase contracts or the purchase contract agreement. However, no such modification may, without the consent of the holder of each outstanding purchase contract affected by the modification,

•	reduce the number of our common shares deliverable upon settlement of the purchase contract (except to the extent expressly provided in the anti-dilution adjustments);

•	change the mandatory settlement date, or adversely modify the right to settle purchase contracts early or the fundamental change early settlement right; or

•

reduce the above-stated percentage of outstanding purchase contracts the consent of the holders of which is required for the modification or amendment of the provisions of the purchase contracts or the purchase contract agreement.

In executing any supplement, modification or amendment to the purchase contract agreement, the purchase contract agent and trustee shall be provided an officer’s certificate and an opinion of counsel stating that the execution of such supplement, modification or amendment is authorized or permitted by the purchase contract agreement and does not violate the purchase contract agreement, and that any and all covenants applicable to, and conditions precedent to, the execution and delivery of such supplement, modification or amendment have been complied with, and, in the case of such opinion of counsel, that such supplement, modification or amendment constitutes our legal, valid and binding obligation, enforceable against us in accordance with its terms.

Consolidation, Amalgamation, Merger, Sale, Conveyance, Transfer or Lease

Under the purchase contract agreement, we are permitted to consolidate, merge or amalgamate with or into another company. We are also permitted to sell, assign, transfer, lease or convey all or substantially all of our assets to another company. However, if we take any of these actions (other than any conveyance, transfer or lease of our assets (in whole or in part) to one or more of our wholly-owned subsidiaries), we must meet the following conditions:

•

the successor entity to such consolidation, amalgamation or merger, or the entity which acquires all or substantially all of our assets, shall expressly assume all of our obligations under the purchase contracts and the purchase contract agreement via a supplement to the purchase contract agreement;

•

the successor entity to such consolidation, amalgamation or merger, or the entity which acquires all or substantially all of our assets, shall be a corporation organized and existing under the laws of Canada or any province or territory thereof, the United States of America or any State thereof or the District of Columbia; and

•

immediately after the merger, amalgamation, consolidation, sale, assignment, transfer, lease or conveyance, no default has occurred and is continuing under the purchase contracts or the purchase contract agreement.

Reservation of Common Shares

We will at all times reserve and keep available out of our authorized and unissued common shares, solely for issuance upon settlement of the purchase contracts, the number of our common shares that would be issuable upon the settlement of all purchase contracts then outstanding, assuming settlement at the maximum settlement rate.

Governing Law

The purchase contract agreement, the Units and the purchase contracts will be construed in accordance with and governed by the laws of the State of New York.

Waiver of Jury Trial

The purchase contract agreement will provide that each of us, the purchase contract agent and the trustee will waive its respective rights to trial by jury in any action or proceeding arising out of or related to the purchase contracts, the purchase contract agreement or the transactions contemplated thereby, to the maximum extent permitted by law.

Information Concerning the Purchase Contract Agent

U.S. Bank Trust Company, National Association will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of Units and separate purchase contracts from time to time but shall have no fiduciary relationship to the holder of the Units or any other party. The purchase contract agreement will not obligate the purchase contract agent to exercise any discretionary actions in connection with a default under the terms of the purchase contracts or the purchase contract agreement.

The purchase contract agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract agreement will contain provisions under which the purchase contract agent may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor purchase contract agent.

We maintain banking relationships in the ordinary course of business with the purchase contract agent and its affiliates.

Calculations in Respect of Purchase Contracts

We will be responsible for making all calculations called for under the Units and any separate purchase contracts. The purchase contract agent and the trustee will have no obligation to make, review or verify any such calculations. All such calculations made by us will be made in good faith and, absent manifest error, will be final and binding on the purchase contract agent, the trustee and the holders of the Units and any separate purchase contracts. We will provide a schedule of such calculations to the purchase contract agent and the trustee, and each of the purchase contract agent and the trustee will be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

DESCRIPTION OF THE AMORTIZING NOTES

The amortizing notes will be issued by us pursuant to an indenture (the “base indenture”), between us, as issuer, and U.S. Bank Trust Company, National Association, as trustee, and a related supplemental indenture, between us, as issuer, and U.S. Bank Trust Company, National Association, as trustee, each to be dated the date of first issuance of the Units, under which the amortizing notes will be issued (collectively referred to herein as the “indenture”).

The following summary of the terms of the amortizing notes taken together with the description under “Description of Debt Securities” in the accompanying prospectus contains a description of all of the material terms of the amortizing notes but is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the indenture, including the definitions in the indenture of certain terms. We refer you to the form of base indenture, which has been filed as an exhibit to the registration statement of which this prospectus supplement forms a part, and the supplemental indenture, which will be filed as an exhibit to a current report on Form 8-K and incorporated by reference as an exhibit to that registration statement. A copy of the base indenture is, and a copy of the supplemental indenture will be, available as described under “Where You Can Find More Information.”

As used in this section, the terms “we,” “us” and “our” mean Novanta Inc. and do not include any of our subsidiaries.

General

The amortizing notes will be issued as a separate series of senior debt securities under the indenture. The amortizing notes will be issued by us in an aggregate initial principal amount of $   (or up to $   if the underwriters exercise their over-allotment option to purchase additional Units). The final installment payment date will be November 1, 2028. Except as described under “—Optional Redemption for Changes in Tax Law in a Relevant Taxing Jurisdiction,” we may not redeem the amortizing notes, and no sinking fund is provided for the amortizing notes.

Each amortizing note will initially form a part of a Unit. Each Unit may be separated by a holder into its constituent purchase contract and amortizing note on any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the second scheduled trading day immediately preceding November 1, 2028 or, if earlier, the second scheduled trading day immediately preceding any “early mandatory settlement date.” Following such separation, amortizing notes may be transferred separately from purchase contracts.

Amortizing notes may only be issued in certificated form in exchange for a global security under the circumstances described under “Book-Entry Procedures and Settlement.” In the event that amortizing notes are issued in certificated form, such amortizing notes may be transferred or exchanged at the offices as described in the indenture. Payments on amortizing notes issued as a global security will be made to DTC, to a successor depositary or, in the event that no depositary is used, to a paying agent for the amortizing notes. In the event amortizing notes are issued in certificated form, installments will be payable, the transfer of the amortizing notes will be registrable and amortizing notes will be exchangeable for amortizing notes of other denominations of a like aggregate principal amount at the corporate trust office of the trustee. Installment payments on certificated amortizing notes may be made at our option by check mailed to the address of the persons entitled thereto. See “Book-Entry Procedures and Settlement.”

There are no covenants or provisions in the indenture that would afford the holders of the amortizing notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect such holders.

Ranking

The amortizing notes will be our direct, unsecured and unsubordinated obligations and will rank equally with all of our existing and future other unsecured and unsubordinated indebtedness. The amortizing notes will be effectively subordinated to any of our existing and future secured indebtedness (including borrowings under the Senior Credit Facilities), to the extent of the assets securing such indebtedness. The amortizing notes will not be guaranteed by any of our subsidiaries and will be effectively subordinated to all liabilities of our subsidiaries, including trade payables.

As of September 26, 2025, and without giving effect to the indebtedness to be incurred under the amortizing notes, we had approximately $457.0 million of indebtedness outstanding, of which $457.0 million was secured indebtedness, and our subsidiaries had $704.3 million of indebtedness and other liabilities outstanding, including trade payables but excluding intercompany indebtedness, which includes $457.0 million of guarantees by such subsidiaries of our indebtedness. The indenture governing the amortizing notes does not prohibit us from incurring additional unsecured indebtedness or additional secured indebtedness that would be effectively senior to the amortizing notes in the future. The indenture governing the amortizing notes also permits unlimited additional borrowings by our subsidiaries that are effectively senior to the amortizing notes.

Installment Payments

Each amortizing note will have an initial principal amount of $   . On each February 1, May 1, August 1 and November 1, commencing on February 1, 2026 (each, an “installment payment date”), we will pay, in cash, equal quarterly installments of $   on each amortizing note (except for the February 1, 2026 installment payment, which will be $ per amortizing note). Each installment will constitute a payment of interest (at a rate of  % per annum) and a partial repayment of principal on the amortizing note, allocated as set forth on the amortization schedule set forth under “—Amortization Schedule.” Installments will be paid to the person in whose name an amortizing note is registered as of 5:00 p.m., New York City time, on the business day immediately preceding the related installment payment date (each, a “regular record date”), subject to provisions allowing the establishment of a new record date in respect of any defaulted interest. If the amortizing notes do not remain in book-entry only form, then we will have the right to elect that each regular record date will be each January 15, April 15, July 15 and October 15 immediately preceding the relevant installment payment date by giving advance written notice to the trustee and the holders.

Each installment payment for any installment payment period will be computed on the basis of a 360-day year of twelve 30-day months. The installment payable for any period shorter or longer than a full installment payment period will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which an installment is payable is not a business day, then payment of the installment on such date will be made on the next succeeding day that is a business day, and without any interest or other payment in respect of any such delay.

Amortization Schedule

The total installments of principal of and interest on the amortizing notes for each installment payment date are set forth below:

Installment Payment Date	Amount of Principal	Amount of Interest
February 1, 2026	$	$
May 1, 2026	$	$
August 1, 2026	$	$
November 1, 2026	$	$
February 1, 2027	$	$
May 1, 2027	$	$
August 1, 2027	$	$
November 1, 2027	$	$
February 1, 2028	$	$
May 1, 2028	$	$
August 1, 2028	$	$
November 1, 2028	$	$

Repurchase of Amortizing Notes at the Option of the Holder

If we elect to exercise our early mandatory settlement right with respect to the purchase contracts, then holders of the amortizing notes (whether as components of Units or separate amortizing notes) will have the right (the “repurchase right”) to require us to repurchase some or all of their amortizing notes for cash at the repurchase price per amortizing note to be repurchased on the repurchase date, as described below. Holders may not require us to repurchase a portion of an amortizing note. Holders will not have the right to require us to repurchase any or all of such holder’s amortizing notes in connection with any early settlement of such holder’s purchase contracts at the holder’s option, as described above under “Description of the Purchase Contracts—Early Settlement” and “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.”

The “repurchase date” will be a date specified by us in the early mandatory settlement notice, which date will be at least 20 but not more than 35 business days following the date of our early mandatory settlement notice as described under “Description of the Purchase Contracts—Early Mandatory Settlement at our Election” (and which may or may not fall on the early mandatory settlement date).

The “repurchase price” per amortizing note to be repurchased will be equal to the principal amount of such amortizing note as of the repurchase date, plus accrued and unpaid interest, if any, on such principal amount from, and including, the immediately preceding installment payment date to, but not including, such repurchase date, calculated at an annual rate of  %; provided that, if the repurchase date falls after a regular record date for any installment payment and on or prior to the immediately succeeding installment payment date, the installment payment payable on such installment payment date will be paid on such installment payment date to the holder as of such regular record date and will not be included in the repurchase price per amortizing note.

To exercise your repurchase right, you must deliver, on or before 5:00 p.m., New York City time, on the business day immediately preceding the repurchase date, the amortizing notes to be repurchased (or the Units, if the early mandatory settlement date occurs on or after the repurchase date and you have not separated your Units into their constituent components), together with a duly completed written repurchase notice in the form entitled “Form of Repurchase Notice” on the reverse side of the amortizing notes (a “repurchase notice”), in each case, in accordance with appropriate DTC procedures, unless you hold certificated amortizing notes (or Units), in which case you must deliver the amortizing notes to be repurchased (or Units), duly endorsed for transfer, together with a repurchase notice, to the paying agent. Your repurchase notice must state:

•

if certificated amortizing notes (or Units) have been issued, the certificate numbers of the amortizing notes (or Units), or if not certificated, your repurchase notice must comply with appropriate DTC procedures;

•	the number of amortizing notes to be repurchased; and

•	that the amortizing notes are to be repurchased by us pursuant to the applicable provisions of the amortizing notes and the indenture.

You may withdraw any repurchase notice (in whole or in part) by a written, irrevocable notice of withdrawal delivered to the trustee (in the case of an amortizing note in global form, in accordance with the appropriate DTC procedures) on or before 5:00 p.m., New York City time, on the business day immediately preceding the repurchase date. The notice of withdrawal must state:

•

if certificated amortizing notes (or Units) have been issued, the certificate numbers of the withdrawn amortizing notes (or Units), or if not certificated, your notice must comply with appropriate DTC procedures;

•	the number of the withdrawn amortizing notes; and

•	the number of amortizing notes, if any, that remain subject to the repurchase notice.

We will be required to repurchase the amortizing notes on the repurchase date. You will receive payment of the repurchase price on the later of (i) the repurchase date and (ii) the time of book-entry transfer or the delivery of the amortizing notes. If the trustee holds money sufficient to pay the repurchase price of the amortizing notes to be purchased on the repurchase date, then:

•

such amortizing notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the amortizing notes is made or whether or not the amortizing notes are delivered to the trustee); and

•

all other rights of the holder will terminate (other than the right to receive the repurchase price and, if the repurchase date falls between a regular record date and the corresponding installment payment date, the related installment payment).

Upon repurchase of the amortizing note component of a Unit prior to the related early mandatory settlement date, if applicable, the purchase contract component of such Unit will remain outstanding (pending such early mandatory settlement date) and beneficially owned by or registered in the name of, as the case may be, the holder who elected repurchase of the related amortizing note and will no longer constitute a part of the Unit.

In connection with any repurchase offer pursuant to an early mandatory settlement notice, we will, if required, comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable.

No amortizing notes may be repurchased at the option of holders if the principal amount thereof has been accelerated, and such acceleration has not been rescinded, on or prior to the repurchase date (except in the case of an acceleration resulting from a default by us of the payment of the repurchase price with respect to such amortizing notes).

Payment of Additional Amounts

All payments made by or on behalf of us under or with respect to the amortizing notes will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes (as defined below), unless we are required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If we are so required to withhold or deduct any amount for or on account of Taxes imposed or levied by or on behalf of any jurisdiction (other than the United States) in which we are organized, resident or carrying on business for tax purposes or from or through which we make any payment on the amortizing notes or any department or political subdivision thereof (each, a “Relevant Taxing Jurisdiction”) from any payment made under or with respect to the amortizing notes, we, subject to the exceptions stated below, will pay such additional amounts (“Additional Amounts”) as may be necessary such that the net amount received in respect of such payment by each holder or beneficial owner after such withholding or deduction (including withholding or deduction attributable to Additional Amounts payable hereunder but excluding Taxes on net income) will not be less than the amount the holder or beneficial owner, as the case may be, would have received if such Taxes had not been required to be so withheld or deducted. For the avoidance of doubt, references to the amortizing notes include the amortizing note component of a Unit.

“Taxes” means any present or future tax, levy, impost, assessment or other government charge (including penalties, interest and any other liabilities related thereto) imposed or levied by or on behalf of a Taxing Authority.

“Taxing Authority” means any government or any political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

We will not, however, pay Additional Amounts to a holder or beneficial owner with respect to:

(i)

Canadian withholding Taxes imposed on a payment to a holder or beneficial owner with which we do not deal at arm’s length for the purposes of the Income Tax Act (Canada) (the “Tax Act”) at the time of making such payment (other than where the non-arm’s length relationship arises as a result of the exercise or enforcement of rights under any amortizing notes);

(ii)

a debt or other obligation to pay an amount to a person with whom we are not dealing at arm’s length within the meaning of the Tax Act (other than where the non-arm’s length relationship arises as a result of the exercise or enforcement of rights under any amortizing notes);

(iii)

any Canadian withholding Taxes imposed on a payment or deemed payment to a holder or beneficial owner by reason of such holder or beneficial owner being a “specified shareholder” of ours (within the meaning of subsection 18(5) of the Tax Act) or “specified entity” of ours (within the meaning of section 18.4 of the Tax Act) at the time of payment or deemed payment, or by reason of such holder or beneficial owner not dealing at arm’s length for the purposes of the Tax Act with a “specified shareholder” of ours at the time of payment or deemed payment (other than where the holder or beneficial owner is a “specified shareholder,” does not deal at arm’s length with a “specified shareholder,” or is a “specified entity” as a result of the exercise or enforcement of rights under any amortizing notes);

(iv)

Taxes giving rise to such Additional Amounts that would not have been imposed but for the existence of any present or former connection between such holder (or the beneficial owner of, or person ultimately entitled to obtain an interest in, such amortizing notes, including a fiduciary, settler, beneficiary, member, partner, shareholder or other equity interest owner of, or possessor of power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership, limited liability company, corporation or other entity) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, the Relevant Taxing Jurisdiction but not including any connection resulting solely from the acquisition, ownership, or disposition of amortizing notes, the receipt of payments thereunder and/or the exercise or enforcement of rights under any amortizing notes);

(v)

Taxes giving rise to such Additional Amounts that would not have been imposed but for the failure of such holder or beneficial owner, to the extent such holder or beneficial owner is legally eligible to do so, to timely satisfy any certification, identification, information, documentation or other reporting requirements concerning such holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction or arm’s length relationship with us or otherwise establish the right to the benefit of an exemption from, or reduction in the rate of, withholding or deduction, if such compliance is required by statute, treaty, regulation or administrative practice of a Relevant Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such Taxes imposed by the Relevant Taxing Jurisdiction (including, without limitation, a certification that the holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction);

(vi)	any estate, inheritance, gift, sales, transfer, personal property, excise or any similar Taxes or assessment;

(vii)

any Taxes that were imposed with respect to any payment on an amortizing note to any holder who is a fiduciary or partnership or person other than the sole beneficial owner of such payment and to the extent the Taxes giving rise to such Additional Amounts would not have been imposed on such payment had the holder been the beneficiary, partner or sole beneficial owner, as the case may be, of such amortizing note;

(viii)

Taxes imposed on, or deducted or withheld from, payments in respect of the amortizing notes if such payments could have been made without such imposition, deduction or withholding of such Taxes had such amortizing notes been presented for payment (where presentation is required) within 30 days after the date on which such payments or such amortizing notes became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent such holder or beneficial owner would have been entitled to such Additional Amounts had such amortizing notes been presented on the last day of such 30-day period);

(ix)	any Tax which is payable otherwise than by deduction or withholding from payments made under or with respect to the amortizing notes;

(x)

any Taxes that are imposed or withheld as a result of the presentation of any amortizing note for payment by or on behalf of a holder or beneficial owner who would have been able to avoid such withholding or deduction by presenting the relevant amortizing note to another paying agent;

(xi)

any Taxes imposed under (a) Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”) (including regulations and guidance thereunder), (b) any successor version thereof, (c) any intergovernmental agreement or any agreement entered into pursuant to Section 1471(b)(1) of the Code or (d) any law, regulation, rule or other official guidance or practice implementing the foregoing; or

(xii)	any combination of the foregoing items (i) through (xi).

At least 30 calendar days prior to each date on which any payment under or with respect to the amortizing notes is due and payable, if we will be obligated to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which such payment is due and payable, in which case it will be promptly thereafter), we will deliver to the trustee an officer’s certificate stating that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the trustee to pay such Additional Amounts to holders and/or beneficial owner on the payment date.

We will indemnify and hold harmless the holders and beneficial owner of the amortizing notes for the amount of any Taxes under Regulation 803 of the Tax Act, or any similar or successor provision (other than Taxes described in clauses (i) through (xii) above (but including, notwithstanding clause (ix), any Taxes payable pursuant to Regulation 803 of the Tax Act) or Taxes arising by reason of a transfer of the amortizing notes to a person resident in Canada with whom the transferor does not deal at arm’s length for the purposes of the Tax Act except where such non-arm’s length relationship arises as a result of the exercise or enforcement of rights under any amortizing notes) levied or imposed on and paid by such a holder or beneficial owner as a result of payments made under or with respect to the amortizing notes.

In addition, we will pay any stamp, issue, registration, court, documentation, excise or other similar taxes, charges and duties, including any interest, penalties and any similar liabilities with respect thereto, imposed by any Relevant Taxing Jurisdiction at any time in respect of the execution, issuance, registration, delivery or enforcement of the amortizing notes (other than on or in connection with a transfer of the amortizing notes other than the initial sale by the underwriters) or any other document or instrument referred to thereunder and any such taxes, charges or duties imposed by any Relevant Taxing Jurisdiction on any payments made pursuant to the amortizing notes and/or any other such document or instrument (limited, solely in the case of taxes, charges or duties attributable to any payments with respect thereto, to any such taxes, charges or duties imposed in a Relevant Taxing Jurisdiction that are not excluded under clauses (v), (vi), (vii), (viii), (x) and (xi) above).

The obligations described under this heading will survive any termination, defeasance or discharge of the indenture and will apply mutatis mutandis to any successor person to us and to any jurisdiction (other than the United States) in which such successor is organized or is otherwise resident or doing business for tax purposes or any jurisdiction (other than the United States) from or through which payment is made by such successor or its respective agents. Whenever this “Description of the Amortizing Notes” refers to, in any context, the payment of installments of principal and interest or any other amount payable under or with respect to any amortizing note, such reference shall include the payment of Additional Amounts or indemnification payments as described hereunder, if applicable.

Optional Redemption for Changes in Tax Law in a Relevant Taxing Jurisdiction

If, as a result of:

(1)

any amendment to, or change in, the laws or treaties (or regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction which is announced and becomes effective on or after the issue date of the Units (or, where a jurisdiction in question does not become a Relevant Taxing Jurisdiction until a later date, such later date); or

(2)

any amendment to, or change in, the existing official position or the introduction of an official position regarding the application, interpretation, administration or assessing practices of any such laws, treaties, regulations or rulings of any Relevant Taxing Jurisdiction, or a judicial decision rendered by a court of competent jurisdiction (whether or not made, taken or reached with respect to us) which is announced and becomes effective on or after the issue date of the Units (or, where a jurisdiction in question does not become a Relevant Taxing Jurisdiction until a later date, such later date), we have become or will become obligated to pay, on the next date on which any amount would be payable with respect to the amortizing notes, Additional Amounts or indemnification payments as described above under the heading “—Payment of Additional Amounts” with respect to the Relevant Taxing Jurisdiction, which payment we cannot avoid with the use of reasonable measures available to us (including making payment through a paying agent located in another jurisdiction), then we may, at our option, redeem all but not less than all of the amortizing notes, upon not more than 60 days’ notice to the holders (with a copy to the trustee) prior to the earliest date on which we would be required to pay such Additional Amounts or indemnification payments, at a redemption price (the “redemption price”) per amortizing note equal to the principal amount of such amortizing note as of the date of redemption, plus accrued and unpaid interest on such principal amount from, and including, the immediately preceding installment payment date to, but not including, the date of redemption (and including, for the avoidance of doubt, all Additional Amounts (if any) then due and all Additional Amounts (if any) that will become due on the date of redemption), calculated at an annual rate of  %; provided that if the date of redemption falls after a regular record date for any installment payment and on or prior to the immediately succeeding installment payment date, the installment payment payable on such installment payment date will be paid on such installment payment date to the holder as of such regular record date and will not be included in the redemption price per amortizing note. Prior to the giving of any notice of redemption described in this paragraph, we will deliver to the trustee an opinion of counsel to the effect that we have or will become obligated to pay such Additional Amounts or indemnification payments as a result of an amendment or change described above.

No amortizing notes may be redeemed if the principal amount of the amortizing notes has been accelerated, and such acceleration has not been rescinded, on or prior to the tax redemption date (except in the case of an acceleration resulting from a default by us in the payment of the redemption price with respect to such amortizing notes).

Upon redemption of the amortizing note component of a Unit, the purchase contract underlying such Unit will remain outstanding and be beneficially owned by or registered in the name of, as the case may be, the holder whose component amortizing note was redeemed and will no longer constitute a part of the Unit.

Events of Default

Notwithstanding anything to the contrary in the base indenture, the following will be the events of default with respect to the amortizing notes:

•

a default, subject to any valid waiver thereof, in the performance or breach of any covenant or warranty of ours in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of series of securities other than the amortizing notes), which default continues uncured for a period of 90 days after there shall have been given to us by the trustee, or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding amortizing notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the indenture;

•	default in the payment of the repurchase price or the redemption price of any amortizing notes when the same shall become due and payable;

•	default in the payment of any installment payment on any amortizing notes as and when the same shall become due and payable and continuance of such failure for a period of 30 days;

•

our failure to give notice of a fundamental change as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” when due and continuance of such failure for a period of five business days; or

•	certain events of bankruptcy, insolvency or reorganization involving us.

If an event of default described in first, second, third or fourth bullet above occurs and is continuing, then, and in each and every such case, either the trustee or the holders of not less than 25% in aggregate principal amount of the amortizing notes then outstanding by notice in writing to us (and to the trustee if given by holders of the amortizing notes), may declare the entire principal of all amortizing notes, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration, the same shall become immediately due and payable.

If an event of default described in the fifth bullet above occurs and is continuing, then the principal amount of all amortizing notes then outstanding, and the interest accrued thereon, if any, shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of the amortizing notes.

The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request, order or direction of any of the holders of the amortizing notes pursuant to the provisions of the indenture, unless such holders of the amortizing notes shall have offered to the trustee in writing, and if requested, provided to the trustee, security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which may be incurred therein or thereby. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding amortizing notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the amortizing note.

No holder of any amortizing note shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

(a)	such holder has previously given written notice to the trustee of an event of default and the continuance thereof with respect to the amortizing notes;

(b)

the holders of not less than 25% in aggregate principal amount of the outstanding amortizing notes shall have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the indenture;

(c)

such holder or holders have offered to the trustee in writing, and if requested, provided to the trustee, security or indemnity satisfactory to the trustee against the expenses and liabilities to be incurred in compliance with such request;

(d)	the trustee for 60 days after its receipt of such notice, written request for, and offer of, security or indemnity has failed to institute any such proceeding; and

(e)

no direction inconsistent with such written request, in the opinion of the trustee, has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding amortizing notes;

it being understood and intended that no one or more of such holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the indenture to affect, disturb or prejudice the rights of any other of such holders, or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under the indenture, except in the manner provided for in the indenture and for the equal and ratable benefit of all holders of amortizing notes (it being understood that the trustee does not have an affirmative duty to ascertain whether or not such actions are unduly prejudicial to such holders).

Notwithstanding the foregoing, the holder of any amortizing note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such amortizing note on each installment payment date and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such holder.

We will deliver to the trustee, within 120 days after the end of each fiscal year of ours, a certificate from the principal executive officer, principal financial officer, principal accounting officer or vice president or treasurer stating whether the signers thereof know of any default or event of default that occurred during the previous year.

Discharge and Defeasance of Indenture

The discharge and defeasance provisions set forth in the base indenture will be applicable to the amortizing notes; provided that (i) references therein to “principal” shall be deemed to refer to “the portion of all future scheduled installment payments constituting the payment of principal in respect of the amortizing notes and the portion of the repurchase price and the redemption price constituting the principal amount of the amortizing notes” and (ii) references therein to “interest” shall be deemed to refer to “the portion of all future scheduled installment payments constituting the payment of interest in respect of the amortizing notes and the portion of the repurchase price and the redemption price constituting the accrued but unpaid interest on the amortizing notes.”

Consolidation, Amalgamation, Merger and Sale of Assets

Pursuant to the terms of the indenture, we shall not consolidate or amalgamate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person or entity (other than any such conveyance, transfer or lease of our assets (in whole or in part) to one or more of our wholly-owned subsidiaries) unless:

(a) either we shall be the continuing corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of Canada or any province or territory thereof, the United States of America or any State thereof or the District of Columbia and expressly assumes our obligations on the amortizing notes and under the indenture (including, for the avoidance of doubt, the obligation to pay Additional Amounts); and

(b) immediately after giving effect to the transaction, no default or event of default, shall have occurred and be continuing.

We shall deliver to the trustee prior to the consummation of the proposed transaction an officer’s certificate and an opinion of counsel stating that such consolidation, amalgamation, merger, conveyance, transfer or lease complies with the indenture and that the related supplemental indenture complies with the indenture.

Modification and Waiver

We and the trustee may enter into a supplemental indenture with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding amortizing notes (including consents obtained in connection with a tender offer or exchange offer for the amortizing notes), for the purpose of amending or modifying the provisions of the indenture or amending or modifying the rights of the holders of the amortizing notes, and, except as described above under “Events of Default,” the holders of at least a majority in aggregate principal amount of the outstanding amortizing notes by notice to the trustee may waive our compliance with any provision of the indenture or the amortizing notes; provided that, without the consent of each holder of the amortizing notes, an amendment, modification or waiver may not:

•	extend the final maturity of any amortizing notes;

•	reduce the principal amount of any amortizing note, or premium on any amortizing note, if any;

•	reduce the rate or extend the time of payment of interest on any amortizing note;

•	postpone any installment payment date or reduce the amount owed on any installment payment date;

•	reduce the repurchase price or the redemption price or amend or modify in any manner adverse to the holders of the amortizing notes our obligation to make any such payment;

•

make the principal of any amortizing note, or premium on any amortizing note, if any, or interest on any amortizing note, payable in any coin or currency other than that provided in the amortizing notes or in accordance with the terms of any amortizing note;

•	alter the provisions of the indenture relating to judgment currency;

•

impair or affect the right of any holder of amortizing notes to institute suit for the payment of the amortizing notes when due or any right of repayment at the option of the holder of amortizing notes;

•

reduce the aforesaid percentage of amortizing notes, the consent of the holders of which is required for any such supplemental indenture, or the consent of whose holders of amortizing notes is required for any waiver (of compliance with certain provisions of the indenture or certain defaults under the indenture and their consequences) provided for in the indenture;

•	change in a manner adverse to any holder or beneficial owner our obligation to pay Additional Amounts; or

•	modify any provision of this paragraph.

In addition, we and the trustee may amend or supplement the indenture without the consent of any holder of the amortizing notes:

•	to convey, transfer, assign, mortgage or pledge to the trustee as security for the amortizing notes any property or assets;

•	to comply with the provisions set forth above under the heading “Consolidation, Amalgamation, Merger and Sale of Assets”;

•

to add to our covenants in the indenture such further covenants, restrictions, conditions or provisions as we and the trustee shall consider to be for the protection of the holders of amortizing notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the indenture as herein set forth; provided that in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an event of default or may limit the remedies available to the trustee upon such an event of default or may limit the right of the holders of a majority in aggregate principal amount of the amortizing notes to waive such an event of default;

•	add a guarantor or permit any person or entity to guarantee the obligations under the amortizing notes;

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the issuance of and establish the form and terms and conditions of securities of any series of debt securities as permitted by the indenture;

•

to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the amortizing notes and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to provide for uncertificated amortizing notes in addition to or in place of certificated amortizing notes;

•	to make any change that does not adversely affect the rights of any holder of amortizing notes, as determined by us in good faith;

•	to comply with requirements of the U.S. Securities and Exchange Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended; or

•

amend or supplement the indenture or the amortizing notes to conform the provisions of the indenture or the amortizing notes to any provision of the “Description of the Amortizing Notes” section in the preliminary prospectus supplement for this Units offering, as supplemented by the related pricing term sheet.

In executing any amendment or supplement to the indenture, the trustee shall be provided an officer’s certificate and an opinion of counsel stating that the execution of such amendment or supplement is authorized or permitted by the indenture and does not violate the indenture, and that any and all covenants applicable to, and conditions precedent to, the execution and delivery of such amendment or supplement have been complied with.

Governing Law

The indenture and the amortizing notes shall be construed in accordance with and governed by the laws of the State of New York.

Waiver of Jury Trial

The indenture will provide that each of us and the trustee will waive its respective rights to trial by jury in any action or proceeding arising out of or related to the amortizing notes, the indenture or the transactions contemplated thereby, to the maximum extent permitted by law.

Calculations in Respect of Amortizing Notes

We will be responsible for making all calculations called for under the amortizing notes. These calculations include, but are not limited to, determinations of installment payments, the repurchase price or the redemption price, if applicable, and accrued interest payable on the amortizing notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of amortizing notes. We will provide a schedule of our calculations to each of the trustee and the purchase contract agent, and each of the trustee and the purchase contract agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of amortizing notes upon the written request of that holder.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material United States federal income tax consequences of the ownership and disposition of Units, amortizing notes, and the purchase contracts that are or may be the components of a Unit and the ownership and disposition of our common shares acquired under a purchase contract. This summary is limited to consequences relevant to a U.S. Holder (as defined below), except for discussions below under “Possible Alternative Tax Treatment of Amortizing Notes” and “Foreign Account Tax Compliance Act” affecting a Non-U.S. Holder (as defined below), and does not address the effects of any U.S. federal tax laws other than U.S. federal income tax laws (such as estate and gift tax laws) or any state, local or non-U.S. tax laws. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations, administrative pronouncements and judicial decisions, in each case as in effect on the date hereof, all of which are subject to change (possibly with retroactive effect). No ruling has been or will be requested from the Internal Revenue Service (the “IRS”) regarding the tax considerations described herein, and there can be no assurance that the IRS will not take a different position or that any such position would not be sustained.

This summary deals only with Units, amortizing notes, purchase contracts, and our common shares held as capital assets (within the meaning of Section 1221 of the Code) by a U.S. Holder who purchases the Units upon original issuance at their initial offering price. In addition, the discussion set forth below is applicable only to U.S. Holders (i) who are residents of the United States for purposes of the current United States—Canada Income Tax Convention (the “Treaty”), (ii) whose Units, amortizing notes, purchase contracts, and common shares are not, for purposes of the Treaty, effectively connected with a permanent establishment in Canada and (iii) who otherwise qualify for the full benefits of the Treaty.

This summary does not address all of the U.S. federal income tax consequences that may be relevant to a U.S. Holder in light of such U.S. Holder’s particular circumstances, including the impact of any alternative minimum tax or the Medicare tax on net investment income, or to any U.S. Holder subject to special rules, such as:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	an insurance company;

•	a tax-exempt organization;

•	a U.S. expatriate;

•	an individual retirement account or any other tax-deferred account;

•

a person holding the Units, amortizing notes, purchase contracts or common shares as part of a hedging, integrated or conversion transaction or a straddle, or a person deemed to sell the Units, amortizing notes, purchase contracts or common shares under the constructive sale provisions of the Code;

•	a trader that has elected the mark-to-market method of tax accounting;

•	a person who owns or is deemed to own 10% or more of our stock (by vote or value);

•	a partnership or other pass-through entity or arrangement for United States federal income tax purposes and investors therein;

•

a person required to accelerate the recognition of any item of gross income with respect to the Units, amortizing notes, purchase contracts or common shares as a result of such income being recognized on an applicable financial statement; or

•	a person whose “functional currency” is not the United States dollar.

As used herein, the term “U.S. Holder” means a beneficial owner of Units, amortizing notes, purchase contracts or common shares that is, for United States federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

If an entity or arrangement treated as a partnership for United States federal income tax purposes holds the Units, amortizing notes, purchase contracts or common shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Such a partner or partnership considering an investment in the Units, amortizing notes, purchase contracts or common shares should consult their tax advisors.

Unless specified otherwise, this summary assumes that we are not, and will not become, a passive foreign investment company for United States federal income tax purposes (a “PFIC”), as described below.

THE SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS SET OUT BELOW IS FOR GENERAL INFORMATION ONLY. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSIDERATIONS TO THEM OF THE OWNERSHIP AND DISPOSITION OF UNITS, AMORTIZING NOTES, AND THE PURCHASE CONTRACTS THAT ARE OR MAY BE THE COMPONENTS OF A UNIT AND THE OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES ACQUIRED UNDER A PURCHASE CONTRACT, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX LAWS AND POSSIBLE CHANGES IN TAX LAW.

Characterization of Units and Amortizing Notes

There is no authority directly addressing the characterization of the Units or instruments similar to the Units for United States federal income tax purposes and therefore the characterization of the Units for these purposes is not entirely free from doubt. We will take the position that each Unit will be treated as an investment unit composed of two separate instruments for United States federal income tax purposes: (i) a prepaid purchase contract to acquire our common shares and (ii) an amortizing note that is our indebtedness. Under this treatment, a holder of Units will be treated as if it held each component of the Units for United States federal income tax purposes. By acquiring a Unit, you will agree to treat (i) a Unit as an investment unit composed of two separate instruments in accordance with its form and (ii) the amortizing notes as indebtedness of Novanta Inc. for United States federal income tax purposes. If, however, the components of a Unit were treated as a single instrument, or the amortizing notes were recharacterized as equity for United States federal income tax purposes (even if the components of a Unit are respected as separate instruments for United States federal income tax purposes), the United States federal income tax consequences could differ from the consequences described below. Specifically, a U.S. Holder could be required to recognize the entire amount of each installment payment on the amortizing notes, rather than merely the portion of such payment denominated as interest, as income. In addition, the purchase contracts could be treated as our stock on the date of issuance, in which case the tax consequences of the purchase, ownership and disposition thereof generally would be substantially the same as the tax consequences with respect to our common shares acquired under the purchase contracts described herein, except that a U.S. Holder’s holding period for the common shares received under a purchase contract would include the period during which the U.S. Holder held the purchase contract.

The Units are complex financial instruments and no statutory, judicial or administrative authority directly addresses all aspects of the treatment of the Units or instruments similar to the Units for United States federal income tax purposes, and no assurance can be given that the IRS will agree with the tax consequences described herein. As a result, the United States federal income tax consequences of the purchase, ownership and disposition of the Units are unclear. We have not sought any rulings concerning the treatment of the Units, and the tax consequences described herein are not binding on the IRS or the courts, either of which could disagree with the explanations or conclusions contained in this summary. Accordingly, you should consult your tax advisor regarding the consequences to you of the possible recharacterization of the components of a Unit as a single instrument or the amortizing notes as equity. Unless stated otherwise, the remainder of this discussion assumes the characterization of the Units as two separate instruments and the amortizing notes as our indebtedness and that the purchase contracts are not treated as our stock as of the date of issuance.

Allocation of Purchase Price

Your acquisition of a Unit will be treated as an acquisition of the amortizing note and the purchase contract constituting the Unit and, by purchasing the Unit, you will be deemed to have agreed to such treatment. In addition, we and you, by your acceptance of a beneficial ownership interest in the amortizing notes, agree to treat the amortizing notes as indebtedness of Novanta Inc. for all United States federal income tax purposes. The remainder of this discussion assumes that a U.S. Holder of a Unit will be treated as owning the amortizing note and the purchase contract as two separate instruments.

The purchase price of each Unit will be the first price at which a substantial amount of the Units is sold to persons other than bond houses, brokers or similar persons acting in the capacity of underwriters, placement agents or wholesalers. The purchase price of each Unit will be allocated between the amortizing note and the purchase contract in proportion to their respective fair market values at the time of purchase. Such allocation will establish your initial tax basis in the amortizing note and the purchase contract. We will report the initial fair market value of each amortizing note as $  and the initial fair market value of the purchase contract as $  . This allocation is binding on you (but not on the IRS), unless you explicitly disclose a contrary position on a statement attached to your timely filed United States federal income tax return. The remainder of this discussion assumes that this allocation of the purchase price will be respected for United States federal income tax purposes.

Passive Foreign Investment Company

We would be classified as a PFIC for any taxable year if, after the application of certain look-through rules, either: (i) 75% or more of our gross income for such year is “passive income” (as defined in the relevant provisions of the Code), or (ii) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For these purposes, cash and other assets readily convertible into cash or that do or could generate passive income are categorized as passive assets, and the value of goodwill and other unbooked intangible assets is generally taken into account. Goodwill is treated as an active asset under the PFIC rules to the extent attributable to activities that produce active income. Passive income generally includes, among other things, rents, dividends, interest, royalties, gains from the disposition of passive assets and gains from commodities and securities transactions. For purposes of this test, we will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation of which we own, directly or indirectly, at least 25% (by value) of the stock.

Based on our market capitalization and the current and anticipated composition of our income, assets and operations, we believe that we were not a PFIC for the year ended December 31, 2024 and do not expect to be a PFIC for the current taxable year or in the foreseeable future. However, this is a factual determination that must be made annually after the close of each taxable year. Moreover, the value of our assets for purposes of the PFIC determination may be determined by reference to the trading value of our common shares, which could fluctuate significantly. In addition, it is possible that the IRS may take a contrary position with respect to our determination in any particular year, and therefore, there can be no assurance that we were not a PFIC for the year ending December 31, 2024 or will not be classified as a PFIC in the current taxable year or in the future.

If we are or become a PFIC, you could be subject to certain adverse United States federal income tax consequences, including additional United States federal income taxes on gain recognized with respect to the Units, purchase contracts and common shares and on certain distributions, plus an interest charge on certain taxes treated as having been deferred under the PFIC rules, and additional annual information reporting requirements.

Units

Separation and Recreation of the Units

A U.S. Holder will not recognize gain or loss by (i) separating a Unit into its components or (ii) recreating a Unit as both procedures are described under “Description of the Units—Separating and Recreating Units.”

Sale, Exchange or Other Taxable Disposition of Units

Upon a sale, exchange or other taxable disposition of Units, a U.S. Holder will be treated as having sold, exchanged or disposed of both the purchase contracts and the amortizing notes that constitute such Units and will calculate gain or loss on the purchase contracts separately from the gain or loss on the amortizing notes in proportion to their relative fair market values at the time of the disposition, as described below under “Amortizing Notes—Sale, Exchange, Repurchase or Other Taxable Disposition of Amortizing Notes” and “Purchase Contracts—Sale, Exchange or Other Taxable Disposition of Purchase Contracts.” It is thus possible that a U.S. Holder could recognize a capital gain on one component of a Unit but a capital loss on the other component of the Unit.

Amortizing Notes

Payments of Interest and Principal on Amortizing Notes

Stated interest on an amortizing note (as well as any additional amounts and without reduction for any taxes withheld) will be includible in a U.S. Holder’s gross income as ordinary interest income at the time it is paid or at the time it accrues in accordance with such U.S. Holder’s method of tax accounting, and payments on an amortizing note other than stated interest (including the portion of each installment payment that is not treated as interest) will be treated as a tax-free return of principal and will reduce a U.S. Holder’s basis with respect to such amortizing note. It is expected, and this discussion assumes, that the amortizing notes will be issued with less than a de minimis amount of original issue discount (“OID”). In general, however, if the amortizing notes are not issued with less than de minimis OID, a U.S. Holder will be required to include OID in gross income, as ordinary income, under a “constant-yield method” before the receipt of cash attributable to such income, regardless of the U.S. Holder’s regular method of accounting for United States federal income tax purposes.

Sale, Exchange, Repurchase or Other Taxable Disposition of Amortizing Notes

Upon a sale, exchange, repurchase or other taxable disposition of amortizing notes, a U.S. Holder will generally have gain or loss equal to the difference between (i) the amount realized and (ii) such U.S. Holder’s adjusted tax basis in the amortizing note. A U.S. holder’s adjusted tax basis in an amortizing note generally will be the initial portion of the issue price of the Unit allocated to the amortizing note (as discussed above under “Allocation of Purchase Price”), reduced by any cash payments previously received with respect to the amortizing note (other than stated interest). For purposes of determining gain or loss, a U.S. Holder’s proceeds will not include any amount attributable to accrued and unpaid interest, which amount will be treated as ordinary interest income to the extent not previously included in income. Such gain or loss generally will be United States source capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder’s holding period in the amortizing note is more than one year. Long-term capital gains of a non-corporate U.S. Holder are generally eligible for preferential rates of taxation. The deductibility of capital losses is subject to certain limitations.

The rules governing foreign tax credits are complex, and the ability to obtain credits for any non-U.S. taxes imposed on disposition gains is subject to significant limitations. Accordingly, U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences if any non-U.S. taxes are imposed on disposition gains in their particular circumstances, including creditability, deductibility, determination of amount realized and any applicable limitations, as well as their ability to establish an exemption from, or obtain a refund of, such non-U.S. taxes under any applicable tax treaty or non-U.S. law.

Possible Effect of a Business Combination Event

In certain situations, we may consolidate or amalgamate with or merge into, or convey, transfer or lease all or substantially all of its properties and assets to, another person or entity. Depending on the circumstances, such an event or such transactions undertaken in connection therewith could result in a deemed taxable exchange of amortizing notes to a U.S. Holder, potentially resulting in the recognition of taxable gain or loss. Furthermore, depending on the circumstances, the U.S. federal income tax consequences of the ownership of amortizing notes may be different from the U.S. federal income tax consequences addressed in this discussion.

Purchase Contracts

Acquisition of Common Shares under a Purchase Contract

A U.S. Holder generally will not recognize gain or loss on the purchase of common shares under a purchase contract except with respect to any cash paid in lieu of a fractional common share, which will result in capital gain or loss measured by the difference between the cash received in lieu of the fractional share and the U.S. holder’s tax basis in the fractional share. A U.S. Holder’s aggregate initial tax basis in the common shares acquired under a purchase contract should equal such holder’s tax basis in the purchase contract less any such tax basis allocable to the fractional share. The holding period for common shares received under a purchase contract will commence on the day after the common shares are acquired.

Constructive Distributions and Dividends

A U.S. Holder might be treated as receiving a constructive distribution from us if (i) the fixed settlement rates are adjusted and as a result of such adjustment such U.S. Holder’s proportionate interest in our assets or earnings and profits is increased and (ii) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the fixed settlement rates would not be considered made pursuant to such a formula if the adjustment were made to compensate for taxable distributions with respect to our common shares. Certain of the other possible settlement rate adjustments (including, without limitation, adjustments as discussed in “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change”) may not qualify as being pursuant to a bona fide reasonable adjustment formula. Thus, under certain circumstances, an increase in the fixed settlement rates might give rise to a constructive distribution to U.S. Holders even though such holders would not receive any cash related thereto. In addition, in certain situations, a U.S. Holder might be treated as receiving a constructive distribution if we fail to adjust the fixed settlement rates. Any constructive distribution would generally be subject to tax in the same manner as an actual distribution, as described below under “Common Shares Acquired under a Purchase Contract—Distributions.” However, it is not clear whether any such distribution constituting a dividend would be eligible for the reduced rates of taxation available to certain non-corporate U.S. Holders discussed below. A U.S. Holder’s adjusted tax basis in its purchase contract would be increased by the amount of any constructive distribution treated as a dividend.

Sale, Exchange or Other Taxable Disposition of Purchase Contracts

Except as described above under “—Acquisition of Common Shares under a Purchase Contract,” upon a sale, exchange or other taxable disposition of a purchase contract, a U.S. Holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and such U.S. Holder’s adjusted tax basis in the purchase contract. Such gain or loss generally will be United States source capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder’s holding period in the purchase contract is more than one year. Long-term capital gains of a non-corporate U.S. Holder are generally eligible for preferential rates of taxation. The deductibility of capital losses is subject to limitations.

Because gain on the sale or other taxable disposition of a purchase contract will be treated as U.S. source income, and U.S. Holders may use foreign tax credits against only the portion of U.S. federal income tax liability that is attributed to foreign source income in the same category, U.S. Holders’ ability to utilize a foreign tax credit with respect to the Canadian tax imposed on any such sale or other taxable disposition, if any, may be significantly limited. The rules governing foreign tax credits are complex. Accordingly, U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences if any non-U.S. taxes are imposed on disposition gains in their particular circumstances, including creditability, deductibility, determination of amount realized and any applicable limitations, their ability to establish an exemption from, or obtain a refund of, such non-U.S. taxes under any applicable tax treaty or non-U.S. law, as well as the applicable U.S. Treasury regulations and IRS notices described below under “Common Shares Acquired under a Purchase Contract—Distributions.”

Common Shares Acquired under a Purchase Contract

Distributions

The gross amount of distributions on the common shares (including any amounts withheld to reflect Canadian withholding taxes) generally will be included in the U.S. Holder’s gross income as ordinary income from foreign sources to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, the distribution will first be treated as a tax-free return of capital, causing a reduction in the tax basis of the common shares, and to the extent the amount of the distribution exceeds a U.S. Holder’s tax basis, the excess will be taxed as capital gain recognized on a sale or exchange. We do not, however, expect to determine our earnings and profits in accordance with United States federal income tax principles. Therefore, U.S. Holders should expect that a distribution will generally be treated as a dividend.

Any foreign withholding tax paid on dividends on our common shares at the rate applicable to a U.S. Holder (taking into account any applicable income tax treaty) may, subject to limitations and conditions, be treated as foreign income tax eligible for credit against such holder’s U.S. federal income tax liability or, at such holder’s election, eligible for deduction in computing such holder’s U.S. federal taxable income. If a refund of the tax withheld is available under applicable law or the applicable income tax treaty, the amount of tax withheld that is refundable will not be eligible for such credit against a U.S. Holder’s U.S. federal income tax liability (and will not be eligible for the deduction against U.S. federal taxable income). Dividends paid on our common shares generally will constitute “foreign source income” and “passive category income” for purposes of the foreign tax credit. However, if we are a “United States-owned foreign corporation,” solely for foreign tax credit purposes, a portion of the dividends allocable to our U.S. source earnings and profits may be re-characterized as U.S. source. A “United States-owned foreign corporation” is any foreign corporation in which United States persons own, directly or indirectly, 50% or more (by vote or by value) of the stock. In general, United States-owned foreign corporations with less than 10% of earnings and profits attributable to sources within the U.S. are excepted from these rules. If we are treated as a “United States-owned foreign corporation,” and if 10% or more of our earnings and profits are attributable to sources within the United States, a portion of the dividends paid on the common shares allocable to our U.S. source earnings and profits will be treated as U.S. source, and, as such, the ability of a U.S. Holder to claim a foreign tax credit for any Canadian withholding taxes payable in respect of our dividends may be limited.

Pursuant to applicable U.S. Treasury regulations, however, if a U.S. Holder is not eligible for the benefits of an applicable income tax treaty or does not elect to apply such treaty, then such holder may not be able to claim a foreign tax credit arising from any foreign tax imposed on a distribution on our common shares, depending on the nature of such foreign tax. However, the IRS has released notices that provide relief from certain of the provisions of the Treasury regulations described above for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). The rules governing the treatment of foreign taxes imposed on a U.S. Holder and foreign tax credits are complex, and U.S. Holders should consult their tax advisors regarding the availability of a foreign tax credit or deduction in light of their particular circumstances, including their eligibility for benefits under an applicable income tax treaty and the potential impact of the applicable U.S. Treasury regulations and IRS notices.

Dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower capital gains rate, provided that (i) either our common shares are readily tradable on an established securities market in the United States or we are eligible for benefits under a comprehensive U.S. income tax treaty that includes an exchange of information program and which the U.S. Treasury Department has determined is satisfactory for these purposes, (ii) we are neither a PFIC nor treated as such with respect to the U.S. Holder for either the taxable year in which the dividend is paid or the preceding taxable year and (iii) the U.S. Holder satisfies certain holding period and other requirements, including that the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. In this regard, Nasdaq is generally considered an established securities market in the United States. U.S. Holders should consult their tax advisors regarding the availability of the reduced tax rate on dividends paid with respect to our common shares. The dividends will not be eligible for the dividends received deduction available to U.S. Holders that are corporations in respect of dividends received from other U.S. corporations.

Sale, Exchange or Other Taxable Disposition of Common Shares

Upon a sale, exchange or other taxable disposition of our common shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and such holder’s adjusted tax basis in the common shares. If any Canadian tax is imposed on the sale, exchange or other taxable disposition of our common shares, a U.S. Holder’s amount realized will include the gross amount of the proceeds of the disposition before deduction of the Canadian tax.

In general, capital gains recognized by a non-corporate U.S. Holder, including an individual, are subject to a lower rate of tax under current law if such U.S. Holder’s holding period in our common shares exceeds one year. The deductibility of capital losses is subject to limitations. Any such gain or loss generally will be treated as United States source income or loss for purposes of the foreign tax credit. Because gain on the sale or other taxable disposition of our common shares will be treated as U.S. source income, and U.S. Holders may use foreign tax credits against only the portion of U.S. federal income tax liability that is attributed to foreign source income in the same category, U.S. Holders’ ability to utilize a foreign tax credit with respect to the Canadian tax imposed on any such sale or other taxable disposition, if any, may be significantly limited. The rules governing foreign tax credits are complex. Accordingly, U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences if any non-U.S. taxes are imposed on disposition gains in their particular circumstances, including creditability, deductibility, determination of amount realized and any applicable limitations, their ability to establish an exemption from, or obtain a refund of, such non-U.S. taxes under any applicable tax treaty or non-U.S. law, as well as the applicable U.S. Treasury regulations and IRS notices described above under “—Distributions.”

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to payments on the amortizing notes, the purchase contracts and common shares and to the proceeds of the sale or other disposition of such instruments, unless a

U.S. Holder is an exempt recipient such as a corporation. Backup withholding may apply unless the U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules.

Any amount withheld under the backup withholding rules from a payment to a U.S. Holder is allowable as a credit against such holder’s United States federal income tax, which may entitle the holder to a refund, provided that the holder timely provides the required information to the IRS.

Reporting Obligations for Specified Foreign Financial Assets

U.S. Holders who are individuals (and certain entities) are required to report on IRS Form 8938 specified foreign financial assets that they own if the aggregate value of those assets exceeds certain threshold amounts, subject to certain exceptions. Specified foreign financial assets may include securities of a foreign issuer such as the Units, amortizing notes, purchase contracts, and common shares if not held through an account at certain financial institutions. Penalties may apply if U.S. Holders fail to satisfy such reporting requirements. U.S. Holders should consult their tax advisors as to the application of this reporting obligation under their particular circumstances.

Possible Alternative Tax Treatment of Amortizing Notes as Paying U.S. Source Interest

Although not free from doubt, we intend to take the position that payments of interest on the amortizing notes should be treated as from sources outside the United States for U.S. federal income tax purposes. Accordingly, a beneficial owner of an amortizing note that is not a U.S. Holder and is not an entity or arrangement treated as a partnership for United States federal income tax purposes (a “Non-U.S. Holder”) should not be subject to U.S. federal income or withholding tax with respect to the amortizing notes. However, if the IRS were successful in asserting an alternative treatment for the amortizing notes, it is possible that all or a portion of any payment of interest on the amortizing notes could be treated as from sources within the United States for U.S. federal income tax purposes. In that case, a Non-U.S. Holder will be subject to U.S. federal income or withholding tax with respect to interest payments on the amortizing notes unless certain certification requirements have been fulfilled (such as providing applicable IRS W-8 Forms) and certain other conditions are met. We have not sought and will not seek any rulings from the IRS with respect to the tax treatment of the amortizing notes and there can be no assurance that the IRS or a court will not take a contrary position concerning the tax treatment described in this paragraph. In the event that the interest income were treated as from sources within the United States for U.S. federal income tax purpose, we or the applicable withholding agent may withhold on payments made with respect to the amortizing notes to Non-U.S. Holders unless the certification requirements described above are met, and we will not be required to pay any Additional Amounts with respect to amounts so withheld. To claim exemption from U.S. tax withholding with respect to payments of interest on the amortizing notes (for example, among other reasons, under the “portfolio interest” exemption ), a Non-U.S. Holder would be required to provide the appropriate certification with respect to its exemption (including, without limitation, a United States Internal Revenue Service Form W-8BEN, Form W-8BEN-E or Form W-8ECI, as appropriate). A Non-U.S. Holder should be advised that it may be requested to furnish appropriate documentation to verify that such Non-U.S. Holder would be exempt from U.S. withholding tax if the payments were U.S. source and thereby to avoid imposition of U.S. withholding tax.

Furthermore, withholding under Sections 1471 through 1474 of the Code and applicable Treasury regulations commonly referred to as “FATCA” generally will apply to payments of U.S. source interest on a debt obligation. If the amortizing notes are treated as generating U.S. source interest for U.S. federal income tax purposes, FATCA withholding could apply to interest payments on the amortizing notes. As a result, each holder should ensure it is exempt from FATCA withholding tax with respect to payments on the amortizing notes. While FATCA withholding would have applied to payments of gross proceeds from the sale or disposition of a debt obligation generating U.S. source interest, proposed Treasury regulations eliminate such FATCA withholding entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued. Non-U.S. governments have entered into an intergovernmental agreement with the United States to implement FATCA in a manner that may alter the rules described herein. Holders should consult their tax advisors on how these rules may apply to their investment in the Units and amortizing notes. In the event any withholding under FATCA is imposed with respect to any payments on the amortizing notes, there will be no Additional Amounts payable to compensate for the withheld amount.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Davies Ward Phillips & Vineberg LLP, our counsel, and Stikeman Elliott LLP, counsel to the underwriters, the following summary describes the material Canadian federal income tax considerations pursuant to the Income Tax Act (Canada) and the regulations thereunder (collectively, the “Tax Act”) generally applicable to a holder that acquires, as beneficial owner, Units pursuant to this offering, and who, at all relevant times for purposes of the Tax Act: (i) in the case of an amortizing note so acquired, beneficially owns all payments thereunder, (ii) holds the purchase contracts and amortizing notes and will hold the common shares issuable on the settlement of the purchase contracts (the purchase contracts, the amortizing notes and such common shares are referred to herein collectively as the “Securities”) as capital property, (iii) deals at arm’s length with us and the underwriters, (iv) is not affiliated with us or the underwriters; (v) is not resident nor deemed to be resident in Canada; (vi) does not use or hold Securities in the course of carrying on business in Canada; and (vii) deals at arm’s length with any transferee resident (or deemed to be resident) in Canada to which the Holder disposes of Units or separate amortizing notes (a “Holder”). Generally, the Securities will be considered to be capital property to a Holder provided the Holder does not hold the Securities in the course of carrying on a business and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a Holder (and, where such Holder is a partnership, the partnership and each person who has a direct or indirect interest in the partnership) that is at any time a “specified shareholder” (as defined in subsection 18(5) of the Tax Act) of us or that at any time does not deal at arm’s length for purposes of the Tax Act with a “specified shareholder” of us, or that is a “specified entity” of us (as defined in section 18.4 of the Tax Act). Special rules which are not discussed in this summary may apply to a Holder that is an insurer which carries on an insurance business in Canada and elsewhere. Holders in such situations should consult and rely upon their own tax advisors. This summary further assumes that no amount paid or payable to a Holder will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises, within the meaning of paragraph 18.4(3)(b) of the Tax Act.

This summary is based on the provisions of the Tax Act in force as of the date hereof, all specific proposals to amend the Tax Act that have been publicly announced prior to the date hereof (the “Proposed Amendments”), and counsel’s understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”). This summary assumes that the Proposed Amendments will be enacted in the form proposed; however, no assurance can be given that the Proposed Amendments will be enacted in the form proposed, if at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not take into account any changes in law or administrative policy or assessing practices, whether by legislative, governmental, administrative or judicial action, nor does it take into account provincial, territorial or foreign tax considerations, which may differ from those discussed herein.

This summary is of a general nature only and is not exhaustive of all possible Canadian federal income tax considerations. This summary is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder, and no representations with respect to the income tax consequences to any Holder are made. Consequently, Holders and prospective holders of Units should consult their own tax advisors for advice with respect to the tax consequences to them of acquiring Units pursuant to this offering, having regard to their particular circumstances. This summary does not address any tax considerations applicable to persons other than Holders and such persons should consult their own tax advisors regarding the tax consequences of an investment in Units.

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding, repayment and disposition of Securities must be converted into Canadian dollars based on the applicable exchange rate quoted by the Bank of Canada for the relevant day or such other rate of exchange that is acceptable to the CRA.

Characterization of Units

Although the issue is not entirely free from doubt, each Unit should be treated as being composed of two separate properties, namely, the purchase contract and the amortizing note, for the purposes of the Tax Act. By acquiring the Unit, the holder of Units agrees to treat the Unit as these two separate properties for purposes of the Tax Act. If, however, the components of a Unit were treated as a single property, the Canadian federal income tax consequences could differ from the consequences described below.

Unless stated otherwise, the remainder of this discussion assumes that the characterization of the Units as two separate properties, namely, the purchase contract and the amortizing note, will be respected for Canadian federal income tax purposes.

A Holder who acquires Units will be required to allocate the purchase price paid for each Unit on a reasonable basis between the purchase contract and the amortizing note comprising each Unit in order to determine their respective costs to such Holder for the purposes of the Tax Act. For our purposes, we intend to allocate $   of the offering price as consideration for the issue of each purchase contract, and $   of the offering price as consideration for the issue of each amortizing note. Each holder of Units agrees to such allocation and this position will be binding upon each such holder (but not on the CRA). This discussion assumes that this allocation represents the fair market value of each such property as at the date the Holder acquires such Unit pursuant to this offering.

Separation and Recreation of Units

A Holder will not be required to include any amount in income for purposes of the Tax Act by reason only of: (i) the separation of a Unit into its component purchase contract and amortizing note, or (ii) the combination of a purchase contract and an amortizing note to recreate a Unit. The Holder’s adjusted cost base of the purchase contract and amortizing note will not be affected by such separation or recreation.

Taxation of Amortizing Notes

Amounts paid or credited, or deemed to be paid or credited, as, on account or in lieu of payment of, or in satisfaction of, the principal of the amortizing notes or as premium, discount or interest on the amortizing notes by us to a Holder, and proceeds received by a Holder on a disposition or deemed disposition of an amortizing note will not be subject to Canadian withholding tax. No other taxes on income (including taxable capital gains) will be payable under the Tax Act by a Holder in respect of the ownership or disposition of an amortizing note.

Settlement of Purchase Contracts

The settlement of a purchase contract by delivery of common shares to a Holder should not be a taxable event for purposes of the Tax Act.

Based on the administrative practice of the CRA in analogous circumstances, if a Holder receives a de minimis amount of cash in lieu of a fractional common share, the Holder should be considered to have disposed of that fractional common share for proceeds of disposition equal to such cash unless such Holder instead reduces the cost of the common shares acquired on the settlement of the purchase contract by the amount of such cash.

Receipt of Dividends on Common Shares

Dividends paid or credited or deemed to be paid or credited to a Holder by us on its common shares are subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend unless such rate is reduced by the terms of an applicable tax treaty. For example, under the current Canada-United States Income

Tax Convention (the “Treaty”), the rate of withholding tax on dividends paid or credited to a Holder who is a resident of the United States for purposes of the Treaty and who is fully entitled to the benefits of the Treaty (a “U.S. Holder”) is generally limited to 15% of the gross amount of the dividend (or 5% in the case of a U.S. Holder that is a corporation that beneficially owns at least 10% of our voting shares).

Holders should consult their own tax advisors to determine their entitlement to relief under any applicable income tax treaty.

Disposition of the Purchase Contracts or Common Shares

A Holder will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of a purchase contract or common share unless the purchase contract or common share, as the case may be, constitutes “taxable Canadian property” to the Holder for purposes of the Tax Act and the Holder is not entitled to relief under the terms of an applicable tax treaty between Canada and the Holder’s jurisdiction of residence. A purchase contract will only be taxable Canadian property to a Holder if the common shares, or any other property, to be issued or delivered on settlement of the purchase contract would be taxable Canadian property to the Holder.

Provided the common shares are listed on a “designated stock exchange”, as defined in the Tax Act (which currently includes Nasdaq) at the time of disposition, the common shares will generally not constitute taxable Canadian property of a Holder at that time unless, at any time during the 60-month period immediately preceding the disposition, the following two conditions are satisfied: (i) (a) the Holder, (b) persons with whom the Holder did not deal at arm’s length for purposes of the Tax Act, (c) partnerships in which the Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, or (d) any combination of the persons and partnerships described in (a) through (c), owned 25% or more of the issued shares of any class or series of shares of us, and (ii) more than 50% of the fair market value of the common shares was derived directly or indirectly from one or any combination of: real or immovable property situated in Canada, “Canadian resource properties”, “timber resource properties” (each as defined in the Tax Act), and options in respect of, or interests in or for civil law rights in, such properties. Notwithstanding the foregoing, common shares may also be deemed to be taxable Canadian property to a Holder under other provisions of the Tax Act.

Holders who may hold purchase contracts or common shares as taxable Canadian property should consult their own tax advisors.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

The Units, the separate purchase contracts and the separate amortizing notes will initially be issued under a book-entry system in the form of global securities. We will register the global securities in the name of The Depository Trust Company, New York, New York, or DTC, or its nominee and will deposit the global securities with that depositary.

Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the Units, the separate purchase contracts and the separate amortizing notes, as the case may be, upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of a global security, we, the purchase contract agent and the trustee will treat the depositary as the sole owner or holder of the Units, the separate purchase contracts and the separate amortizing notes, as the case may be. Therefore, except as set forth below, you will not be entitled to have Units, separate purchase contracts or separate amortizing notes registered in your name or to receive physical delivery of certificates representing the Units, the separate purchase contracts or the separate amortizing notes. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture or the purchase contract agreement, as the case may be. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

As long as the separate amortizing notes are represented by the global securities, we will pay installments on those separate amortizing notes to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date. Neither we nor the trustee nor the purchase contract agent will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

Settlement

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Definitive Securities and Paying Agents

Book-entry securities represented by a global security will be exchanged for definitive (paper) securities only if:

•

the depositary is at any time unwilling or unable to continue as depositary for such security or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days; or

•

an event of default with respect to the amortizing notes, or any failure on the part of us to observe or perform any covenant or agreement in the purchase contracts, has occurred and is continuing and a beneficial owner requests that its amortizing notes and/or purchase contracts, as the case may be, be issued in physical, certificated form.

The global security will be exchangeable, upon the events described above, in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive Units, separate purchase contracts or separate amortizing notes, as the case may be, will be registered in the name or names of the person or persons specified by the depositary in a written instruction to the registrar of the securities. The depositary may base its written instruction upon directions it receives from its participants.

If any of the events described above occurs, then the beneficial owners will be notified through the chain of intermediaries that definitive securities are available and notice will be published as described below under “— Notices.” Beneficial owners of book-entry Units, separate purchase contracts or separate amortizing notes, as the case may be, will then be entitled (1) to receive physical delivery in certificated form of definitive Units, separate purchase contracts or separate amortizing notes, as the case may be, equal in aggregate amount of Units, separate purchase contracts or separate amortizing notes, as the case may be, to their beneficial interest and (2) to have the definitive securities registered in their names. Thereafter, the holders of the definitive Units, separate purchase contracts and separate amortizing notes, as the case may be, will be recognized as the “holders” of the Units, separate amortizing notes and separate purchase contracts for purposes of the purchase contract agreement and indenture, respectively.

Each of the purchase contract agreement and the indenture provides for the replacement of a mutilated, lost, stolen or destroyed definitive security, so long as the applicant furnishes to us, the purchase contract agent and the trustee such security or indemnity and such evidence of ownership as we, the purchase contract agent and the trustee may require.

In the event definitive separate amortizing notes are issued, the holders thereof will be able to receive installment payments at the office of our paying agent. The final installment payment of a definitive separate amortizing note may be made only against surrender of the separate amortizing note to one of our paying agents. We also have the option of making installment payments by mailing checks to the registered holders of the separate certificated amortizing notes.

In the event definitive Units, separate purchase contracts or separate amortizing notes are issued, the holders thereof will be able to transfer their securities, in whole or in part, by surrendering such securities for registration of transfer at the office specified in the purchase contract agreement or the indenture, as applicable. A form of such instrument of transfer will be obtainable at the relevant office. Upon surrender, we will execute, and the purchase contract agent and the trustee will authenticate and deliver, new Units, separate purchase contracts or separate amortizing notes, as the case may be, to the designated transferee in the amount being transferred, and a new security for any amount not being transferred will be issued to the transferor. Such new securities will be delivered free of charge at the relevant office, as requested by the owner of such new Units, separate purchase contracts or separate amortizing notes. We will not charge any fee for the registration of transfer or exchange, except that we may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

Notices

So long as the global securities are held on behalf of DTC or any other clearing system, notices to holders of securities represented by a beneficial interest in the global securities may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.

UNDERWRITING (CONFLICTS OF INTEREST)

We and the underwriters named below have entered into an underwriting agreement with respect to the Units being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of Units indicated in the following table. J.P. Morgan Securities LLC and BofA Securities, Inc. are acting as representatives of each of the underwriters named below.

Name	Number of Units
J.P. Morgan Securities LLC
BofA Securities, Inc.

Total	11,000,000

The underwriters are committed to take and pay for all of the Units being offered, if any are taken, other than the Units covered by the option described below unless and until this option is exercised.

We have granted the underwriters an option, exercisable within 30 days from the date of this prospectus supplement, to purchase up to an additional 1,650,000 Units at the public offering price, less the underwriting commissions, solely to cover over-allotments, if any. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional Units proportionate to that underwriter’s initial number of Units reflected in the table above.

The underwriters expect to deliver the Units to purchasers on or about November     , 2025, which will be the second business day following the initial trade date for the Units (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Units prior to the trading day preceding the settlement date will be required, by virtue of the fact that the Units initially will settle T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Units who wish to trade the Units prior to the trading day preceding the settlement date should consult their own advisors.

The following table shows the per Unit and total underwriting commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase additional Units.

Paid by Us

	No Exercise	Full Exercise
Per Unit
Total	$	$

The Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Units sold by the underwriters to securities dealers may be sold at a discount of up to $  per Unit from the initial public offering price. After the initial offering of the Units, the underwriters may change the offering price and the other selling terms. Offers and sales of Units outside the United States may be effected through affiliates of the underwriter. The offering of the Units by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

For a period of 60 days following the date of this prospectus supplement, we will not, without the prior written consent of J.P. Morgan Securities LLC and BofA Securities, Inc., (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any of our common shares or any securities convertible into or exercisable or exchangeable for our common shares (including any Units) or file any registration statement under the 1933 Act with respect to any of the foregoing (ii) enter into any hedging, swap, loan or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our common shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of our common shares or such other securities, in cash or otherwise or (iii) publicly disclose the intention to do any of the foregoing described in clauses (i) and (ii) above.

The restrictions on our actions described above shall not apply to (a) the Units and the purchase contracts to be issued and sold hereunder, and the issuance by us of any of our common shares pursuant to the terms of the purchase contracts, (b) any of our common shares issued by us upon the exercise of an option or warrant, the vesting or settlement of a restricted stock unit, in each case outstanding on the date hereof and referred to herein, (c) any of our common shares issued or options to purchase our common shares granted pursuant to existing employee benefit plans referred to herein, (d) any of our common shares issued pursuant to any non-employee director compensation plan or dividend reinvestment plan referred to herein, or (e) grants of stock options or other awards pursuant to the terms of a plan or arrangement in effect on the date hereof and described herein.

Our directors and certain officers have agreed that they will not, without the prior written consent of J.P. Morgan Securities LLC and BofA Securities, Inc., for a period of 60 days after the date of this prospectus supplement (the “Lock-up Period”): (i) directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any of our common shares, or any options or warrants to purchase any of our common shares, or any securities convertible into or exercisable or exchangeable for our common shares, whether now owned or hereafter acquired by the lock-up signatory or with respect to which the lock-up signatory has or hereafter acquires the power of disposition (including, without limitation, our common shares or such other securities which may be deemed to be beneficially owned by the lock-up signatory in accordance with the rules and regulations of the Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file, cause to be filed or cause to be confidentially submitted any registration statement in connection therewith, under the Securities Act (ii) enter into any hedging, swap, loan or any other agreement or any transaction (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward or any other derivative transaction or instrument, however described or defined) that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock- Up Securities, whether any such hedging, swap, loan or transaction is to be settled by delivery of our common shares or other securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing described in clauses (i) and (ii) above during the Lock-Up Period.

The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including (a) transfers of Lock-Up Securities: (i) as a bona fide gift or gifts, or for bona fide estate planning purposes, (ii) by will, other testamentary document or intestacy, (iii) to any trust for the direct or indirect benefit of the lock-up party or any immediate family member or if the lock-up party is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust, (iv) to a partnership, limited liability company or other entity of which the lock-up party and/or its immediate family members are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv), (vi) if the lock-up party is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or its affiliates (including, for the avoidance of doubt, where the lock-up party is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership) or (B) as part of a distribution to members or shareholders of the lock-up party; (vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement; (viii) (A) to us from an employee upon death, disability or termination of employment of such employee or (B) to us pursuant to the provisions of any of our policies with respect to the recoupment of incentive-based compensation, (ix) as part of a sale of Lock-Up Securities acquired in this offering or in open market transactions after the completion of this offering, (x) (A) to us or (B) in broker-assisted market transactions in connection with the vesting, settlement or exercise of restricted stock awards, restricted stock units, options, warrants or other rights to purchase our common shares (including, in transfers to us, “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock awards, restricted stock units, options, warrants or rights, provided that any such common shares received and, in the case of transfers contemplated in clause (B), retained upon such exercise, vesting or settlement shall be subject to the terms of this prospectus supplement, or (xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by our board of directors and made to all shareholders involving a change in control, provided that if such transaction is not completed, all such Lock-Up Securities would remain subject to the restrictions in the immediately preceding paragraph; (b) exercise of the options, settlement of RSUs or other equity awards, or the exercise of warrants granted pursuant to plans described in this prospectus supplement, provided that any Lock-Up Securities received upon such exercise, vesting or settlement would be subject to restrictions similar to those in the immediately preceding paragraph; (c) the conversion of outstanding preferred shares, warrants to acquire preferred shares, or convertible securities into our common shares or warrants to acquire our common shares, provided that any of our common shares or warrant received upon such conversion would be subject to restrictions similar to those in the immediately preceding paragraph; (d) the making of sales, transfers or distributions of Lock-Up Securities under one or more trading plans established prior to the date of this prospectus supplement pursuant to Rule 10b5-1 under the Exchange Act, provided that it shall be a condition to such sale that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of our common shares in connection with such transfer or distribution shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer; and (e) the establishment by lock-up parties of one or more trading plans after the date of the final prospectus supplement under Rule 10b5-1 under the Exchange Act for the transfer or disposition of shares of Lock-Up Securities, provided that (A) such plan does not provide for the transfer or disposition of Lock-Up Securities during the restricted period and (B) any public announcement or filing under the Exchange Act made by any person regarding the establishment of such plan during the restricted period shall include a statement that the lock-up party is not permitted to transfer, sell or otherwise dispose of securities under such plan during the restricted period in contravention of the lock-up agreement.

J.P. Morgan Securities LLC and BofA Securities, Inc. may, in their sole discretion, release all or some portion of our common shares subject to lock-up agreements at any time and for any reason. Sales of a substantial number of such common shares upon early release or expiration of the lock-up agreements, or the perception that such sales may occur could cause the market price of our common shares and the Units to fall or make it more difficult for you to sell your common shares or the Units at a time and price that you deem appropriate.

Prior to this offering, there has been no public market for the Units. We have applied to list the Units on Nasdaq under the symbol “NOVTU,” subject to satisfaction of its minimum listing standards with respect to the Units. If the Units are approved for listing, we expect trading of the Units on Nasdaq to begin within 30 calendar days after the Units are first issued. No assurance can be given that the Units will be listed or that any such application for listing will be approved. We can give no assurance as to the liquidity of, or the trading markets for, the Units or that active public markets for the Units will develop. If active public trading markets for the Units do not develop, the market prices and liquidity of the Units may be adversely affected. If the Units are traded, they may trade at a discount from their initial offering price, depending on the markets for similar securities, our operating performance and financial condition, general economic conditions and other factors. We will not initially apply to list the separate purchase contracts or the separate amortizing notes on any securities exchange or automated inter-dealer quotation system, but we may apply to list such separate purchase contracts and separate amortizing notes in the future as described under “Description of the Units—Listing of Securities.” Our common shares are listed on Nasdaq under the symbol “NOVT.”

In connection with the offering, the underwriters may purchase and sell the Units or our common shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Units than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional Units for which the underwriters’ over-allotment option described above may be exercised. The underwriters may cover any covered short position by either exercising their over-allotment option to purchase additional Units or purchasing Units in the open market. In determining the source of Units to cover the covered short position, the underwriters will consider, among other things, the price of the Units available for purchase in the open market as compared to the price at which they may purchase additional Units pursuant to the over-allotment option described above. “Naked” short sales are any short sales that create a short position greater than the number of additional Units for which the over-allotment option described above may be exercised. The underwriters must cover any such naked short position by purchasing Units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Units or our common shares made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting commission received by it because the underwriters have repurchased Units sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Units or our common shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Units or our common shares. As a result, the price of the Units and/or our common shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Units or our common shares. In addition, neither we nor any of the underwriters makes any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

We estimate that our total expenses of the offering, excluding underwriting commissions, will be approximately $  .

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, corporate trust and investment banking services for us, for which they received or will receive customary fees and expenses. Certain of the underwriters or their respective affiliates may also serve as agents or lenders under certain of our existing credit facilities for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities or instruments of ours (directly, as collateral securing other obligations or otherwise) or persons and entities with relationships with us.

The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Conflicts of Interest

J.P. Morgan Chase Bank, N.A. and Bank of America, N.A., affiliates of J.P. Morgan Securities LLC and BofA Securities, Inc., respectively, are lenders under the First Amendment. A portion of the net proceeds from this offering will be used to fund the repayment of our outstanding borrowings thereunder. See “Use of Proceeds.” As a result, we expect that more than 5% of the net proceeds from this offering will be received by affiliates of each of J.P. Morgan Securities LLC and BofA Securities, Inc. Therefore, this offering is being made in compliance with FINRA Rule 5121. Pursuant to Rule 5121, a “qualified independent underwriter,” as defined by the FINRA rules, must have participated in the preparation of the registration statement and performed its usual standard of due diligence with respect to that registration statement. Raymond James & Associates, Inc. is serving as a qualified independent underwriter and will assume the customary responsibilities of acting as a qualified independent underwriter in conducting due diligence and reviewing and participating in the preparation of this registration statement. Raymond James & Associates, Inc. will not receive any additional compensation for acting as a qualified independent underwriter, but we have agreed to indemnify Raymond James & Associates, Inc. against certain liabilities incurred in connection with acting as a qualified independent underwriter, including liabilities under the Securities Act.

Selling Restrictions

Notices to Prospective Investors in Australia

This document does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”); has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The Units may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the Units may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any Units may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the Units, you represent and warrant to us that you are an Exempt Investor.

As any offer of Units under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those Units for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the Units, you undertake to us that you will not, for a period of 12 months from the date of issue of the Units, offer, transfer, assign or otherwise alienate those Units to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notices to Prospective Investors in Canada

The Units may not be offered or sold in Canada except in transactions that are exempt from the prospectus requirements of applicable Canadian securities laws and are otherwise made in accordance with applicable Canadian securities laws.

Notices to Prospective Investors in European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no Units have been offered or will be offered to the public in that Relevant State prior to the publication of a prospectus in relation to the Units which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of Units may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a) to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of Units shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any Units or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any Units being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Units acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Units to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to the Units in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Units to be offered so as to enable an investor to decide to purchase or subscribe for any Units, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notices to Prospective Investors in Hong Kong

The Units may not be offered or sold in Hong Kong by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), (2) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (3) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the Units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Notices to Prospective Investors in Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of the Units. Accordingly, the Units have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors (“QII”)

Please note that the solicitation for newly issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the Units constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure 43 regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the Units. The Units may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the Units constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the Units. The Units may only be transferred en bloc without subdivision to a single investor.

Notices to Prospective Investors in Korea

The Units have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the Units have been and will be offered in Korea as a private placement under the FSCMA. None of the Units may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). The Units have not been listed on any of securities exchanges in Korea including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the Units shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the Units. By the purchase of the Units, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the Units pursuant to the applicable laws and regulations of Korea.

Notices to Prospective Investors in Singapore

Each underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore (“MAS”). Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any Units or caused the Units to be made the subject of an invitation for subscription or purchase and will not offer or sell any Units or cause the Units to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement, the accompanying prospectus, or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Units, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in

Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Units are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notices to Prospective Investors in Switzerland

This document does not constitute an offer to the public or a solicitation to purchase or invest in any Units. No Units have been offered or will be offered to the public in Switzerland, except that offers of Units may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”): (a) to any person which is a professional client as defined under the FinSA; (b) to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of representatives for any such offer; or (c) in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance; provided that no such offer of Units shall require us or any underwriter to publish a prospectus pursuant to Article 35 FinSA.

The Units have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this document nor any other offering or marketing material relating to the Units constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the Units may be publicly distributed or otherwise made publicly available in Switzerland.

Notices to Prospective Investors in Taiwan

The Units have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of the Units in Taiwan.

Notices to Prospective Investors in United Arab Emirates

The Units have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this document does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This document has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Notices to Prospective Investors in Dubai International Financial Centre

This document relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This document is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this document nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The Units to which this document relates may be illiquid or subject to restrictions on its resale. Prospective purchasers of the Units offered should conduct their own due diligence on the shares. If you do not understand the contents of this document, then you should consult an authorized financial advisor.

Notices to Prospective Investors in United Kingdom

No Units have been offered or will be offered to the public in the United Kingdom prior to the publication of a prospectus in relation to the Units which has been approved by the Financial Conduct Authority or is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 (transitional provisions) of the Prospectus Amendment etc. (EU Exit) Regulations 2019/1234, except that the Units may be offered to the public in the United Kingdom at any time:

(a) to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of underwriters for any such offer; or

(c) in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FSMA”);

provided that no such offer of the Units shall require us or the underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the Units in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any Units to be offered so as to enable an investor to decide to purchase or subscribe for any Units and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the Units in the United Kingdom within the meaning of the FSMA.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

LEGAL MATTERS

Certain legal matters relating to the issue and sale of the Units, the purchase contracts and the amortizing notes will be passed upon on our behalf by Latham & Watkins LLP and on behalf of the underwriters by Davis Polk & Wardwell LLP. Certain legal matters will be passed upon for us by Stewart McKelvey and Davies Ward Phillips & Vineberg LLP. Certain legal matters will be passed upon for the underwriters by Stikeman Elliott LLP.

EXPERTS

The consolidated financial statements of Novanta Inc. appearing in Novanta Inc.’s Annual Report (Form 10-K) for the fiscal year ended December 31, 2024 (including the schedule appearing therein) and the effectiveness of Novanta Inc.’s internal control over financial reporting as of December 31, 2024 have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The financial statements as of December 31, 2023 and for each of the two years in the period ended December 31, 2023 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Novanta Inc.

Debt Securities

Common Shares

Preferred Shares

Purchase Contracts

Units

We may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common shares, no par value, are listed for trading on the Nasdaq Global Select Market under the symbol “NOVT.” On November 4, 2025, the last reported sale price of our common shares on the Nasdaq Global Select Market was $129.33 per share. None of the other securities offered hereby are currently listed on a national securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 5, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information. When we refer to “Novanta,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Novanta Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is https://www.novanta.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 25, 2025.

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2025.

•	Our Quarterly Reports on Form 10 Q for the fiscal quarters ended March 28, 2025, June 27, 2025 and September 26, 2025, filed with the SEC on May 6, 2025, August 5, 2025 and November 3, 2025.

•	Our Current Reports on Form 8 K, filed with the SEC on June 2, 2025, June 9, 2025, July 2, 2025, July 11, 2025 and September 18, 2025.

•

The description of our common shares contained in the Registration Statement on Form 8-A, filed with the SEC on February  10, 2011, as updated by the Description of Common Shares filed as Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and any amendment or report which we have filed (or will file after the date of this prospectus) for purposes of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Novanta Inc.

Attn: Investor Relations

125 Middlesex Turnpike

Bedford, Massachusetts 01730

(781) 266-5137

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus or any prospectus supplement contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward- looking statements involve risks, uncertainties and assumptions, and typically can be identified by the use of words such as “anticipates,” “believes,” “expects,” “intends,” “future,” “estimates,” “plans,” “could,” “would,” “should,” “potential,” “continues” and similar words or expressions (as well as other words or expressions referencing future events, conditions or circumstances). Forward-looking statements also include the assumptions underlying or relating to any of the forward-looking statements. These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the following:

•	Economic and political conditions and the effects of these conditions on our customers’ businesses, capital expenditures and level of business activities;

•	our dependence upon our ability to respond to fluctuations in product demand, but doing so may require us to incur costs despite limited visibility into future business declines;

•	our ability to continuously innovate, to introduce new products in a timely manner and to manage transition to new product innovations effectively;

•	customer order timing and other similar factors beyond our control;

•	disruptions or breaches in security of our or our third-party providers’ information technology systems;

•	actual or perceived risks associated with data privacy issues, including evolving laws, regulations and associated compliance efforts;

•	changes in interest rates, credit ratings or foreign currency exchange rates;

•	risks associated with our operations in foreign countries;

•	increased outsourcing of components manufacturing to manufacturers outside the U.S.;

•	increases in tariffs, trade restrictions or taxes on our products;

•	risks associated with our ability to maintain a competitive cost and price structure;

•	violations of our intellectual property rights and our ability to protect our intellectual property against infringement by third parties;

•	risk of losing our competitive advantage;

•	our failure to identify suitable acquisition candidates, successfully integrate recent and future acquisitions into our business or to grow the acquired businesses as planned;

•	our ability to attract and retain key personnel;

•	our restructuring and realignment activities and any significant disruptions to our operations as a result of consolidation of our operations;

•	product defects or problems integrating our products with other vendors’ products used by our customers;

•	disruptions in the supply of certain key components and other goods from our suppliers;

•	failure to accurately forecast component and raw material requirements for our products;

•	production difficulties and product delivery delays or disruptions;

v

•

our exposure to medical device regulation, which may impede or hinder the approval, certification or sale of our products and, in some cases, may ultimately result in an inability to obtain approval of certain products or may result in the recall or seizure of previously approved products;

•	our exposure to penalties under various foreign, U.S. federal and state healthcare laws and regulations;

•	loss of revenues as a consequence of healthcare industry cost containment and healthcare reform measures;

•	changes in governmental regulation of our business or products;

•	our failure to implement new information technology systems successfully;

•	our failure to realize the full value of our intangible assets;

•	our reliance upon OEM customers subject us to credit, inventory, and business failure risks beyond our control;

•	the loss of sales, or significant reductions in orders from, any major customers;

•	increasing scrutiny and changing expectations from investors, customers, and governments with respect to corporate sustainability and responsibility policies and practices;

•	effects of climate change and related regulatory responses;

•	Novanta Inc. being subject to U.S. federal income taxation even though we are a non-U.S. corporation;

•

any need for additional capital to adequately respond to business challenges or opportunities and repay or refinance our existing indebtedness, which may not be available on acceptable terms or at all;

•	our significant existing indebtedness limiting our ability to engage in certain activities;

•	volatility in the market price for our common shares;

•	changes in tax laws, and fluctuations in our effective tax rates;

•	our exposure to the credit risk of some of our customers and in weakened markets; and

•	our failure to maintain appropriate internal controls in the future.

Additional factors which may cause actual results to differ materially from current expectations include, but are not limited to, those set forth in the section entitled “Business” in our Annual Report on Form 10-K for the year ended December 31, 2024, the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the section titled “Risk Factors” in each of this prospectus, any prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2024.

Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Management and the Company disclaim any obligation to publicly update or revise any such statements to reflect any change in its expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those contained in these forward- looking statements, except as required under applicable law.

ABOUT NOVANTA INC.

Novanta Inc. and its subsidiaries (collectively referred to as the “Company,” “Novanta,” “we,” “us,” or “ours” unless the context requires otherwise) is a leading global supplier of core technology solutions that give medical and advanced industrial original equipment manufacturers (“OEMs”) a competitive advantage. We combine deep proprietary technology expertise and competencies in precision medicine, precision manufacturing, robotics and automation, and advanced surgery with a proven ability to solve complex technical challenges. This enables us to engineer core components and sub-systems that deliver extreme precision and performance, tailored to our customers’ demanding applications.

Our strategy is to drive sustainable, profitable growth through short-term and long-term initiatives, including:

•	disciplined focus on our diversified business model of providing components and sub-systems to long life-cycle OEM customer platforms in attractive medical and advanced industrial niche markets;

•	improving our business mix to increase medical sales as a percentage of total revenue by:

•

introducing new products aimed at attractive medical applications, such as minimally invasive and robotic surgery, ophthalmology, patient monitoring, drug delivery, clinical laboratory testing and life science equipment;

•	deepening our key account management relationships with and driving cross selling of our product offerings to leading medical equipment manufacturers; and

•	pursuing complementary medical technology acquisitions;

•

increasing our penetration of high growth advanced industrial applications, such as laser materials processing, intelligent end-of-arm robotic technology solutions, robotics, laser additive manufacturing, automation and metrology, by working closely with OEM customers to launch application specific products that closely match the requirements of each application;

•

broadening our portfolio of enabling proprietary technologies and capabilities through increased investment in new product development, and investments in application development to further penetrate existing customers, while expanding the applicability of our solutions to new markets;

•	broadening our product and service offerings through the acquisition of innovative and complementary technologies and solutions in medical and advanced industrial technology applications;

•	expanding sales and marketing channels to reach new target customers;

•

improving our existing operations to expand profit margins and improve customer satisfaction by implementing lean manufacturing principles, strategic sourcing across our major production sites, and optimizing and limiting the growth of our fixed cost base; and

•	attracting, retaining, and developing world-class talented and motivated employees.

The Company was founded and initially incorporated in Massachusetts in 1968 as General Scanning, Inc. (“General Scanning”). In 1999, General Scanning merged with Lumonics Inc. The post-merger entity, GSI Lumonics Inc., continued under the laws of the Province of New Brunswick, Canada. In 2005, the Company changed its name to GSI Group Inc. Through a series of strategic divestitures and acquisitions, the Company transformed from one that was more focused on the semiconductor industry to one that primarily develops and supplies components and sub-systems to OEMs in the medical and advanced industrial markets. The Company changed its name to Novanta Inc. in May 2016.

Acquisitions

We continuously evaluate our business mix and financial performance. Since 2014, we have executed a series of acquisitions in line with our strategy. The following table summarizes significant acquisitions since 2014:

Company	Year of Acquisition	Total Purchase Price (in millions)
Keonn Technologies, S.L.	2025	$75.1
Motion Solutions Parent Corp.	2024	$192.0
MPH Medical Devices S.R.O.	2022	$22.6
ATI Industrial Automation, Inc.	2021	$223.9
Schneider Electric Motion USA, Inc.	2021	$118.6
ARGES GmbH	2019	$73.2
Zettlex Holdings Limited	2018	$32.0
Laser Quantum Limited (24%)(1)	2018	$45.1
Laser Quantum Limited (35%)	2017	$31.1
W.O.M. World of Medicine GmbH	2017	$134.9
JADAK LLC	2014	$94.8

(1)

After the acquisition of the remaining (approximately 24%) noncontrolling interests of Laser Quantum Limited (“Laser Quantum”) in September 2018, we owned 100% of the outstanding equity of Laser Quantum.

Our principal executive offices are located at 125 Middlesex Turnpike, Bedford, Massachusetts 01730, and our telephone number is (781) 266-5700. Our website address is https://www.novanta.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please read “Where You Can Find More Information” and “Cautionary Note Regarding Forward-Looking Statements” included elsewhere in this prospectus. Please note that additional risks not presently known to us, or that we currently deem immaterial, may also impair our business and operations.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF COMMON SHARES

General

We have authority to issue an unlimited number of common shares, no par value. As of October 28, 2025, 35,775,123 common shares were issued and outstanding. As of October 28, 2025, we had an aggregate of 381,153 common shares reserved for issuance upon vesting of restricted stock unit awards granted under our 2010 Incentive Award Plan, as amended (the “Amended and Restated 2010 Incentive Plan”), 593,492 common shares reserved for issuance upon vesting of performance-based restricted stock unit awards (calculated at maximum performance) granted under the Amended and Restated 2010 Incentive Plan, 50,856 common shares reserved for issuance upon settlement of deferred stock units and restricted stock units granted to our directors pursuant either to stand-alone award agreements that are independent from an equity plan or the Amended and Restated 2010 Incentive Plan, 133,991 common shares reserved for issuance upon vesting and exercise of stock options granted under our Amended and Restated 2010 Incentive Plan, and 1,253,228 common shares reserved for issuance pursuant to future grants under our Amended and Restated 2010 Incentive Plan.

Terms

Each outstanding common share is entitled to one vote at all meetings of our shareholders, to participate ratably in any dividends which may be declared by the board of directors and, in the event of liquidation, dissolution or winding-up or other distribution of our assets or property, subject to any liquidation preference attached to any series of our preferred shares to a pro rata share of our assets after payment of all our liabilities and obligations. Currently there are no series of our preferred shares authorized. We have never declared or paid cash dividends on our common shares. We currently do not anticipate paying any cash dividends in the foreseeable future.

Shareholders have cumulative voting rights in the election of directors. Cumulative voting rights permit each shareholder entitled to vote at a meeting of shareholders called for the election of directors to cast a number of votes equal to the number of shares held by the shareholder multiplied by the number of directors to be elected. The shareholder is entitled to cast all such votes in favor of one candidate for director or distribute them among the candidates in any manner.

The common shares are not liable to any calls or assessments and are not convertible into any other securities. There are no redemption or sinking fund provisions applicable to the common shares, and there are no preemptive rights held by holders of the common shares.

All outstanding common shares are fully paid and nonassessable, and common shares offered pursuant to this prospectus will, when issued, be fully paid and nonassessable.

Anti-Takeover Considerations

Our Articles and New Brunswick law contain provisions that may enable our board of directors to resist a change in control of our company. These provisions include our ability to issue an unlimited number of common shares and up to 7 million blank check preferred shares. These anti-takeover defenses could discourage, delay or prevent a transaction involving a change in control of our company. These provisions could also discourage proxy contests and make it more difficult for shareholders to elect directors of their choosing or cause us to take other corporate actions that shareholders desire.

Canadian Law Matters

There is no limitation imposed by Canadian law or by our Articles on the right of a non-resident to hold or vote common shares, other than as provided in the Investment Canada Act (the “ICA”). Unless a transaction falls within an available exemption, the ICA requires a non-Canadian making an investment which would result in the acquisition of control of a Canadian business or an investment to establish a new Canadian business, to identify, notify, or (if the value of the assets of the target Canadian business exceed a certain monetary threshold) file an application for review with the Foreign Investment Review and Economic Security Branch of Industry Canada (“FIRES”). The monetary threshold which will trigger an application for review varies depending on the status of the foreign investor (e.g., WTO or non-WTO), and whether the business activity is related to Canada’s cultural heritage and national identity (for this type of business activity, the threshold is significantly lower, and the application for review is considered by Heritage Canada).

The notification procedure involves a brief statement of information about the investment on a prescribed form which is required to be filed with FIRES by the investor at any time up to 30 days following implementation of the investment. It is intended that investments requiring only notification will proceed without government intervention unless the investment is in a specific type of business activity related to Canada’s cultural heritage and national identity, in which case the government may initiate further review with notice to the investor within 21 days following the receipt of a certified complete notification. Similarly, if the transaction is considered to be an investment that could be injurious to Canadian national security, it may also be referred by the Minister of Industry (“Minister”) (the Minister responsible for Investment Canada) for further review.

If an investment is reviewable under the ICA, an application for review in the form prescribed is normally required to be filed with FIRES prior to the investment taking place and the investment may not be implemented until the review has been completed and the Minister is satisfied that the investment is likely to be of net benefit to Canada (and, if applicable, is satisfied that the investment would not be injurious to Canadian national security). The Minister has up to 75 days to make this determination, though this period can be extended by agreement between FIRES and the investor (a national security review can take up to 200 days or longer on consent). If the Minister is not satisfied that the investment is likely to be of net benefit to Canada, the non-Canadian must not implement the investment or, if the investment has been implemented, may be required to divest the non-Canadian’s control of the business that is the subject of the investment. If the Governor in Council considers that it is advisable to protect national security, the Governor may prohibit the investment, authorize it to proceed on conditions, or require divestiture.

Canada has no system of exchange controls. There are no Canadian restrictions on the repatriation of capital or earnings of a Canadian public company to non-resident investors. There are no laws in Canada or exchange restrictions affecting the remittance of dividends, profits, interest, royalties or other payments to non-resident holders of common shares, except as described under “Canadian Taxation Matters”.

Canadian Taxation Matters

The following summary is based upon the current provisions of the Income Tax Act (Canada) (the “Tax Act”), the current provisions of the regulations promulgated thereunder (the “Regulations”) and the current provisions of the Canada-United States Tax Convention (the “Treaty”), as at the date hereof and counsel’s understanding of the current administrative practices of the Canada Revenue Agency (the “CRA”). This summary takes into account all specific proposals to amend the Tax Act and the Regulations that have been publicly announced by, or on behalf of, the Minister of Finance (Canada) prior to the date of this registration statement on Form S-3 (the “Tax Proposals”), but does not otherwise take into account or anticipate any changes in law, whether by judicial, governmental or legislative decision or action, or changes in administrative practices of the CRA. No assurances can be given that the Tax Proposals will be enacted as proposed, if at all. This summary does not take into account the tax legislation of any province or territory of Canada or any non-Canadian jurisdiction. Provisions of provincial income tax legislation vary from province to province in Canada and in some cases differ from federal income tax legislation.

The Tax Act contains certain provisions relating to securities held by certain financial institutions (the “mark-to-market rules”). This summary does not take into account the mark-to-market rules and investors that are financial institutions for the purposes of those rules should consult their own tax advisors. This summary is not applicable to investors in an interest which would be considered a “tax shelter investment”, as defined in the Tax Act, and any such investor should consult their own tax advisors.

The following summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular investor. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, investors should consult their own tax advisors with respect to their particular circumstances, including the application and effect of the income and other taxes of any country, province, territory, state or local tax authority.

The following summary is generally applicable to an investor who, at all relevant times, for purposes of the Tax Act and any applicable income tax treaty or convention, is neither resident nor deemed to be resident in Canada, is not affiliated with the Company for the purposes of the Tax Act, deals at arm’s length with the Company for the purposes of the Tax Act, holds common shares as capital property and does not use or hold, and is not deemed to use or hold, common shares in connection with carrying on business in Canada (a “non-resident shareholder”). Special rules, which are not discussed in this summary, may apply to a non-resident shareholder that is an insurer that carries on an insurance business in Canada and elsewhere.

Receipt of Dividends on Common Shares

Dividends paid or credited or deemed to be paid or credited to a shareholder by us on its common shares are subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend unless such rate is reduced by the terms of an applicable tax treaty. For example, under the current Treaty, the rate of withholding tax on dividends paid or credited to a shareholder who is a resident of the United States for purposes of the Treaty and who is fully entitled to the benefits of the Treaty (a “U.S. Holder”) is generally limited to 15% of the gross amount of the dividend (or 5% in the case of a U.S. Holder that is a corporation that beneficially owns at least 10% of our voting shares).

Shareholders should consult their own tax advisors to determine their entitlement to relief under any applicable income tax treaty.

Disposition of Common Shares

A shareholder will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of common shares unless the common shares constitute “taxable Canadian property” to the shareholder for purposes of the Tax Act and the shareholder is not entitled to relief under the terms of an applicable tax treaty between Canada and the shareholder’s jurisdiction of residence. A purchase contract will only be taxable Canadian property to a Holder if the common shares, or any other property, to be issued or delivered on settlement of the purchase contract would be taxable Canadian property to the Holder.

Provided the common shares are listed on a “designated stock exchange ”, as defined in the Tax Act (which currently includes Nasdaq) at the time of disposition, the common shares will generally not constitute taxable Canadian property of a shareholder at that time unless, at any time during the 60-month period immediately preceding the disposition, the following two conditions are satisfied: (i) (a) the shareholder, (b) persons with whom the shareholder did not deal at arm’s length for purposes of the Tax Act, (c) partnerships in which the shareholder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, or (d) any combination of the persons and partnerships described in (a) through (c), owned 25% or more of the issued shares of any class or series of shares of us, and (ii) more than 50% of the fair market value of the common shares was derived directly or indirectly from one or any combination of: real or immovable property situated in Canada, “Canadian resource properties”, “timber resource properties” (each as defined in the Tax Act), and options in respect of, or interests in or for civil law rights in, such properties. Notwithstanding the foregoing, common shares may also be deemed to be taxable Canadian property to a shareholder under other provisions of the Tax Act.

Shareholders for whom common shares are taxable Canadian property should consult their own tax advisors.

Transfer Agent

The registrar and transfer agent for our common shares is Computershare Investor Services Inc.

Listing

Our common shares are listed on the Nasdaq Global Select Market under the symbol “NOVT.”

DESCRIPTION OF PREFERRED SHARES

General

In May 2021, the Company’s shareholders approved a special resolution to amend the Company’s Articles to authorize up to 7.0 million preferred shares for future issuance. The Company’s Board of Directors is authorized to designate and issue one or more series of preferred shares, fix the number of preferred shares of each such series and the rights, preferences and designation, as deemed necessary or advisable, relating to the preferred shares of such series, provided that no shares of any series may be entitled to more than one vote per share. As of November 5, 2025, no preferred shares were issued and outstanding.

Anti-takeover Effects

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any proposal that may be used as an anti-takeover device. The preferred shares could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. For example, the Board of Directors could designate and issue a series of preferred shares, including mandatory convertible preferred, in an amount that sufficiently increases the number of outstanding shares to overcome a vote by the holders of the common shares or with rights and preferences that include special voting rights to veto a change in control. The effect of such provisions could delay or frustrate a merger, tender offer or proxy contest, the removal of incumbent directors, or the assumption of control by shareholders. The Company does not currently have any plans to issue any preferred shares.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and U.S. Bank Trust Company, National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “Novanta,” “we,” “our” or “us” refer to Novanta Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the debt securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the debt securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which, and the terms and conditions upon which we may redeem the debt securities;

•

any ability we have to redeem or purchase the debt securities pursuant to any redemption, sinking fund or analogous provisions and the period or periods within which, the price or prices at which, and the terms and conditions upon which debt securities of the series may be redeemed or purchased, in whole or in part, pursuant to such provisions;

•

the dates on which and the price or prices at which we will offer to repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be U.S. Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, or premium and interest on, the debt securities will be made;

•

if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, or premium, if any, or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•

any other terms of the debt securities, which may supplement, modify, replace or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either (i) one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or (ii) a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•

either we are the surviving corporation or the successor person (if other than Novanta) is a corporation organized and validly existing under the laws of New Brunswick, Canada or any U.S. domestic jurisdiction and such successor person expressly assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing; and

•

we shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such merger, consolidation, transfer or lease and such supplemental indenture, if any, comply with the indenture.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us or any of our wholly-owned subsidiaries. Neither an Officer’s Certificate nor an Opinion of Counsel shall be required to be delivered in connection therewith. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any debt security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Novanta and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Novanta; or

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee, promptly upon becoming aware of any Default or Event of Default, an officer’s certificate specifying such Default or Event of Default and what action we are taking or propose to take with respect thereto.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of, and any accrued and unpaid interest on, all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee, and offered indemnity or security satisfactory to the trustee, to institute the proceeding as trustee, and the trustee (i) has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and (ii) has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the debt securities of any series and if it is actually known to a responsible officer of the trustee, the trustee shall send to each holder of the debt securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has actual knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities (it being understood that the trustee does not have an affirmative duty to determine whether any action is not in the interest of any holder) or that would involve the trustee in personal liability. (Section 7.5)

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

•

to conform the text of the indentures to any provision of the “Description of Debt Securities” to the extent that such provision in the “Description of Debt Securities” was intended to be a verbatim recitation of a provision of the indentures (as evidenced by an officer’s certificate delivered to the trustee); or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in a currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series, by written notice to the trustee and Novanta, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, and premium or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amount or amounts and in the same manner and at the same time as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments. (Section 8.4)

Conversion Rights

If applicable, the terms of the debt securities of any series that are convertible into or exchangeable for our common shares or our other securities will be described in an applicable prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder, or at our option. These terms may include provisions pursuant to which the number of common shares or our other securities to be received by the holders of debt securities would be subject to adjustment. Any such conversion or exchange will comply with applicable law, our Articles and By-Laws.

No Personal Liability of Directors, Officers, Employees or Securityholders

None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture provides that the Company, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture provides that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and the Company, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture further provides that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture further provides that the Company, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any purchase contracts or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.

DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

We will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on the one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of

Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Latham & Watkins LLP, New York, New York will issue an opinion about certain legal matters with respect to the enforceability of the debt securities, the purchase contracts and the units for us. Certain matters relating to New Brunswick law regarding the validity of common shares will be passed on by Stewart McKelvey, New Brunswick, Canada. In connection with any particular offering of the securities in the future, the validity of those securities may be passed upon for us by Latham & Watkins LLP, our special counsel regarding New York matters; Stewart McKelvey, our special counsel in New Brunswick; or such other counsel as may be specified in the applicable prospectus supplement. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Novanta Inc. incorporated by reference in this Prospectus, and the effectiveness of Novanta Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

The financial statements as of December 31, 2023 and for each of the two years in the period ended December 31, 2023 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES

The Company is a corporation existing under the laws of New Brunswick, Canada. As a result, it may be difficult for investors to effect service of process within the United States upon the Company, or to realize upon judgments of courts of the United States predicated upon civil liability of the Company under U.S. federal securities laws.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our by-laws require that we will indemnify our current or former directors and officers and each person who acts or acted at the Company’s request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor against all costs, charges and expenses incurred by them in connection with each proceeding in which such officer, director or person is involved as a result of serving or having served at our request. Our indemnification obligation covers all costs, charges and expenses, including amounts paid to settle an action or satisfy a judgment reasonably incurred by such officer or director by reason of having been an officer or director. Indemnification is not available with respect to a proceeding as to which it has been adjudicated that such person did not act honestly and in good faith with a view to our best interests and with the reasonable belief that his or her action was lawful. The above provisions are intended to follow and are subject to the limitations set forth in section 81 of the New Brunswick Business Corporations Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 5, 2025)

11,000,000 Units

NOVANTA INC.

 % TANGIBLE EQUITY UNITS

Joint Book-Running Managers

J.P. Morgan	BofA Securities

The date of this prospectus supplement is November  , 2025.